Exhibit 10.48

*** CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND

FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE

COMMISSION PURSUANT TO RULE 24B-2 OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

EXECUTION VERSION

AIRCRAFT LEASE AGREEMENT

Dated as of October 31, 2008

BETWEEN

C.I.T. LEASING CORPORATION

as Lessor

and

HAWAIIAN AIRLINES, INC.

as Lessee

One (1) Airbus A330-200 Aircraft

Manufacturer’s Serial Number [    ]

Scheduled Delivery Date:  November 2010

This Aircraft Lease Agreement may be executed in several counterparts.  To the extent, if any, that this Aircraft Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Aircraft Lease Agreement may be created through the transfer of possession of any counterpart other than the original counterpart so marked “Chattel Paper Original” on the signature page thereof.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

CONTACTS - LESSOR

Primary Business Contact:

Kathleen Park, Vice President

C.I.T. Leasing Corporation

300 South Grand Avenue

10th Floor

Los Angeles, CA 90071, U.S.A.

Tel:  (213) 613-2532

Fax:  (213) 613-2566

e-mail:  kathleen.park@cit.com

Payment Inquiries:	Technical Inquiries:

Carolle Sorel	Asset Manager
C.I.T. Leasing Corporation	e-mail: aerospaceassetmgmt@cit.com
11 West 42nd Street, 12th Floor
New York, NY 10036
Tel: (212) 461-7837
Fax: (877) 525-9183
e-mail: carolle.sorel@cit.com

Utilization Reporting:	Financial Reporting

Asset Manager	General Counsel
e-mail: aerospaceassetmgmt@cit.com	C.I.T. Leasing Corporation
with a copy to: carolle.sorel@cit.com	11 West 42nd Street, 12th Floor
New York, NY 10036
Tel: (321) 723-0002
Fax: (212) 461-5402
e-mail: jennifer.villa@cit.com

Insurance Reporting:	Legal Contact:

Insurance Administrator	Chief Counsel — Transportation Finance
C.I.T. Leasing Corporation	C.I.T. Leasing Corporation
Operations Department	11 West 42nd Street, 12th Floor
11 West 42nd Street, 13th Floor	New York, NY 10036
New York, New York 10036	Tel: (212) 461-5507
U.S.A.	Fax: (212) 461-5402
Tel: (212) 461-7830 or 7834
Fax: (877) 525-9183
e-mail: michelle.lynn@cit.com

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

CONTACTS - LESSEE

Primary Business Contact

Russell Ryan, Senior Director — Fleet Planning and Financial Products

Hawaiian Airlines, Inc.

3375 Koapaka Street, Suite G-350

Honolulu, Hawaii 96819

Tel:  +808-835-3022

Fax:  +808-835-3699

e-mail:  russell.ryan@hawaiianair.com

Payment Inquiries:	Technical Inquiries:

Phyllis Freund	Yesso Tekerian
Director, Financial Service	Senior Director - Engineering
Tel: +808-835-3014	Tel: +808-835-3375
Fax: +808-836-4795	Fax: +808-834-4860
e-mail: phyllis.freund@hawaiianair.com	e-mail: yesso.tekerian@hawaiianair.com

Utilization Reporting:	Financial Reporting:

Mark Balakrishnan	Shan Hiraoka
Manager Maintenance Systems & Reliability	Director — Corporate Reporting
Tel: +808-835-3375	Tel: +808-838-5518
Fax: +808-835-3460	Fax: +808-835-3015
e-mail: mark.balakrishnan@hawaiianair.com	e-mail: shan.hiraoka@hawaiianair.com

Insurance/Risk Management Contact:	Legal Contact:

Phyllis Freund	Hoyt H. Zia
Director, Financial Service	Senior Vice President, General Counsel
Tel: +808-835-3014	and Corporate Secretary
Fax: +808-836-4795	Tel: +808-835-3613
e-mail: phyllis.freund@hawaiianair.com	Fax: +808-835-3690
e-mail: hoyt.zia@hawaiianair.com

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

	10.3.	Disclaimer; Waiver of Warranties; Waiver of Remedies	16
	10.4.	Disclaimer and Waiver of Incidental, Consequential, Special and Punitive Damages	18
	10.5.	No Duty of Indemnitees To Inspect, Etc.	19
11.	GENERAL OPERATION OF THE AIRCRAFT		20
	11.1.	General Operation	20
	11.2.	Insured Operations	20
	11.3.	Carriage of Goods	20
	11.4.	Operational Expenses	21
	11.5.	Compliance with Laws	21
	11.6.	[Reserved]	22
12.	MAINTENANCE, MODIFICATION AND OPERATION OF THE AIRCRAFT		23
	12.1.	General	23
	12.2.	Accomplishment of Tasks, Repairs and Related Items	23
	12.3.	Information on Maintenance	23
	12.4.	Aircraft Documents in English Language	24
	12.5.	Originals	24
	12.6.	Performance of Maintenance	24
	12.7.	Alterations, Modifications and Additions	24
	12.8.	Replacement of Parts	26
	12.9.	Title to Parts	27
	12.10.	Temporary Replacement of Parts	28
	12.11.	Exchanging Parts	28
	12.12.	Temporary Attachment and Removal of Engines	28
	12.13.	Installation of Items of Equipment on Other Aircraft	30
	12.14.	Failure to Reinstall Engines and Items of Equipment on the Aircraft	30
13.	MAINTENANCE RESERVES		31
	13.1.	Maintenance Reserves	31
	13.2.	Discrepancies	31
	13.3.	Rights in Maintenance Reserves	31
	13.4.	Claims for Reimbursement - Timing	31
14.	SELLER’S AND MANUFACTURER’S WARRANTIES AND SUPPORT		33
	14.1.	Assignable Warranties	33
	14.2.	Reassignment; Assignment of Lessee Warranties	33
	14.3.	Warranty Claims	33
	14.4.	Assignment of Training, Product Support and Technical Assistance	33
15.	SUBLEASING AND WET LEASING		34
	15.1.	Subleasing	34
	15.2.	Wet Leasing	35
	15.3.	No Independent Subleasing of Items of Equipment	36
	15.4.	Expenses	36
	15.5.	Lessee Remains Liable	36
16.	REPORTING AND INSPECTIONS		37
	16.1.	Financial Reporting	37
	16.2.	Aircraft Utilisation and Other Reporting/Information	37
	16.3.	Further Information; Inspections	38
	16.4.	Technical Report Prior to Return of Aircraft	39
17.	REGISTRATION; PERFECTION OF OWNER’S TITLE; LIENS		40
	17.1.	Registration	40
	17.2.	Identification Plates	40
	17.3.	Aviation Authority Acknowledgment	40
	17.4.	Authorisation to Make Perfection Filings	40
	17.5.	Perfection of Title	40
	17.6.	Cape Town Convention	41

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

	17.7.	Permitted Liens	43
18.	GENERAL INDEMNITY		44
	18.1.	Scope	44
	18.2.	Lessee’s Release	44
	18.3.	Repayment	45
	18.4.	Payment	45
	18.5.	Exclusion	45
	18.6.	After-Tax Nature of Indemnity	45
	18.7.	Survival	45
19.	INSURANCE		46
	19.1.	Obligation to Insure	46
	19.2.	Liability Insurance	46
	19.3.	Contractual Liability Tail Coverage for Liability Insurance	46
	19.4.	Insurance Against Loss or Damage to the Items of Equipment	46
	19.6.	Requirements for All Insurance	47
	19.7.	Reports	48
	19.8.	Assignee of Lessor’s Interests	49
	19.9.	Failure to Insure	49
	19.10.	Lessor’s Right to Insure	49
	19.11.	Changes to Insurance Practices	49
	19.12.	AVN 67B	49
20.	LOSS AND DAMAGE TO THE AIRCRAFT AND ITEMS OF EQUIPMENT		51
	20.1.	Risk of Loss and Damage	51
	20.2.	Notification of Loss and Damage	51
	20.3.	Event of Loss — Aircraft/Airframe	51
	20.4.	Event of Loss — Engine or APU	52
	20.5.	Event of Loss — Landing Gear	53
	20.6.	Repairable Damage	54
	20.7.	Documents Loss	54
	20.8.	Application of Payments from Governmental Authorities	55
	20.9.	No Lessor Liability to Repair or Replace Following Delivery	55
21.	TAXES; TAX INDEMNITY		56
	21.1.	Indemnity	56
	21.2.	Tax Filings; Information	57
	21.3.	Payment of Taxes and Indemnities	57
	21.4.	Contest	58
	21.5.	Refunds; Tax Savings	59
	21.6.	Effect of Event of Default on Indemnitee Payment Obligations	60
	21.7.	Withholding Tax Exemption Documentation	60
	21.8.	Non-Party Indemnitees	60
	21.9.	Survival	60
22.	RETURN OF AIRCRAFT		61
	22.1.	Time and Place	61
	22.2	Condition	61
	22.3	Lessee’s Continuing Obligations	61
	22.4.	Legal Status Upon Return	62
	22.5.	Airport and Navigation Charges	62
23.	EVENTS OF DEFAULT		63
24.	LESSOR’S RIGHTS AND REMEDIES FOLLOWING AN EVENT OF DEFAULT		65
	24.1.	Lessor’s Rights Following an Event of Default	65
	24.2.	De-Registration	68
	24.3.	Present Value of Payments	68
	24.4.	Damages After Re-Lease or Sale	68

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

	24.5.	Remedies Cumulative	69
	24.6.	Lessor’s Exercise of Remedies	69
	24.7.	Application of Payments Following Default or Event of Default	69
	24.8.	Use of Termination Date	69
25.	ASSIGNMENT AND TRANSFER		70
	25.1.	No Assignment by Lessee	70
	25.2.	Transfer of Lessor’s Interests	70
	25.3.	Cooperation with Transfers	70
	25.4.	Financings	70
	25.5.	Cooperation with Financings	71
26.	LAW AND JURISDICTION		72
	26.1.	Governing Law	72
	26.2.	Consent to Jurisdiction	72
	26.3.	Process Agent and Service of Process	72
	26.4.	Jurisdiction and Forum	72
	26.5.	Waiver of Jury Trial	72
	26.6.	Waiver of Immunity	73
27.	MISCELLANEOUS		74
	27.1.	Severability and Illegality	74
	27.2.	Amendments	74
	27.3.	Lessor’s Right to Perform; Lessor’s Right to Delegate and Servicer	74
	27.4.	Counterparts	74
	27.5.	Delivery of Documents by Electronic Means	74
	27.6.	Survival	74
	27.7.	Entire Lease	74
	27.8.	Successors and Assigns	75
	27.9.	Brokers	75
	27.10.	Transaction Costs	75
	27.11.	Time is of the Essence	75
	27.12.	Language	75
	27.13.	No Rights of Third Parties	75
	27.14.	Delegation	75
	27.15.	Further Assurances	76
	27.16.	Rights at Law	76
	27.17.	Confidentiality	76
	27.18.	Notices	77
	27.19.	Section 1110	77
	27.20.	No Future Documentation Fee	77
28.	CRAF PROGRAM		78
	28.1.	Commitment to CRAF	78
	28.2.	Indemnification by United States Government	78
	28.3.	No Geographical Limits	78
	28.4.	Notice of Default	78
	28.5.	Receipt of Payments	79

Appendices

1	Definitions
2	Commercial Terms
	A.	Lease Term
	B.	Rent, Security Deposit, Insurance and other Financial Matters
	C.	Escalation
	D.	Maintenance Reserves

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	E.	Return Conditions
3	Acceptance Certificate
4	Lease Supplement
5	Participation Agreement
6	Conditions Precedent/Post-Delivery Items
7	Return Acceptance Certificate
8	Forms

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THIS AIRCRAFT LEASE AGREEMENT is made as of October 31, 2008 by and between:

1.                                       C.I.T. LEASING CORPORATION, a company organized and existing under the applicable laws of the State of Delaware and having its principal place of business at 505 Fifth Avenue, New York, New York, 10017 (“Lessor”); and,

2.                                       HAWAIIAN AIRLINES, INC., a company organized and existing under the applicable laws of Delaware and having its principal place of business at 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii 96819, U.S.A. (“Lessee”).

WHEREAS:

Lessee wishes to lease from Lessor and Lessor wishes to lease to Lessee the Aircraft on the terms and subject to the conditions of this Lease.

NOW THEREFORE IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1.                              Unless the context otherwise requires, all capitalized terms used in this Lease shall have the meanings given such terms in Appendix 1 or as may otherwise be defined in this Lease.

1.2.                              References to Articles, Sections and Appendices are to be construed as references to the articles, sections and appendices of and to this Lease and references to this Lease include the Appendices.

1.3.                              Words importing the plural shall include the singular and vice versa.

1.4.                              Reference to “Lessee”, “Lessor”, “Financing Party” or any other Person shall include the successors, assigns and transferees of such Person.

1.5.                              The headings in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

1.6.                              References to (or to any specified provision of) this Lease or any Operative Document shall mean this Lease or such Operative Documents as in force for the time being and as amended, novated, substituted or supplemented from time to time in accordance with this Lease or such Operative Document.

1.7.                              References to “hereby”, “herein”, “hereof”, “hereunder”, and other like words shall refer to this Lease including, without limitation, as supplemented by the Lease Supplement.

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2.                                      LEASE TERM; NATURE OF LEASE

2.1.                              Lease Term.

(a)                                  Lessor shall lease the Aircraft to Lessee for the period stated in Appendix 2A.

(b)                                 The Lease Term shall commence at Delivery and shall end on the Termination Date and shall include, if applicable, the Extension Term.

2.2.                              Nature of Lease.  At all times during the Lease Term, full legal title to the Aircraft and each Item of Equipment shall remain vested in Lessor to the exclusion of Lessee, notwithstanding the delivery of the Aircraft to, and the possession and use thereof by, Lessee.  This Lease and the Lease Supplement, together, transfer to Lessee with respect to the Aircraft a leasehold interest only and Lessor is the owner and lessor of the Aircraft, and Lessee is the lessee of the Aircraft, for all purposes, including for purposes of the application of all relevant laws, regulations, rules, administrative practices and policies, and all relevant financial accounting principles.

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3.                                      RENT

3.1.                              Agreement to Pay Rent.  As rental for the Aircraft, Lessee shall pay to Lessor Basic Rent, in advance, on each Rent Payment Date in respect of each Rent Period.  Basic Rent during any Extension Term shall be the Fair Market Rental Value of the Aircraft, as set forth in Appendix 2A, Section 4.

3.2.                              Basic Rent at Delivery.  The amount of Basic Rent due and payable by Lessee for each Rent Period, including adjustments calculated in accordance with Appendix 2B, Section 1, shall be set forth in the Acceptance Certificate.  If the Delivery Date is on or after the 15th day of the calendar month, Lessee’s first payment of Basic Rent due at Delivery shall include Lessee’s payment of Basic Rent due and payable for the second Rent Period of the Lease Term

3.3.                              Supplemental Rent.  Lessee shall pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent within ten (10) days after demand or such other relevant period as may be provided herein.

3.4.                              Obligation to Perform Unconditional.  This Lease is a net lease and Lessee’s obligation to pay Rent and to perform its other Obligations shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation:

(a)                                  any withholding, set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or any other Person for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, any breach by Lessor of its warranties, agreements or covenants contained herein or in any of the other Operative Documents;

(b)                                 any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use or possession thereof by Lessee or any other Person for any reason whatsoever;

(c)                                  any Liens with respect to the Aircraft;

(d)                                 an Event of Loss with respect to the Aircraft or any Item of Equipment;

(e)                                  the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any absence of right, power or authority of Lessor or Lessee to enter into this Lease;

(f)                                    any insolvency, bankruptcy, examinership, reorganization, administration, liquidation or similar proceedings affecting the enforcement of creditor’s rights generally by or against Lessor or Lessee;

(g)                                 any other circumstance or happening of any nature whatsoever, whether or not similar to any of the foregoing; or

(h)                                 any imposition of Taxes.

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4.                                      SECURITY DEPOSIT

4.1.                              Security Deposit Amount.  Lessee shall pay the Security Deposit in cash into Lessor’s bank account in accordance with the provisions of Appendix 2B, Section 2.

4.2.                              Nature of Security Deposit.  Except as otherwise expressly provided in this Lease, the Security Deposit shall be non-refundable.  The Security Deposit shall be the sole, absolute and unconditional property of Lessor, may be freely commingled by Lessor with its general funds and dealt with by Lessor in such manner as Lessor may see fit.  If and to the extent that, under applicable law in any relevant jurisdiction, the Security Deposit is considered to be the property of Lessee, the Security Deposit shall be held by Lessor as security for the full, timely and faithful performance by Lessee of the Obligations and Lessee hereby assigns and charges in favor of Lessor, and hereby grants to Lessor a first priority security interest in, the Security Deposit to secure such payment and such performance, and in such circumstances Lessee shall not create or permit to exist any Lien in or otherwise dispose of the Security Deposit.  Lessee shall, from time to time, execute and file with the appropriate Governmental Authorities any and all documents necessary or reasonably requested by Lessor to evidence and perfect such security interest in favor of Lessor with respect to the Security Deposit.

4.3.                              Application of Security Deposit.  If an Event of Default has occurred and is continuing hereunder, in addition to all other rights Lessor has under this Lease or applicable Law, Lessor may set-off against, use, apply or retain all or any part of the Security Deposit in full or partial payment of amounts due and payable by Lessee or any Affiliate of Lessee, as applicable, under any Operative Document and to compensate Lessor for any expense it may incur as a result of, or to compensate Lessor for any loss suffered as a consequence of, the occurrence of such Event of Default, or to apply toward losses or expenses Lessor may suffer or incur as a result of the occurrence of an Event of Default.

4.4.                              [Reserved.]

4.5.                              Repayment of Security Deposit.  Provided no Default or Event of Default has occurred and is continuing, the Security Deposit, less any reasonable costs incurred by Lessor, or costs incurred by Lessor on behalf of Lessee for which Lessee or any Affiliate of Lessee, as applicable, is responsible hereunder in connection with the termination or cancellation of this Lease or return of the Aircraft, shall be paid over to Lessee promptly after (i) the Termination Date, (ii) the date of termination of this Lease as set forth in Section 8.5, or (iii) the date of termination of this Lease as a result of Lessor’s failure or inability to tender the Aircraft for delivery due to a breach of Lessor’s obligations hereunder or due to the cancellation or termination of the Purchase Agreement, and, in each case, the satisfaction by Lessee, in full, of its Obligations (including any Obligations to pay Supplemental Rent specified in Section 22.3(c) and to correct discrepancies identified in the Return Acceptance Certificate, but excluding those other Obligations expressly provided herein to survive the Termination Date and which are not due for performance on or as of such date).

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5.                                      PAYMENTS

5.1.                              Lessor’s Account.  All payments of Rent, Security Deposit and in respect of Maintenance Reserves shall be made by Lessee to Lessor’s bank account identified in Appendix 2B, Section 3 or to such other account designated in writing by Lessor.  Lessee shall, together with such payment, identify the source of such payment and refer to the make, model and Manufacturer’s serial number of the Aircraft.

5.2.                              Payments on Non-Business Days.  When any payment under any Operative Document would otherwise be due to Lessor on a day that is not a Business Day, the due date for payment shall be the preceding Business Day.

5.3.                              Timing of Payments.  Payments due under this Lease shall be made by Lessee for credit to Lessor not later than 3:00 P.M. New York, New York time on the due date.

5.4.                              Late Payment.  If Lessee fails to pay to Lessor any sum on its due date for payment under this Lease or any other Operative Document, including any payment of Supplemental Rent, Lessee shall pay to Lessor on demand interest on such sum from the due date up to the date of actual payment (including non-payment following the issuance of a judgment) at the Past Due Rate.

5.5.                              Calculation of Interest and Prorating of other Payments.

(a)                                  All interest payable under this Lease or any other Operative Document shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

(b)                                 All payments of a monthly nature under this Lease and any other Operative Document, including, but not limited to payments of Basic Rent and in respect of Maintenance Reserves, that accrue on a monthly basis and for which the payment due is for less than a complete month shall be pro rated on a daily basis based on a month consisting of thirty (30) days.

5.6.                              Payments in United States Dollars.  All amounts to be paid hereunder shall be paid in Dollars, in immediately available funds.  The specification of Dollars in this transaction is of the essence and Dollars shall be the currency of account in any and all events.  The obligations of Lessee hereunder shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars and transfer to Lessor at Lessor’s account under normal banking procedures does not yield the amount of Dollars owing to Lessor.  If Lessor receives an amount in respect of Lessee’s liability under this Lease, or if such liability is converted into a claim, proof, judgment or order, in a currency other than Dollars, Lessee will indemnify Lessor (on an After-Tax Basis if such Lessee liability is payable on an After-Tax Basis) as an independent obligation against any loss arising out of or as a result of such receipt or conversion.  If the amount received by Lessor, when converted into Dollars (at the market rate at which Lessor is able on the relevant date to purchase Dollars in New York with that other currency) is less than the amount owed in Dollars Lessee will, forthwith on demand, pay to Lessor (on an After-Tax Basis if such Lessee liability is payable on an After-Tax Basis) an amount in Dollars equal to the deficit.  In addition, Lessee waives any right it may have in any jurisdiction to pay any amount due or to become due hereunder in a currency other than Dollars.

5.7.                              Retention of Certain Payments.  Any amount referred to in any Operative Document which is payable to or retainable by Lessee shall not be paid to or retained by Lessee at any time when a Default or Event of Default shall have occurred and be continuing, but instead such amount shall be paid to or held by Lessor as security for Lessee’s Obligations to be held and applied in

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accordance with the provisions of this Lease.  At such time as there shall not be continuing any Default or Event of Default, such amount shall be paid to Lessee to the extent not applied in accordance with the preceding sentence.  Where Lessor would, but for this Section 5.7 or any similar provision in any Operative Document, be obliged to make any payment to Lessee pursuant to any Operative Document, Lessor may elect to make such payment but shall be entitled to deduct or withhold from such payment any amount then due and payable but unpaid by Lessee under or in respect of Lessee’s Obligations.

5.8.                              Application of Payments.  Following notice to Lessee of any shortfall and an opportunity to cure the same within one (1) Business, Day, Lessor may apply any payment received from Lessee under any Operative Document which is less than the full amount then due and owing to Lessor in respect of Lessee’s Obligations in such proportions, order and manner as Lessor may, in its absolute discretion, determine, notwithstanding any designation or instruction for application that may have been made by Lessee.

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6.                                      AIRCRAFT SPECIFICATION; LESSEE INVOLVEMENT WITH SELLER

6.1.                              Aircraft Specification.  The Aircraft shall be delivered to Lessee by Lessor on the Delivery Date in the configuration set forth in the Detail Specification.

(a)                                  Following execution of this Lease, Lessee may from time to time prior to Delivery request Agreed Options be incorporated into the Aircraft.  Any Agreed Options are subject to Seller’s and, if applicable, any BFE vendor’s lead-time, engineering and manufacturing requirements and shall not cause a delay to the Scheduled Delivery Date.  All BFE selected by Lessee for installation on the Aircraft shall first be approved by Lessor and must be from Seller’s approved BFE vendors unless otherwise consented to by Lessor and Seller and provided the same is in compliance with Seller’s lead-time, engineering and manufacturing requirements and shall not cause a delay to the Scheduled Delivery Date.  Lessee shall pay for the costs associated with any such Agreed Options pursuant to Article 3 and Appendix 2B, Section 1.

(b)                                 A summary listing of all such Agreed Options shall be attached to the Acceptance Certificate at Delivery.

6.2.                              Lessee Involvement with Seller.

(a)                                  Lessee’s Inspection of Aircraft.  During the course of manufacture and final assembly of the Aircraft and at Delivery, Lessee shall, at its own cost, risk and expense, have its own representative present to inspect the Aircraft at the Seller’s premises and to ensure its conformity with the Detail Specification and the requirements of this Lease.  Lessee shall participate in all ground inspections and demonstration/acceptance flights conducted by or on behalf of Lessor with respect to the delivery of the Aircraft to Lessor.  If Lessee’s inspections reveal that the Aircraft does not comply with the Detail Specification, Lessor will (for its own behalf and at Lessee’s request) promptly cause the Seller to correct any such defects and make the Aircraft available for re-inspection to Lessee.  Lessee acknowledges that in accepting the Aircraft it is relying on its own inspection and knowledge of the Aircraft in determining whether it conforms with the Detail Specification and meets the requirements of this Lease and specifically disclaims any reliance upon any representation or assurance by any Indemnitee or any representative or agent thereof in making such determination. Lessee further acknowledges that any assumption that Lessor will cure any nonconformity of the Aircraft, discovered, difficult to discover, or undiscovered, is not reasonable unless both (x) the nonconformity or possibility of nonconformity and (y) Lessor’s agreement to cure or cause the cure of such nonconformity are expressed in a written instrument signed by Lessor and Lessee delivered at or before the execution and delivery of the Acceptance Certificate and Lease Supplement; provided, however, Lessor shall use its best efforts to cause Seller, at the request of Lessee, to cure such nonconformity.  Except for any express commitment by Lessor to cure or cause the cure of any nonconformity evidenced by a written instrument of the type described in (y) above, no Indemnitee will be liable for any failure of the Aircraft to conform with the requirements of this Lease at the time of acceptance of the Aircraft by Lessee.

(b)                                 Participation Agreement.  Lessee’s rights under the preceding clause (a) shall be exercised pursuant to the terms of the Participation Agreement to be entered into as of the date of this Lease.

(c)                                  Compliance.  Lessee’s representative designated under this Section 6.2 shall comply with Seller’s occupational health and safety and security requirements as the same are advised by Lessor or any party acting by or through Lessor and shall not unreasonably

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interfere with Seller’s or Lessor’s performance of their respective obligations in connection with the manufacture and delivery of the Aircraft while at Seller’s premises.

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7.                                      CONDITIONS PRECEDENT TO DELIVERY

7.1.                              Conditions Precedent to Lessor’s Performance.  Lessor’s obligation to deliver and lease the Aircraft to Lessee hereunder shall be subject to the following conditions precedent being complied with to Lessor’s satisfaction or being waived by Lessor in its discretion:

(a)                                  the Aircraft being in compliance with the Detail Specification and otherwise in the condition required for Delivery under this Lease;

(b)                                 no Event of Loss having occurred with respect to the Aircraft;

(c)                                  no Default or Event of Default having occurred and be continuing;

(d)                                 the receipt by Lessor of each item identified in Appendix 6 by the date required for such item appearing therein; and

(e)                                  Seller having tendered the Aircraft for purchase by Lessor under the Purchase Agreement in accordance with the Detail Specification and otherwise in the condition required for delivery thereunder.

In the event of a disagreement between Lessor and Lessee as to whether the Aircraft is in compliance with the Detail Specification and otherwise in the condition required for Delivery under this Lease solely as a result of a disagreement between Seller and Lessor as to whether the Aircraft is in compliance with the Detail Specification under the Purchase Agreement, Lessor and Lessee agree to promptly and reasonably cooperate with one another in good faith to resolve such disagreement.  Lessee acknowledges that there may be minor discrepancies from the Detail Specification and that pursuant to the Purchase Agreement, Lessor may be required to accept delivery of the Aircraft under such circumstances.  Lessee acknowledges that it will act promptly and reasonably to consider such discrepancies and to determine whether such discrepancies must be resolved prior to a Delivery or whether such discrepancies may be resolved after Delivery (at no cost or expense to Lessee).

7.2.                              Conditions Precedent to Lessee’s Performance Lessee’s obligation to lease the Aircraft from Lessor hereunder shall be subject to the following conditions precedent being complied with to Lessee’s satisfaction or being waived by Lessee in its discretion.

Subject to compliance by Lessee with the conditions precedent specified in this Section 7, Lessee shall have received the following:

(a)                                  executed copies of the Assignment of Warranties (Airframe), Consent to Assignment of Warranties (Airframe), Assignment of Warranties and Product Support (Engines), and the Consent to Assignment of Warranties and Product Support (Engines), each substantially in form appearing in Appendix 8 attached hereto;

(b)                                 a certificate from Lessor confirming that the representations and warranties contained in Article 10.1 hereof are true and accurate on and as of such date as though made on and as such date (except to the extent that such representations and warranties relate solely to an earlier date);

(c)                                  a copy of this Lease, the Participation Agreement and the Lease Supplement, each duly executed by Lessor;

(d)                                 a receipt for the Security Deposit; and

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(e)                                  the Aircraft (i) shall be painted in Lessee’s livery, subject to (x) Lessee providing all paint specifications, schematics and/or all other items required by Seller with respect to such painting and (y) in the time period required by Seller and (ii) shall be in compliance with the Detail Specification (except as otherwise agreed to by and between the Lessor and Lessee in writing pursuant to the Exceptions Letter attached to the Acceptance Certificate) and otherwise in the condition required for Delivery under this Lease.

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8.                                      DELIVERY; TERMINATION FOR DELAY; EVENT OF LOSS PRIOR TO DELIVERY; RISK OF LOSS FOLLOWING DELIVERY

8.1.                              Delivery Location and Timing.  Lessor shall deliver the Aircraft in the condition required by this Lease to Lessee and Lessee shall accept the Aircraft under this Lease on the Scheduled Delivery Date at the Delivery Location.  Delivery of the Aircraft to Lessee under this Lease shall occur immediately upon delivery of the Aircraft to Lessor by the Seller, whereupon the Lease Term shall commence. Lessor will promptly notify Lessee from time to time as Lessor is notified by the Seller of when the exact Scheduled Delivery Date is expected to occur, and in any event, Lessor shall deliver to Lessee any notices it receives from Seller within one (1) Business Day of the date Lessor receives such notices from Seller of the date of the exact Scheduled Delivery Date, and shall promptly advise Lessee if such Scheduled Delivery Date is required to be delayed (and, if a delay is required, Lessor shall advise Lessee of the revised Scheduled Delivery Date and shall keep Lessee reasonably fully advised of any developments in respect thereof).

8.2.                              Delivery Subject to Seller Delivery.  Delivery of the Aircraft is subject to and expressly conditioned upon delivery of the Aircraft by Seller to Lessor.  Lessor shall not be liable or responsible to Lessee for and Lessee hereby expressly waives any right to any Claims arising or the exercise of any remedies from or in connection with any delay by Seller in the delivery of, or failure to deliver, the Aircraft to Lessee under this Lease, and Lessee shall not be released from its Obligation to take delivery of the Aircraft under this Lease as a result of any such delay except, in each case, in accordance with Section 8.3; provided that the foregoing release and waiver by Lessee shall not apply with respect to any Claims solely and directly attributable to (i) Lessor’s wilful misconduct or gross negligence, (ii) in the event Delivery is cancelled due to Lessor’s failure to comply with the terms of the Purchase Agreement, or (iii) in the event Delivery does not occur due to Lessor’s failure to comply with the terms of this Lease; provided however that in each case above, Lessee’s liability for such Claims shall be governed by Section 10.3 (e).

8.3.                              Termination for Delay.  If (w) the Scheduled Delivery Date is scheduled or rescheduled to a date that will cause Delivery to be delayed after the Outside Delivery Date, or (x) Lessor notifies Lessee that Lessor has received written notice from Seller that a delay is anticipated by Seller that will cause Delivery to be delayed to a date after the Outside Delivery Date, or (y) the Outside Delivery Date has occurred and the Aircraft has not been delivered to Lessee (irrespective of whether Lessor’s performance is required under Section 7.1(a) or 7.1(e) of this Agreement) , or (z) Lessor notifies Lessee that the Purchase Agreement has been terminated or cancelled then by written notice given within fifteen (15) days after the first to occur of (i) Lessee’s receipt of such Lessor notice or (ii) the Outside Delivery Date, either party may by written notice to the other terminate this Lease and this Lease will terminate on the date of receipt of such notice by the non-notifying party.  In the event of such termination, neither party will have any further liability to the other party except that Lessor will return to Lessee the Security Deposit in accordance with Section 4.5 (but without any deduction) and shall pay the Airbus Damages (as defined and in accordance with Section 8.9 below) to Lessee which shall be Lessee’s sole and exclusive remedy for a termination due to a delay pursuant to this Section 8.3.  If such termination notice is not given within such fifteen (15) day period, each of Lessor and Lessee shall have waived its right to terminate this Lease for delay under this Section 8.3 (but in the case of Lessee, not its right to receive the Airbus Damages) and, subject to Lessor’s agreement with Seller to a revised Scheduled Delivery Date (which shall be binding upon Lessee), this Lease shall remain in full force and effect, the Aircraft shall be delivered to Lessee in accordance with the terms of this Lease on the revised Scheduled Delivery Date and any further delay not occasioned by the fault or negligence of Lessor shall be deemed an Excusable Delay.  Lessor agrees to promptly notify Lessee of the events referred to in sub-clauses (x) and (z) of this Section 8.3.  After a termination of this Lease pursuant to this Section 8.3, in the event Lessor renegotiates the Purchase Agreement with Seller such that Lessor once again has the opportunity to take delivery of the Aircraft, Lessor agrees to give written notice to Lessee that the Aircraft is once again available for lease and

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Lessee will provide written notice within fifteen (15) Business Days of Lessor’s notice as to whether it desires to lease the Aircraft; provided that any such lease of the Aircraft would be in accordance with terms and conditions to be mutually agreed to by and between Lessor and Lessee.

8.4.                              Seller’s Right to Terminate.  Lessee’s rights under Section 8.3 are subject and subordinate to any rights that Seller may have under the Purchase Agreement with Lessor in connection with a delay in delivery of the Aircraft to Lessor that occurs or is anticipated to occur after the Outside Delivery Date.  If Seller exercises any right it may have to terminate Lessor’s right to purchase the Aircraft on account of any such delay, Lessor shall promptly advise Lessee of such termination (and in any event within two (2) Business Days of such termination) and this Lease shall automatically terminate and Lessor will return to Lessee the Security Deposit in accordance with Section 4.5 (without deduction of any costs or expenses).

8.5.                              Event of Loss to Aircraft Prior to Delivery.  If an Event of Loss with respect to the Aircraft occurs prior to Delivery, Lessor will notify Lessee promptly following receipt of notice from the Seller and this Lease shall automatically terminate whereupon neither party will have any further liability to the other except that Lessor will return to Lessee the Security Deposit in accordance with Section 4.5 (without deduction of any costs or expenses).

8.6.                              Lessee Acceptance of Aircraft.  If Lessee fails to (x) comply with the conditions contained in this Lease so as to allow Delivery to take place immediately following delivery of the Aircraft by Seller to Lessor or (y) take delivery of the Aircraft when properly tendered for delivery by Lessor in the condition required under this Lease, Lessee will be liable for and shall indemnify Lessor for all reasonable costs and expenses incurred by Lessor as a result thereof including (but without limitation) any payments (other than the purchase price) which Lessor becomes obligated to make to Seller.  For the avoidance of doubt, Lessor shall use commercially reasonable efforts to mitigate such costs and expenses.

8.7.                              Risk of Loss to Aircraft following Delivery.  Upon Delivery, risk of loss or damage to the Aircraft shall pass to Lessee for the Lease Term.

8.8.                              Waiver of Remedies for Delay in Delivery.  Lessor shall not be liable to Lessee for any delay or failure in Delivery to Lessee which is an Excusable Delay.  Pursuant to Section 10.3, Lessee’s only rights or remedies for a delay in delivery, or anticipated delay in delivery, of the Aircraft not caused or occasioned by an act or failure to act by Lessor as provided for in Section 8.2 (i), (ii) or (iii) above, are those rights and remedies provided for in this Article 8 and Section 10.3.

8.9.                              Seller Compensation for Delay.    Notwithstanding the foregoing Section 8.8, if Lessor receives compensation from the Seller in respect of a delay in delivery of the Aircraft under the Purchase Agreement with the Seller, Lessor will pay over to Lessee in cash at Delivery (or, at Lessor’s option, as a credit against Lessee’s first payment of Basic Rent due at Delivery) or on the Outside Delivery Date, if this Lease is terminated, twenty-five percent (25%) of any cash compensation actually received by Lessor or the value of any monetary credits actually received by Lessor from the Seller, if any, in respect of such delay (the “Airbus Damages”).  The foregoing agreement by Lessor is not nor shall it be deemed to be the assumption by Lessor of any direct obligation to Lessee to pay any compensation to Lessee on account of any such delay, but merely an agreement by Lessor to pay over to (or credit, as applicable) Lessee (or to cause the same to be paid or credited) any monies (or the value in cash of any monetary credits) actually received by Lessor, if any are received, from the Seller with respect to any such delay.

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9.                                      LESSEE’S REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1.                              Lessee’s Representations and Warranties.  Lessee represents and warrants to Lessor that:

(a)                                  Lessee is a company duly organized and validly existing under the laws of its State of Organization and has the corporate power and authority to carry on its business as it is being conducted.

(b)                                 Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of each Operative Document and upon execution by the other parties thereto the Operative Documents will constitute the valid and legally binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms, except where the enforceability thereof may be limited by applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally.

(c)                                  The execution and delivery of, the performance of its Obligations under, and compliance by Lessee with the provisions of, the Operative Documents will not (i) contravene any existing applicable law of its State of Organization or the State of Registration (or federal and other divisional governmental laws applicable therein), (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which Lessee is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of its constitutional and/or organizational documents or (iv) result in the creation or imposition of, or oblige it to create, any Lien over its undertaking or any of its assets, rights or revenues.

(d)                                 Lessee is not in payment default or other material breach of any material agreement to which it is a party or by which it may be bound and no litigation, arbitration or administrative proceeding is taking place or, to the best of its knowledge, pending or threatened against Lessee which could have a material adverse effect on its ability to perform its Obligations.

(e)                                  The audited financial statements of Holdings for each financial year are certified by independent auditors and as delivered to Lessor have been prepared in accordance with GAAP which have been consistently applied and fairly present the financial position of Holdings and its consolidated subsidiaries (including Lessee) as at such date and the results of the operations of Lessee for the financial year ended on such date and, as at such date, Holdings did not have any significant liabilities (contingent or otherwise) or any unrealized or anticipated losses which are not disclosed by, or reserved against in, such financial statements and there has been no material adverse change in the business or financial condition of Holdings or Lessee since publication of such financial statements.

(f)                                    Other than making a filing in respect of this Lease in the State of Registration with the Aeronautics Authority and with the IR, it is not necessary, in order to ensure the legality, validity, enforceability or admissibility in evidence of any Operative Document, that such Operative Document or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere or that any stamp, registration or similar tax or charge be paid in relation to any of the Operative Documents.

(g)                                 Lessee has received and complied with or will, prior to the Delivery Date, receive and comply with, each authorization required for the valid authorization, execution, delivery and performance of this Lease and each other Operative Document, the validity and

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enforceability hereof and thereof and the compliance, satisfaction or performance by Lessee with or of all monetary and other Obligations hereunder and thereunder and all such authorizations are, or prior to the Delivery Date will be, valid and in full force and effect.

(h)                                 The choice by Lessee of New York law to govern the Operative Documents and the submission by Lessee to the jurisdiction of the New York courts is valid and binding on Lessee.

(i)                                     In any proceedings taken in any jurisdiction in relation to any of the Operative Documents, Lessee will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

(j)                                     Lessee has paid or caused to be paid all fees or charges assessed and due against it (or against any aircraft owned by or leased to or operated by it) by any airport or air navigation authority assessing landing or navigation fees or charges in respect of the Aircraft or any other aircraft owned by or leased to or operated by it.

(k)                                  Holdings’ Annual Report on Form 10-K for 2007 filed with the SEC and each of Holdings’ Quarterly Reports on Form 10-Q and Current Reports on Form 8-K subsequently filed by Holdings with the SEC, as of the date it was filed with the SEC (or, if such report has been amended, in each case as amended through the Delivery Date), did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l)                                     No Default or Event of Default has occurred and is continuing.

(m)                               Lessee is solvent and able to pay its debts as the same fall due and the transactions contemplated by the Operative Documents are of commercial benefit to it and in its commercial interests.

(n)                                 Lessee has duly filed all material Tax returns that it is required by applicable Laws to file, has duly paid all material Taxes stated to be due and payable in such Tax returns and has duly paid all Taxes stated to be due in any communication issued by any taxing authority other than Taxes (i) which are being contested in good faith by appropriate proceedings in accordance with applicable Law, (ii) for which adequate reserves are maintained in accordance with GAAP, and (iii) the contest of which does not involve any risk of criminal penalty or any reasonable possibility of any sale, forfeiture, confiscation, seizure or loss of, or the imposition of a Lien on, any Item of Equipment or any interest therein.

9.2.                              Application of Representations and Warranties; Survival.  Each representation and warranty set out in Section 9.1 shall be deemed to be repeated on the Delivery Date by reference to the facts and circumstances existing on such date and shall survive the execution hereof and the delivery of the Aircraft.

9.3.                              Lessee’s General Covenants.  Lessee covenants to Lessor that it will:

(a)                                  preserve and maintain (i) its corporate existence and (ii) all of its rights, privileges and franchises in every jurisdiction in which the character of the property owned or the nature of the business transacted by it makes licensing or qualification necessary;

(b)                                 pay or cause to be paid (i) all Taxes required by applicable Laws to be paid by it (whether such Taxes are imposed upon it or upon its income and profits or upon any property belonging to it or otherwise) prior to the date on which any penalty accrues, except

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Taxes which it is contesting in good faith by appropriate proceedings provided that such contest does not involve any risk of criminal penalty or any reasonable possibility of sale, forfeiture, confiscation, seizure or loss of, or the imposition of any Lien on, any Item of Equipment or any interest therein, and (ii) all other lawful claims which, if not paid, are reasonably likely to result in the imposition of a Lien upon the Aircraft or any part thereof;

(c)                                  remain duly qualified to operate the Aircraft under applicable Law;

(d)                                 maintain in full force and effect all governmental consents, licenses, authorizations, approvals, declarations, filings and registrations obtained or effected in connection with this Lease and every document or instrument contemplated hereby and to take all such additional action as may be necessary in connection herewith or therewith.  Lessee further undertakes to timely obtain or effect any new or additional governmental consents, licenses, authorizations, approvals, declarations, filings or registrations as may become necessary for Lessee’s performance of its Obligations;

(e)                                  not merge or consolidate with or into or be acquired by any Person or sell, lease or otherwise dispose of all or substantially all of its properties, without the prior written consent of Lessor, which consent will not be unreasonably withheld;

(f)                                    notify Lessor of any change to Lessee’s registered office for service of process or any change in Lessee’s jurisdiction of incorporation not more than thirty (30) days following such change;

(g)                                 not (i) except as otherwise permitted in this Lease, voluntarily suspend its certificated operation of the Aircraft or its fleet of Airbus A330’s or (ii) permit to be revoked, canceled or otherwise terminated, whether by act or omission, all or substantially all of the franchises, concessions, permits, rights or privileges required for the conduct of business and operations of Lessee or the free and continued use and exercise thereof;

(h)                                 pay promptly when due all navigation and en-route charges and all other charges payable by Lessee for the use of or services provided at any airport, whether in respect of the Aircraft or any other aircraft in Lessee’s fleet;

(i)                                     not represent or hold out Lessor, any Financing Party or any Affiliate of the foregoing as carrying goods or passengers on the Aircraft or being in any way connected to operation of the Aircraft; and

(j)                                     If any items delivered to Lessor by Lessee in connection with this Lease are required by this Lease to have a validity and effectiveness for the Lease Term, but have or are of a duration or effectiveness that is for less than the Lease Term when originally delivered, cause replacements, extensions or supplements thereof to be timely delivered to Lessor during the Lease Term to ensure that Lessor maintains at all times during the Lease Term the benefits initially afforded by such items and the continued effectiveness and validity of the same for the Lease Term.

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10.                               LESSOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMERS

10.1.                        General Representations and Warranties of Lessor.  Lessor represents and warrants to Lessee that:

(a)                                  Lessor is a company duly organized and validly existing under the laws of its State of Organization and has the corporate power and authority to carry on its business as it is being conducted;

(b)                                 Lessor has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of each Operative Document to which it is a party and upon execution by the other parties thereto the Operative Documents to which it is a party will constitute its valid and legally binding and enforceable obligations;

(c)                                  the execution and delivery of, the performance of its obligations under, and compliance by Lessor with the provisions of, the Operative Documents to which it is a party will not (i) contravene any existing applicable law of its State of Organization (or federal and other divisional governmental laws applicable therein), (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which Lessor is a party or is subject or by which it or any of its property is bound, or (iii) contravene or conflict with any provision of its constitutional and/or organizational documents;

(d)                                 Lessor has received and complied with or will, prior to the Delivery Date, receive and comply with, each authorization required for the valid authorization, execution, delivery and performance of this Lease and each other Operative Document, the validity and enforceability hereof and thereof and the compliance, satisfaction or performance by Lessor with or of all monetary and other Obligations hereunder and thereunder and all such authorizations are, or prior to the Delivery Date will be, valid and in full force and effect;

(e)                                  on and as of Delivery, Lessor shall have the right to lease the Aircraft to Lessee; and

(f)                                    Lessor is a Citizen of the United States.

10.2.                        Covenant of Quiet Enjoyment.

(a)                                  Lessor covenants that so long as an Event of Default shall not have occurred and be continuing, Lessee shall quietly enjoy the Aircraft without interference by Lessor, any Financing Party or by any Person lawfully claiming by or through Lessor.  The exercise by Lessor of its rights under any Operative Document shall not constitute a breach of this Section 10.2.

(b)                                 Lessor shall procure that any Financing Party granted a Lien on the Aircraft shall give an undertaking to Lessee on terms substantially in the form set out in Appendix 8.

10.3.                        Disclaimer; Waiver of Warranties; Waiver of Remedies.

(a)                                  LESSEE AGREES THAT IT ACCEPTS DELIVERY OF THE AIRCRAFT AND EACH ITEM OF EQUIPMENT “AS-IS, WHERE-IS”.  LESSEE ACKNOWLEDGES AND AGREES THAT NO INDEMNITEE HAS, OR SHALL BE DEEMED TO HAVE

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MADE, (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS LEASE, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE OR OTHERWISE), AND LESSOR, FOR ITSELF AND FOR EACH INDEMNITEE, HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE (EXCEPT AS HEREIN BELOW PROVIDED), AIRWORTHINESS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE OR CAPABLE OF DISCOVERY, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES.  NO INDEMNITEE SHALL HAVE ANY RESPONSIBILITY OR LIABILITY TO LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE, FOR (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ITEM OF EQUIPMENT OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH, (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO, (iii) THE DELIVERY OR DELAY IN DELIVERY (WHERE ANY SUCH DELAY IS NOT DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR) OR EXCUSABLE DELAY, OR (iv) OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT OR ANY ITEM OF EQUIPMENT.  THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 10.3 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND NO INDEMNITEE SHALL BE DEEMED TO HAVE MADE ANY OTHER WARRANTIES.

(b)                                 LESSEE ACKNOWLEDGES THAT THE DESCRIPTION OF THE AIRCRAFT SET FORTH IN THIS LEASE AND ANY OPERATIVE DOCUMENTS IS BASED UPON INFORMATION SUPPLIED BY THE SELLER AND, AS APPLICABLE, EACH MANUFACTURER.  LESSEE REPRESENTS TO LESSOR THAT LESSEE HAS USED ITS OWN JUDGMENT IN SELECTING THE AIRCRAFT AND HAS DONE SO BASED ON ITS SIZE, DESIGN AND TYPE.  LESSEE ACKNOWLEDGES THAT THE RENT AND OTHER AMOUNTS HAVE BEEN CALCULATED HAVING DUE REGARD FOR THE PROVISIONS OF THIS SECTION 10.3.

(c)                                  IN CONSIDERATION OF (i)  LESSEE’S RIGHTS HEREUNDER TO INSPECT THE AIRCRAFT AND (ii) LESSOR’S ASSIGNMENT TO LESSEE OF ANY EXISTING AND ASSIGNABLE WARRANTIES OF SELLER AND ANY MANUFACTURER, LESSEE HEREBY AGREES THAT ITS ACCEPTANCE OF THE AIRCRAFT AT DELIVERY AND ITS EXECUTION AND DELIVERY OF THE ACCEPTANCE CERTIFICATE CONSTITUTE LESSEE’S WAIVER OF THE WARRANTY OF DESCRIPTION, ANY CLAIMS LESSEE MAY HAVE AGAINST LESSOR BASED UPON THE FAILURE OF THE AIRCRAFT TO CONFORM WITH SUCH DESCRIPTION AND ANY AND ALL RIGHTS IT MAY HAVE UNDER

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APPLICABLE LAW.  EVEN IF AT ANY TIME THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION SUBSTANTIALLY IMPAIRS THE VALUE AND UTILITY OF THE AIRCRAFT AND EITHER (1) LESSEE ACCEPTED THE AIRCRAFT BASED ON A REASONABLE ASSUMPTION THAT THE NONCONFORMITY WOULD BE CURED AND IT WAS NOT CURED WITHIN THE TIME PROVIDED OR, IF NOT PROVIDED, WITHIN A REASONABLE PERIOD OF TIME OR (2) LESSEE ACCEPTED THE AIRCRAFT WITHOUT DISCOVERING THE NONCONFORMITY BUT LESSEE’S ACCEPTANCE OF THE AIRCRAFT WAS REASONABLY INDUCED EITHER BY AN INDEMNITEE’S ASSURANCES OR BY THE DIFFICULTY OF DISCOVERING ANY DEFECT PRIOR TO ACCEPTANCE, LESSEE AGREES NOT TO LOOK TO ANY INDEMNITEE FOR DAMAGES OR RELIEF ARISING OUT OF THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION.

(d)                                 DELIVERY BY LESSEE TO LESSOR OF THE ACCEPTANCE CERTIFICATE WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE THAT LESSEE HAS EXAMINED AND INVESTIGATED THE AIRCRAFT, INCLUDING THE ENGINES AND THE AIRCRAFT DOCUMENTS AND THAT EACH IS IN THE CONDITION REQUIRED HEREUNDER AND WITHOUT DEFECT, EXCEPT AS SPECIFICALLY SET FORTH IN SUCH CERTIFICATE, (WHETHER OR NOT DISCOVERABLE OR DIFFICULT OF DISCOVERY AT DELIVERY) AND OTHERWISE IN EVERY WAY SATISFACTORY TO LESSEE.

(e)                                  LESSEE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS WHICH IT MAY NOW HAVE OR WHICH AT ANY TIME HEREAFTER MAY BE CONFERRED UPON IT, BY STATUTE OR OTHERWISE, TO SUSPEND ITS PERFORMANCE HEREUNDER OR TO TERMINATE, CANCEL, QUIT OR SURRENDER THIS LEASE, INCLUDING, WITHOUT LIMITATION, (X) ON ACCOUNT OF ANY GROUNDS OF INSECURITY WITH RESPECT TO LESSOR’S PERFORMANCE OF ITS OBLIGATIONS UNDER THIS LEASE AND (Y) ON ACCOUNT OF ANY REPUDIATION BY LESSOR OF ANY OF ITS OBLIGATIONS UNDER THIS LEASE, EXCEPT IN ACCORDANCE WITH THE EXPRESS TERMS HEREOF.  EACH PAYMENT OF RENT MADE BY LESSEE TO LESSOR SHALL BE FINAL AND LESSEE WILL NOT SEEK TO RECOVER ANY PART OF SUCH PAYMENT FROM LESSOR FOR ANY REASON WHATSOEVER, EXCEPT FOR NEGLIGENCE OR MANIFEST ERROR IN THE CALCULATION OF THE AMOUNT OR REMITTANCE OF SUCH PAYMENT.  LESSEE’S COVENANTS AND PROMISES IN THIS LEASE ARE IRREVOCABLE AND INDEPENDENT UPON DELIVERY HEREUNDER, AND NONE OF SUCH COVENANTS OR PROMISES IS SUBJECT TO CANCELLATION, TERMINATION, MODIFICATION, REPUDIATION, EXCUSE, OR SUBSTITUTION WITHOUT LESSOR’S CONSENT OR THE CONSENT OF SUCH OTHER PERSON TO WHOM THE COVENANT OR PROMISE RUNS.  LESSEE AGREES THAT ITS ONLY RIGHT WITH RESPECT TO A DEFAULT BY LESSOR UNDER THIS LEASE IS, AFTER COMPLYING WITH ITS OBLIGATIONS UNDER THIS LEASE, TO MAKE A CLAIM AGAINST LESSOR FOR ACTUAL DAMAGES RESULTING DIRECTLY FROM SUCH DEFAULT OR EXCEPT AS EXPRESSLY PERMITTED UNDER ARTICLE 8 OF THIS LEASE.

10.4.                        DISCLAIMER AND WAIVER OF INCIDENTAL, CONSEQUENTIAL, SPECIAL AND PUNITIVE DAMAGES.  LESSEE AGREES THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER, (i) INCIDENTAL, CONSEQUENTIAL, SPECIAL AND PUNITIVE DAMAGES, AND/OR (ii) DAMAGES IN CONNECTION WITH ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS AS A

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RESULT OF ANY BREACH OR ALLEGED BREACH BY LESSOR OF ANY OF THE AGREEMENTS, REPRESENTATIONS OR WARRANTIES OF LESSOR CONTAINED IN THIS LEASE OR ANY OPERATIVE DOCUMENTS, IN EACH CASE OTHER THAN THE RETURN OF THE SECURITY DEPOSIT PAID BY THE LESSEE AND PAYMENT OF AIRBUS DAMAGES PAYABLE PURSUANT TO SECTION 8.9.

10.5.                        NO DUTY OF INDEMNITEES TO INSPECT, ETC.  NO INDEMNITEE SHALL HAVE ANY DUTY OR OBLIGATION TO DETERMINE WHETHER ANY ITEM OF EQUIPMENT IS REQUIRED TO BE OVERHAULED OR MAINTAINED, OR TO OBSERVE OR INSPECT THE OVERHAUL OR MAINTENANCE OF ANY ITEM OF EQUIPMENT OR TO CONFIRM OR VERIFY THE FITNESS OR QUALIFICATION OF LESSEE OR ANY APPROVED MAINTENANCE ORGANIZATION TO PERFORM ANY MAINTENANCE TO ANY ITEM OF EQUIPMENT AND NO INDEMNITEE SHALL INCUR ANY LIABILITY OR OBLIGATION IN CONNECTION WITH THE FOREGOING OR BY REASON OF THE FAILURE OF ANY ITEM TO BE PROPERLY MAINTAINED OR BY REASON OF ANY INDEMNITEE’S ELECTION TO OBSERVE OR INSPECT OR NOT TO OBSERVE OR INSPECT ANY MAINTENANCE CHECK OR OTHER MAINTENANCE OF ANY ITEM OF EQUIPMENT PERFORMED DURING THE LEASE TERM.

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11.                               GENERAL OPERATION OF THE AIRCRAFT

11.1.                        General Operation.  Lessee will:

(a)                                  comply with the Law in any country or jurisdiction which may from time to time be applicable to the Aircraft and its use, maintenance and operation, including but not limited to the holding of all certificates, licenses, permits, authorizations and regulations, and take all commercially reasonable steps to ensure that the Aircraft is not used for any illegal purpose;

(b)                                 not use any Item of Equipment in any manner contrary to:

(i)                                     any Manufacturer’s operating manuals or instructions, or in violation of any airworthiness certificate or registration relating thereto; or

(ii)                                  any recommendation of the Manufacturer of such Item of Equipment, or regulation of the Aeronautics Authority or for any purpose for which the Aircraft is not designed or reasonably suitable;

(c)                                  ensure that all personnel directly or indirectly employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the Aeronautics Authority and applicable Law;

(d)                                 use the Aircraft solely in commercial passenger and cargo (provided such cargo is carried exclusively in the cargo compartments of the Aircraft) operations for which Lessee is duly authorized by the Aeronautics Authority and under applicable Law and from a base located within the State of Registration or Lessee’s State of Organization;

(e)                                  not utilize the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee’s cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other similar model aircraft within Lessee’s fleet of aircraft; and

(f)                                    obtain and maintain in full force and effect all certificates, licenses, permits and authorizations required for the making of payments required by, and the compliance by Lessee with its other Obligations under, this Lease.

11.2.                        Insured Operations.  Lessee will not use or locate or permit the Aircraft or any Item of Equipment to be used or located in any manner, for any purpose or at any location which is not covered by the insurance policies and the scope of coverage Lessee is required to carry and maintain as set forth in this Lease.  Lessee will not carry any goods of any description excepted or exempted from such policies or do any other act or permit to be done anything which could reasonably be expected to invalidate or limit any such insurance policy or coverage provided thereunder.

11.3.                        Carriage of Goods.  Lessee shall not knowingly, exercising due diligence, use the Aircraft for the carriage of:

(a)                                  whole animals living or dead except in compliance with I.A.T.A. regulations, except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

(b)                                 cargo to the extent forbidden pursuant to Section 2 (Limitations) of the I.A.T.A. Dangerous Goods Regulations, as revised, from time to time;

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(c)                                  nuclear fuels or waste, illegal drugs, or the like or any other goods, materials or items of cargo which are prohibited by Law or regulation; or

(d)                                 any other cargo which (i) could reasonably be expected to cause damage to the Aircraft or (ii) the carriage of which might cause damage that would not be adequately covered by insurance.

11.4.                        Operational Expenses.  Lessee shall pay or procure payment of all expenses incurred in the operation of the Aircraft during the Lease Term including, without limitation, expenses of flight crews, cabin personnel, fuel, oil, lubricants, maintenance, insurance, landing and navigation fees, airport charges, passenger service and any and all other expenses or claims of any kind or nature incurred during the Lease Term, arising directly or indirectly in connection with or related to the use, movement, operation, storage or location of the Aircraft or any Item of Equipment.  The obligations of Lessee under this Section 11.4 arising prior to any cancellation, termination or expiration of the Lease Term shall continue in full force and effect, notwithstanding such cancellation or termination (whether arising out of an Event of Default or otherwise) or expiration, and shall be enforceable by Lessor.

11.5.                        Compliance with Laws.  Lessee will:

(a)                                  not cause or permit the Aircraft to proceed to, or remain at, any location to the extent then prohibited by a prohibition order or restriction of applicable Law (or any similar order, regulation or directive) by any Governmental Authority of the State of Registration or Lessee’s or Lessor’s State of Organization or any Governmental Authority of the country in which such location is situated; and

(b)                                 not, to Lessee’s best knowledge after reasonable and customary diligence, use or permit the use of the Aircraft or any Item of Equipment with, for or on behalf of any Person:

(i)                                     whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (as the same is in effect during the Lease Term);

(ii)                                  in violation of the United States Bank Secrecy Act, as amended, or any applicable regulations thereunder;

(iii)                               contrary to any of the sanctions programs administered by the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”), any regulations promulgated thereunder by OFAC or under any affiliated or successor governmental or quasi-governmental office, bureau or agency, or any enabling legislation or executive order relating thereto (ref: www.ustreas.gov/offices/enforcement/ofac/);

(iv)                              on the list of “Specially Designated Nationals” and “Blocked Persons” or subject to the limitations or prohibitions under any OFAC regulation or executive order, as the same are amended from time to time;

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(v)                                 who is the subject of a United Nations sanction or whose assets have been frozen by enabling legislation of the same in the State of Registration or Lessee’s State of Organization; or

(vi)                              who is the subject of or which use is contrary to any Laws similar to or consistent with the foregoing clauses (i) through (v) as the same are enacted in the Lessee’s State of Organization or the State of Registration;

as any or all of the same are amended or supplemented from time to time, and including any successor Laws as the same are enacted from time to time.

11.6.                        [Reserved.]

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12.                               MAINTENANCE, MODIFICATION AND OPERATION OF THE AIRCRAFT

12.1.                        General.  Lessee, at its own expense, shall cause the Aircraft and each Item of Equipment to be serviced, repaired, overhauled, tested and maintained:

(a)                                  in accordance with the Maintenance Program and the applicable Manufacturer’s Repair Manuals including, without limitation, the Manufacturer’s recommended corrosion prevention and control program for the Aircraft;

(b)                                 so as to keep each such Item in as good operating condition and appearance as when delivered to Lessee hereunder, ordinary and reasonable wear and tear excepted;

(c)                                  in compliance with all Manufacturers’ service bulletins designated by such Manufacturer as either (x) an alert service bulletin or (y) a mandatory service bulletin, either of which by their terms (i) is applicable to the respective Item of Equipment and (ii) specify compliance during the Lease Term;

(d)                                 in compliance with all other Manufacturer’s service bulletins which require compliance in order to maintain the validity of warranties; and

(e)                                  in compliance with all Airworthiness Directives which by the terms of each such AD require compliance during the Lease Term and which shall be accomplished in accordance with such AD and without application or utilization of any alternate method of compliance, provided, however, solely to the extent compliance with any AD issued by the Certificating Authority (an “EASA AD”) will cause Lesee to be in violation of FAA Requirements, Lessee shall not be required to comply with such EASA AD.

12.2.                        Accomplishment of Tasks, Repairs and Related Items.  Lessee shall cause, at its expense, all Tasks to be accomplished on the Aircraft as they become due, with no discrimination toward the Aircraft with respect to any maintenance accomplished on similar model aircraft within Lessee’s fleet of aircraft.  To the extent that the Maintenance Program permits certain Tasks to be accomplished on a sampling basis, Lessee nevertheless shall accomplish on the Aircraft all such Tasks that, by the terms of such Tasks, are applicable to the Aircraft. Any damage, defects or corrosion discovered during the Lease Term shall be repaired in accordance with the applicable Manufacturer’s Repair Manual approved procedures at the sole expense of Lessee (except to the extent any such expense is otherwise covered by a Manufacturer warranty, and in such an event Lessee shall be solely responsible for any expense not covered by any such warranty), and Lessee shall obtain Required Approval with respect to (i) any repairs, and (ii) modifications to the Airframe structure, electrical system, Engines, APU or Landing Gear, accomplished during the Lease Term which have not been approved by the Manufacturer and the Certificating Authority in addition to any approval received by Lessee from the Aeronautics Authority with respect to any such repairs or modifications, provided, in the event Lessee does not obtain Required Approval at the time any such repair or modification is accomplished, Lessee shall nevertheless obtain such Required Approval upon the earlier to occur of (x) an Event of Default having occurred, provided, that if Lessee cures such Event of Default, then after obtaining each Required Approval that was previously deferred, Lessee may resume such deferrals in the future, provided further that, upon any subsequent Event of Default, Lessee shall be required to obtain all other such Required Approvals that were deferred and will not be entitled to any further such deferrals, or (y) the Termination Date.

12.3.                        Information on Maintenance.  Lessee, at its cost and expense, shall furnish Lessor, at such times during the Lease Term as Lessor shall reasonably request, copies of records maintained relating to the Aircraft, with a certificate signed by an officer of Lessee affirming that all the maintenance work represented by such records was accomplished by an Approved Maintenance

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Organization and that the maintenance work represented by such records was performed in compliance with the terms of this Lease.

12.4.                        Aircraft Documents in English Language.  Lessee, at its cost and expense, shall maintain all Aircraft Documents in the English language, including Aircraft Documents required by the applicable Aeronautics Authority to be maintained in respect of each Item of Equipment, and promptly furnish to Lessor upon Lessor’s request such information as may be required to enable Lessor to file any reports required to be filed with any Governmental Authority because of Lessor’s ownership of the Aircraft.

12.5.                        Originals.  All Aircraft Documents, including records and documentation of maintenance accomplished on the Aircraft and any Item of Equipment shall be retained by Lessee until the Termination Date, at which time all records and Aircraft Documents shall be returned to Lessor in original (not duplicate) form, except to the extent maintained electronically.  Any such Aircraft Documents and/or other records and documentation maintained electronically must be maintained in accordance with an FAA approved electronic record keeping system and upon redelivery of the Aircraft to Lessor, Lessee shall, at Lessee’s expense, provide Lessor with (i) a copy of such FAA approval, (ii) digital (scanned) copies of the original records and (iii) any software necessary to read and print such electronic documentation.

12.6.                        Performance of Maintenance.  All Maintenance Checks shall be accomplished only at Approved Maintenance Organizations which shall be approved by Lessor in writing prior to the commencement of such Maintenance Check, such approval not to be unreasonably withheld.  All other maintenance on the Aircraft will be performed by Lessee using personnel that are approved and appropriately certified by the Aeronautics Authority to perform such maintenance.

12.7.                        Alterations, Modifications and Additions.

(a)                                  Required Alterations, Modifications and Additions.  Lessee, at its own cost and expense, shall make such alterations, modifications and additions to the Aircraft and any Items of Equipment as may be required from time to time to comply with:

(i)                                     all Manufacturers’ service bulletins designated by such Manufacturer as either (x) an alert service bulletin or (y) a mandatory service bulletin, either of which by their terms (1) is applicable to the respective Item of Equipment and (2) specify compliance during the Lease Term;

(ii)                                  Airworthiness Directives which by the terms of each such AD require compliance during the Lease Term and which shall be performed in accordance with such AD and without application or utilization of any alternate method of compliance; provided, however, that (i) Lessee shall not be required to comply with any EASA AD until the earlier to occur of (x) an Event of Default having occurred, provided, that if Lessee cures such Event of Default, then after obtaining each Required Approval that was previously deferred, Lessee may resume such deferrals in the future, provided further that, upon any subsequent Event of Default, Lessee shall be required to obtain all other such Required Approvals that were deferred and will not be entitled to any such further deferrals, or (y) the Termination Date, and (ii) solely to the extent compliance with any EASA AD will cause Lessee to be in violation of FAA Requirements, Lessee shall not be required to comply with such EASA AD; and

(iii)                               all Laws and regulations of the Aeronautics Authority which require compliance during the Lease Term.

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(b)                                 Discretionary Alterations, Modifications and Additions.

(i)                                     Except as set forth in the preceding clause (a) or the following clause (ii), Lessee shall not make any alteration, modification or addition to (A) the Airframe or any galleys, lavatories, avionics, APU or Engines without the prior written consent of Lessor or (B) any other Item of Equipment unless in accordance with the requirements of the Maintenance Program and the regulations of the Certificating Authorities.

(ii)                                  Notwithstanding the provisions of the preceding clause (i), Lessor’s consent shall not be required for any discretionary alteration, modification or addition that Lessee wishes to perform to the Aircraft or any Item of Equipment provided that any such alteration, modification or addition does not require or result in a modification to the Aircraft structure or electrical wiring system, and is:

(A)                              for the installation of additional or enhanced Items of Equipment (and not in substitution for the same); or

(B)                                is cosmetic (and non-structural) in nature in order for Lessee to display its name, logo or other identification or advertising; or

(C)                                to the Aircraft interior configuration that (1) utilizes the existing seat track system (without modification), (2) does not require the addition to, removal of or modification of any Aircraft structure, (3) does not impair the value or utility of the Aircraft or any Item of Equipment or adversely affect compliance with the type certificate data sheet of the Aircraft, and (4) does not cause any change in the category or status of the Aircraft as defined by the Manufacturer.  Notwithstanding anything to the contrary herein, Lessee may request Lessor’s written consent to return the Aircraft in such modified configuration at the time of the request of such modification or subsequent to that and prior to the Termination Date, and such written consent shall be at Lessor’s sole discretion, and shall be nonrevocable by Lessor.

(c)                                  Removed Items — Title and Risk of Loss.  Except with respect to any Part that has been replaced in accordance with the terms of this Article 12, and where title to such replacement part has transferred to Lessor, title to any and all Items of Equipment removed from the Aircraft in accordance with this Section 12.7 shall remain with Lessor and risk of loss or damage to the same shall remain with Lessee during the Lease Term and Lessee shall keep, store and maintain the same in accordance with Manufacturer’s Repair Manual requirements and standard industry practice for return to Lessor on the Termination Date if Lessor elects to have the Aircraft de-modified in accordance with the following clause (d), and title to any such Part that has been replaced in accordance with the terms of this Article 12 shall without further act, vest in Lessee, whereupon such Part shall no longer be deemed a Part hereunder.  Any Part not replaced by Lessee in accordance with the above shall remain the property of Lessor.

(d)                                 De-Modification of Aircraft.  At Lessor’s option Lessee shall, in connection with Return, de-modify and restore the Aircraft to the condition and configuration it was in prior to the accomplishment of any alterations, modifications or additions performed in accordance with this Section 12.7, assuming such condition was in compliance with the terms of this Lease, notwithstanding the provision of Lessor’s consent under Section 12.7(b)(i), if

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the same is provided, or otherwise.  Notwithstanding anything to the contrary herein, Lessee may request Lessor’s written consent to return the Aircraft in such modified configuration at the time of the request of such modification or subsequent to that and prior to the Termination Date.  Any such written consent shall be at Lessor’s sole discretion, and shall be nonrevocable by Lessor.

12.8.                        Replacement of Parts.  Lessee, at its own cost and expense, shall promptly replace all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever.  In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may remove any Part, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that Lessee shall as promptly as practicable either reinstall such Part or replace such Part pursuant to the terms of this Article 12.  Each replacement part prior to installation in the Aircraft or any Item of Equipment:

(a)                                  shall be free and clear of all Liens;

(b)                                 shall be in as good operating condition and shall have a value, utility, maintenance, modification and repair status at least equal to the Part replaced, assuming such replaced Part was in the condition and repair required to be maintained by the terms hereof;

(c)                                  shall have documentation certifying compliance with all applicable Certificating Authority or Aeronautics Authority requirements, including, without limitation, if applicable:

(i)                                     a Certificating Authority Form and, if not indicated on such form, a teardown report indicating time since Overhaul and a description of work accomplished with respect to such part by an Approved Maintenance Organization;

(ii)                                  Overhaul records;

(iii)                               documentation of modification status and compliance with Airworthiness Directives; and

(iv)                              any other appropriate documentation applicable to the maintenance and repair status of such part; and

(d)                                 shall:

(i)                                     have the same part number (except to the extent the Manufacturer has superseded the part number of such Part, and in such an event the superseding part number shall be an acceptable alternate pursuant to the Manufacturer’s Repair Manual or a Required Approval) and be of the same Manufacturer as the replaced Part, provided, however, such replacement part may be of a different Manufacturer solely to the extent that such replacement part:

(A)                              is an expendable or consumable part or is a part that has a line item price of less than One Thousand Five Hundred Dollars ($1,500) in Base Year Dollars; provided that this Section 12.8(d)(i)(A) shall not apply to rotable parts; and

(B)                                such part is installed on the Airframe, and not on or in any Engine, Landing Gear, or the APU.

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(ii)                                  with respect to Time Controlled Parts, have not accumulated more time since new (and time since Overhaul if such replaced Part has previously been Overhauled) than that of the replaced Part.

12.9.                        Title to Parts.

(a)                                  Parts Replacement in Connection with Maintenance.  Any Part removed from the Airframe or any Item of Equipment shall remain the property of Lessor and subject to this Lease, no matter where located, until such time as such Part shall be replaced by a part which has been incorporated or installed in or attached to the Aircraft or an Item of Equipment pursuant to the requirements for replacement parts specified in Section 12.8 and title to such replacement part has been vested in Lessor.  Except as set forth in Section 12.10, immediately upon any replacement part becoming incorporated, installed or attached to the Aircraft or an Item of Equipment as provided above, such part shall become the property of Lessor, title to such replacement part shall immediately vest in Lessor and such replacement part shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Part which it has replaced.  Once the replacement part has become subject to this Lease, title to the Part so replaced shall immediately vest in Lessee, free and clear of all rights of Lessor and any Financing Party.

(b)                                 Parts Replacement in Connection with Discretionary Alterations, etc.  So long as no Default or Event of Default shall have occurred and be continuing, at any time during the Lease Term, Lessee may remove any Part from an Item of Equipment that was installed pursuant to Lessee’s accomplishment of an alteration, modification or addition pursuant to Section 12.7(b), provided that:

(i)                                     such Part is in addition to and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Item at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such original Part;

(ii)                                  such Part is not required to be incorporated or installed in or attached or added to such Item pursuant to the terms hereof;

(iii)                               such Part can be removed from such Item without diminishing or impairing the value, utility or airworthiness which such Item would have had at such time had such alteration, modification or addition not occurred; and

(iv)                              such Part is not required to be installed on or attached to such Item of Equipment by the Aeronautics Authority in order to maintain the airworthiness certification of the Aircraft for passenger operation.

Upon removal of any such Parts, Lessee shall restore the area where such Part was removed so that it is in the condition it would have been had such Part not been installed, assuming such condition was in compliance with the terms of this Lease, and so that such removal is undetectable.  Title to any Part removed by Lessee in accordance with the provisions of this Section 12.9(b) shall, without further act, vest in Lessee whereupon such Part shall no longer be deemed a Part hereunder.  Any Part not removed by Lessee in accordance with the above shall remain the property of Lessor.

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12.10.                  Temporary Replacement of Parts.  Provided no Event of Default has occurred and is continuing, at any time during the Lease Term, any Part incorporated or installed in or attached or added to any Item of Equipment may be replaced temporarily with a part which does not satisfy the requirements of Section 12.8; provided that

(a)                                  there shall not have been available to Lessee at the time and in the place that such substitute or replacement part was required to be installed on the Airframe or Engine a replacement part complying with the requirements of Section 12.8;

(b)                                 it would have resulted in an unreasonable disruption of the operation of the Aircraft and/or the business of Lessee as an airline to have grounded the Aircraft until such time as a replacement part complying with the requirements of Section 12.8 became available for installation on the Aircraft;

(c)                                  Lessee shall have notified Lessor as soon as practicable after the making of such substitution or replacement;

(d)                                 as soon as practicable after installation of the same on the Airframe or Engine (and in any event no later than the earliest to occur of (i) thirty (30) days following such installation, (ii) the Scheduled Termination Date or (iii) the Termination Date) Lessee shall remove any such part not complying with the requirements of Section 12.8 and replace the same with a part complying with such requirements.

Upon the replacement by Lessee of any such non-conforming part pursuant to the foregoing clause (d), title to such replacement part shall, without further act, vest in Lessor and such part shall be deemed a Part hereunder.

12.11.                  Exchanging Parts.  Any Part removed from the Aircraft or any Item of Equipment in the course of performance of maintenance on the same may be subjected by Lessee to normal exchanges customary in the airline industry in the ordinary course of Lessee’s business provided that (x) the parts replacing such removed Parts are incorporated, installed in or attached to the Aircraft or such Item of Equipment promptly following the removal of such Parts, and (y) all applicable requirements of the Aeronautics Authority or the Certificating Authority shall be adhered to with respect to all such Parts being incorporated, installed, or attached, whether or not such Part was originally removed from the Aircraft or any Item of Equipment or is a replacement for any such removed Part.  Lessee shall, whether or not such exchanged part is owned by Lessee at the time such exchange is completed, comply or ensure the continued compliance with the requirements of Sections 12.8, 12.9 and 12.10 as applicable prior to installation of the same into the Aircraft or any Item of Equipment.

12.12.                  Temporary Attachment and Removal of Engines.

(a)                                  Installation of Other Engines.

(i)                                     In the regular course of performance of Lessee’s Obligations under this Lease, Lessee may temporarily remove an Engine from the Airframe and install an engine on the Airframe that is owned by Lessee or which is subject to a lease, conditional sale agreement, trust indenture or other security agreement, provided that such other engine is (x) free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such engine and as the same are otherwise permitted to exist pursuant to Section 17.7, and (y) Lessee, or if Lessee is not the owner of the engine, the lessor, conditional seller, indenture trustee or secured party of any such engine agrees in writing in a form satisfactory to

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Lessor that it will not acquire or claim, as against Lessor, any right, title or interest in or any adverse right, title or interest to the Airframe or any Item of Equipment as the result of any such engine being installed on the Airframe.  If any of the respective interests of Lessor or any relevant Financing Party in any Item of Equipment is impaired or otherwise adversely affected by virtue of installation of such engine on the Airframe, Lessee shall promptly remove such engine from the Airframe, and if such removal is not completed within five (5) days from the date on which Lessee obtains actual knowledge of such impairment or adverse effect, such event will be deemed an Event of Default pursuant to Section 23(k).

(ii)                                  Lessee shall comply with the requirements of Section 19.4(c) for as long as such engine is installed on the Airframe and the engine shall be removed from the Airframe and the removed Engine reinstalled on the Airframe upon the occurrence and continuation of a Default or Event of Default, but in any event, not later than the Termination Date.

(iii)                               Lessor hereby agrees for the benefit of any lessor of any engine leased to Lessee or any secured party or mortgagee of an engine owned by Lessee subject to a security interest or mortgage granted by Lessee or any conditional seller of an engine purchased by Lessee subject to a conditional sale agreement that neither Lessor nor its successors or assignees will acquire or claim, as against such lessor, secured party, mortgagee or conditional vendor, or its assignee, any right, title or interest in any engine owned by such lessor under such lease or subject to a security interest, mortgage or conditional sale interest in favor of such secured party, mortgagee or conditional seller under such security agreement, mortgage or conditional sale agreement as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, security interest, mortgage or conditional sale agreement.

(b)                                 Installation of Engines on other Airframes.  Provided no Default or Event of Default has occurred and is continuing, Lessee may install an Engine removed from the Airframe on any other airframe of the same type operated by and in Lessee’s fleet of aircraft, but only if:

(i)                                     Lessee has title to such other airframe and such airframe is free and clear of all Liens (except as the same are permitted to exist pursuant to Section 17.7); or

(ii)                                  such other airframe is leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement, provided that such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and as the same are otherwise permitted to exist pursuant to Section 17.7, and (B) prior to such installation on an airframe that is leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement, Lessor shall have received from the lessor, conditional seller or secured party of such airframe a written agreement (which may be the lease, security agreement or conditional sale agreement covering such airframe), in form and substance reasonably satisfactory to Lessor, whereby such lessor, secured party or conditional seller expressly agrees that neither it/they nor its/their successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or is owned by Lessor.  If any of the respective interests of Lessor or any relevant Financing Party in an Engine is impaired or otherwise adversely affected by

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virtue of installation on any such other airframe, Lessee shall promptly reinstall such Engine on the Airframe, failing which such impairment or adverse effect will be deemed an Engine Loss;

and in either case, Lessee shall comply with the requirements of Section 19.4 for as long as such Engine is installed on such other airframe and the Engine shall be removed from such other airframe for reinstallation on the Airframe upon the occurrence and continuation of a Default or Event of Default, but in any event, not less than sixty (60) days prior to the Scheduled Termination Date.

12.13.                  Installation of Items of Equipment on Other Aircraft.  Subject to the preceding provisions of this Article 12, Lessee may permit any Item (excluding Landing Gear) to be installed on another aircraft solely to the extent such aircraft is within Lessee’s fleet of aircraft owned or leased by Lessee; provided, however, upon the occurrence and continuation of a Default or Event of Default following the removal of any such Item from the Aircraft, Lessee shall promptly, but in no event later than ten (10) days following such Default or Event of Default:

(a)                                  reinstall on the Aircraft each such Item not then currently installed thereon, assuming such Item is in airworthy condition, or

(b)                                 in the event such Item is not in an airworthy condition, such Item shall be restored promptly to an airworthy condition and reinstalled on the Aircraft or, in the case of a Part, such Part may be exchanged in accordance with Section 12.11.

12.14.                  Failure to Reinstall Engines and Items of Equipment on the Aircraft.  If Lessee fails to comply with the requirements set forth in Sections 12.12 and 12.13 hereof, the provisions of Section 8 of Appendix 2B, under the heading of “Maintenance, Modification and Operation of the Aircraft” shall be applicable.

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13.                               MAINTENANCE RESERVES

13.1.                        Maintenance Reserves.  Lessee shall make payments to Lessor in respect of the Maintenance Reserves in accordance with Appendix 2D, on a monthly basis, within ten (10) days following the last day of each Rent Period, with the first payment due ten (10) days following the second Rent Payment Date; provided that Lessee’s final payment in respect of Maintenance Reserves shall be made on the Termination Date.

13.2.                        Discrepancies.  If Lessee’s actual utilization of the Aircraft is greater than Lessee’s utilization of the Aircraft reported to Lessor in accordance with Article 16, Lessee shall make up any deficiency payments in respect of Maintenance Reserves to Lessor within three (3) Business Days of the date of receipt of written notice from Lessor.

13.3.                        Rights in Maintenance Reserves.

(a)                                  All amounts paid by Lessee in respect of Maintenance Reserves are the sole and exclusive property of Lessor (subject to Lessee’s claims for reimbursement from the Maintenance Reserves made pursuant to this Lease provided (x) no Payment Default or (y) Event of Default has occurred and is continuing) and Lessor shall be entitled to freely commingle such moneys with its several funds and deal with such moneys as Lessor sees fit.   Notwithstanding such stated intent, if and to the extent that the Maintenance Reserves or any part thereof, under any applicable Law or otherwise, are determined to be security deposits or otherwise the property of Lessee or if it is so determined those monies are a debt owed to Lessee or that Lessee shall have any interest in those monies, Lessee and Lessor agree that subclauses (i) and (ii) below shall apply.

(i)                                     Pursuant to applicable Law, Lessee hereby grants to Lessor a first and prior perfected Lien and possessory security interest in the Maintenance Reserves as security for Lessee’s Obligations, including, without limitation, the obligations of Lessee to maintain and return the Aircraft and each Item of Equipment in the condition required by this Lease.

(ii)                                  Lessee shall not assign, hypothecate or otherwise transfer its interests, if any, in the Maintenance Reserves.

(b)                                 Upon and following a Payment Default or Event of Default, and in addition to all other rights Lessor may have under this Lease under applicable Law, Lessor may use, apply or retain all or any portion of the Maintenance Reserves, and, without limitation, Lessor may immediately or at any time thereafter, while any Payment Default or Event of Default is continuing, without prior notice to Lessee (x) offset all or any part of the Obligations against the liabilities of Lessor in respect of any obligations of Lessor, or (y) apply the Maintenance Reserves in or towards the payment or discharge of the Obligations in such order as Lessor sees fit.  If Lessor uses or applies all or any portion of such Maintenance Reserves, such application shall not be deemed a cure of any Payment Default or Event of Default, and Lessee shall within three (3) Business Days after written demand therefore deposit with Lessor in cash an amount sufficient to fully restore each such Maintenance Reserve account to its original sum prior to such application plus any amount then due for payment by Lessee in respect of Maintenance Reserves.

13.4.                        Claims for Reimbursement - Timing.  Any claim by Lessee for reimbursement from the Maintenance Reserves made pursuant to this Lease shall be made within the earlier to occur of (x) one hundred eighty (180) days following the completion date of the Maintenance Check for

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which such claim is being made and (y) the Termination Date, provided, however, in the event Lessee does not have sufficient information necessary to submit such claim to Lessor by the time of the Termination Date, Lessee shall nevertheless notify Lessor of such pending claim on or prior to the Termination Date and such claim for reimbursement may then be made by Lessee following the Termination Date, but in no event later than the date that occurs one hundred eighty (180) days following the completion of the Maintenance Check for which such claim is being made.  Should Lessee fail to make such claim within such time period (or agree with Lessor in writing concerning an alternate disposition for such claim), Lessee shall thereafter be forever barred and estopped from making a claim in respect of such maintenance.

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14.                               SELLER’S AND MANUFACTURER’S WARRANTIES AND SUPPORT

14.1.                        Assignable Warranties.  At Delivery Lessor will assign or make available to Lessee for the duration of the Lease Term the benefit of all warranties given to Lessor by the Seller and the Engine Manufacturer pursuant to the airframe and engine warranty assignment agreements substantially in the forms appearing in Appendix 8. Lessor further agrees to assign or otherwise make available to Lessee such rights as Lessor may have under any warranty, service policy or product support plan of any manufacturer, vendor, subcontractor or supplier with respect to the Aircraft, any Engine or any Part, to the extent the same may legally be assigned or otherwise made available to Lessee.  Lessor agrees that it will not amend the Purchase Agreement if the amendment would have a materially adverse effect on the Aircraft or alter the Detail Specification or if it would affect the Scheduled Delivery Date of the Aircraft, unless Lessee otherwise consents, which consent will not be unreasonably withheld.

14.2.                        Reassignment; Assignment of Lessee Warranties.  On the Termination Date:

(a)                                  the benefit of any warranty and other rights assigned or made available by Lessor to Lessee pursuant to this Lease will be reassigned automatically and without further act or writing to Lessor or its designee; provided that upon the occurrence and continuation of an Event of Default, Lessor may instruct any Manufacturer of any Item of Equipment, by a reservation of rights, to make any payments of monies under any warranty claims made by Lessee directly to Lessor for further credit to Lessee upon and subject to Lessee’s cure of such Event of Default; and

(b)                                 Lessee shall assign and shall be deemed to have assigned to Lessor on and as of the Termination Date, at no charge to Lessor, any and all warranties Lessee has obtained in connection with any maintenance or services performed on the Aircraft or any Item of Equipment during the Lease Term.

14.3.                        Warranty Claims.  Lessee will diligently and promptly pursue any valid claims it may have under the warranties assigned to it hereunder with respect to the Aircraft and other Items of Equipment.  At the request of Lessor, Lessee shall provide an itemized list to Lessor not later than the earlier of (x) fourteen (14) days prior to the Scheduled Termination Date and (y) the Termination Date of all such warranty claims made by Lessee during the Lease Term to the extent historical records of the same are maintained by Lessee.

14.4.                        Assignment of Training, Product Support and Technical Assistance.  Contemporaneously with execution of the Participation Agreement, Lessor shall assign or cause to be assigned to Lessee certain rights to Seller and Engine Manufacturer training, product support and on-site technical assistance.  If Lessee fails to take Delivery of the Aircraft when tendered in accordance with this Lease (except as a result of a delay described in Section 8.3), Lessee will immediately pay to Lessor an amount equal to the Dollar value of such training (x) consumed by Lessee or (y) forfeited by Lessor, based on what the training and on-site technical assistance would have cost Lessee had Lessee purchased such training directly from Airframe Manufacturer and Engine Manufacturer. For the avoidance of doubt, this will include (i) an Airbus technical representative at Lessee’s premises for six (6) months after the Delivery Date, (ii) flight transition courses for eight (8) flight crews, consisting of one (1) captain and one (1) first officer per crew, to include ETOPS training, (iii) one hundred (100) days of maintenance training and (iv) one (1) cabin attendant course for up to three (3) cabin attendant instructors.

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15.                               SUBLEASING AND WET LEASING

15.1.                        Subleasing.  Provided no Default or Event of Default has occurred and is continuing, Lessee may, subject to the restrictions contained in Section 11.6, enter into Permitted Subleases for the Aircraft with Permitted Sublessees provided that:

(a)                                  The term of such Permitted Sublease is not for a period exceeding the Lease Term and shall expressly prohibit sub-subleasing of the Aircraft and any Item of Equipment independent of the Airframe;

(b)                                 the rights of the Permitted Sublessee under such Permitted Sublease are at all times expressly subject and subordinate to the rights of Lessor hereunder and to the interests of any Financing Parties and shall contain a provision substantially to the effect of:

“Anything in this sublease to the contrary notwithstanding, the sublessee’s rights hereunder to the possession, use and enjoyment of the Airframe, and if attached to the Airframe at the commencement of the sublease or if subsequently delivered to sublessee during the term of the sublease, the Engines in accordance with the terms hereof shall be subject to the Aircraft Lease Agreement dated October 31, 2008, (the ‘Primary Lease’) between C.I.T. Leasing Corporation, as lessor (the ‘Primary Lessor’), and the sublessor hereunder, in respect of the Aircraft, Airframe and Engines, and the sublessee confirms and agrees that this sublease is in all respects subject and subordinate to the Primary Lease.  Upon notice to the sublessee hereunder by the Primary Lessor that an Event of Default (as defined in the Primary Lease) has occurred and is continuing, and that the Primary Lease shall have been cancelled or terminated pursuant to the terms thereof, the Primary Lessor may, at its option, by written notice to the sublessee after the date of such cancellation or termination:

(i)                                     require the sublessee to enter into an agreement in form and substance satisfactory to the Primary Lessor, attorning to and recognizing the Primary Lessor, as the sublessor hereunder and reconfirming all of the obligations of the sublessee hereunder, or

(ii)                                  terminate this sublease and require prompt delivery by the sublessee of the Aircraft to the Primary Lessor, in accordance with the return provisions of this sublease.

Unless the sublessee shall have received any such written notice from the Primary Lessor requiring attornment or terminating this sublease, the sublessee shall be and remain fully obligated hereunder notwithstanding the continuance of any Event of Default under the Primary Lease or the termination or cancellation thereof pursuant to the terms thereof.”;

(c)                                  If the Permitted Sublessee is not a U.S. Air Carrier, Lessee shall cause it to deliver to and for the benefit of Lessor at or prior to the delivery of the Aircraft under the Permitted Sublease a supplemental power of attorney for deregistration of the Aircraft;

(d)                                 Lessee and such Permitted Sublessee shall not enter into any amendments, modifications, waivers or the like of any provision of the Permitted Sublease without Lessor’s prior written consent and should such consent be granted, Lessee shall deliver to Lessor a copy of any such duly executed agreements between Lessee and such Permitted Sublessee in connection with the same;

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(e)                                  if necessary, Lessee and Permitted Sublessee shall authorize the filing of and deliver documents appropriate for perfection filings in State of Registration and such other jurisdictions as Lessor, in good faith, deems reasonable and appropriate, in form and substance satisfactory to Lessor, covering the interests of Lessee and such Permitted Sublessee under such Permitted Sublease, together with any other documents requested by Lessor to protect or perfect the interest of Lessor and any Financing Parties in the Permitted Sublease in the State of Registration and/or such other jurisdictions;

(f)                                    Lessee shall assign each Permitted Sublease and all rights and security deposits and maintenance and other reserves received thereunder to Lessor pursuant to a security assignment of the Permitted Sublease together with a consent and agreement of the Permitted Sublessee, each in form and substance satisfactory to Lessor and, if applicable, each Financing Party, as security for Lessee’s Obligations, and Lessor shall receive an opinion of Lessee’s counsel regarding the enforceability and perfection of the Permitted Sublease and such assignments for security and the consent and agreement or other assurances reasonably satisfactory to Lessor;

(g)                                 the provisions of each Permitted Sublease shall provide for benefits and protections to Lessee, as sublessor, which are (in respect of material terms and in the aggregate) not less advantageous to Lessee, as sublessor, than the benefits and protections provided to Lessor by the provisions of this Lease; and

(h)                                 Lessee shall (x) notify Lessor of the terms of each Permitted Sublease (and provide copies of the final drafts thereof) not less than ten (10) Business Days prior to the execution of such Permitted Sublease, and (y) furnish the “original” copy of such Permitted Sublease to Lessor as soon as possible after the execution thereof, but in any event prior to the delivery of the Aircraft to such Permitted Sublessee.

15.2.                        Wet Leasing.  Provided no Event of Default has occurred and is continuing, Lessee may, subject to the restrictions contained in Section 11.6, enter into Wet Leases for the Aircraft to any Person provided that:

(a)                                  the Wet Lease shall provide for the chartering of the Aircraft thereunder to cease if the leasing of the Aircraft under this Lease terminates for any reason;

(b)                                 the rights of the lessee under the Wet Lease are at all times expressly subject to and subordinate to, and do not conflict in any respect with (or give such wet lessee any rights greater than the rights of Lessee under), the terms of this Lease and the rights of Lessor hereunder and the interests of any Financing Party;

(c)                                  Lessee provides Lessor with (x) a certified copy of the applicable provisions from the Wet Lease or an officer’s certificate indicating whether Lessee or the wet lessee under the Wet Lease will be responsible for maintaining the primary passenger, baggage and cargo liability insurance relating to operation under the Wet Lease, and (y) a certified copy or original of an insurance certificate and broker’s letter of undertaking confirming the maintenance of insurance coverage required by this Lease; and

(d)                                 in any event, unless otherwise agreed by Lessor in writing, the term of such Wet Lease ends on a day not later than thirty (30) days prior to the Scheduled Termination Date.

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15.3.                        No Independent Subleasing of Items of Equipment.  No Item of Equipment may be subleased independently from the Aircraft.

15.4.                        Expenses.  Lessee shall pay or reimburse Lessor and any Financing Party on demand for their reasonable respective out of pocket costs and expenses incurred in connection with the review, negotiation and consummation of the transactions contemplated by any Permitted Sublease or Wet Lease and such parties may condition their consent and approval of the same on receipt of such payment or reimbursement.

15.5.                        Lessee Remains Liable.  Lessee shall remain primarily and fully responsible and liable for the performance of its Obligations under and the observance of the terms of this Lease and the Operative Documents, notwithstanding any Permitted Sublease or any Wet Lease, as if such Permitted Sublease or Wet Lease had not occurred.

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16.                               REPORTING AND INSPECTIONS

16.1.                        Financial Reporting.  Lessee agrees to furnish to Lessor the following (unless available to Lessor via publicly available websites and Lessee has so advised Lessor), which shall be deemed Information:

(a)                                  Quarterly Statements.  As soon as practicable after the end of the first, second and third quarterly fiscal periods in each fiscal year of Holdings, and in any event within sixty (60) days thereafter (or, if Lessee has obtained an extension from the SEC to file its Form 10-Q, within ninety (90) days), a copy of the Form 10-Q (excluding exhibits) filed by Holdings with the SEC for such quarterly period; or if no such Form 10-Q was so filed, its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter (in the case of the statement of operations) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, prepared in accordance with GAAP, subject to normal year-end audit adjustments;

(b)                                 Annual Statements.  As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, a copy of the Form 10-K (excluding exhibits) filed by Holdings with the SEC for such fiscal year, or, if no such Form 10-K was so filed, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Holdings’ independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of Holdings and its Subsidiaries (including the Lessee) on a consolidated basis in accordance with GAAP;

(c)                                  [Reserved].

(d)                                 Notice of Proceedings.  Prompt notice of any litigation or arbitral proceedings not covered by insurance (except for deductibles standard in the airline industry) and of all proceedings by or before any Governmental Authority (i) which might adversely affect Lessor’s ownership or other interests in the Aircraft, or (ii) which relate to the Aircraft and where the amount involved not covered by insurance is in excess of Two Hundred Fifty Thousand Dollars ($250,000); and

(e)                                  Additional Information.  Lessee will furnish to Lessor (i) all other information reasonably requested by Lessor with respect to the financial condition, operations, business and property of Lessee, (ii) promptly after the same has been made public, a copy of any announcement released by Lessee to any stock exchange on which Lessee is publicly traded by shares (if applicable), and (iii) a copy of any other information concerning Lessee’s business which Lessee releases or otherwise makes available to its other lessors, stockholders and/or creditors generally, provided, that Lessee shall not be required to send copies of the items described in clauses (ii) and (iii) above if such items are available to Lessor via the publicly available websites and Lessee has so advised Lessor.

16.2.                        Aircraft Utilization and Other Reporting/Information.  During the Lease Term, Lessee agrees to furnish to Lessor the following information in connection with Lessee’s utilization of the Aircraft:

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(a)                                  within (i) ten (10) days following the second Rent Payment Date and each remaining Rent Payment Date during the Lease Term, and (ii) on the Termination Date, a utilization report in the form appearing in Appendix 8 reporting the utilization of the Items of Equipment set forth therein for the immediately preceding calendar month or part thereof;

(b)                                 notification within five (5) days of the removal of any Engine, Landing Gear or APU, advising of (i) the reason for such removal, (ii) the location of such Item of Equipment, (iii) the total accumulated Flight Hours and Cycles of such Item of Equipment (or total APU Hours with respect to the APU), (iv) the Flight Hours and Cycles accumulated since the most recent Engine Restoration with respect to any Engine or the most recent Overhaul with respect to any Landing Gear, as applicable, (v) the APU Hours accumulated since the most recent Overhaul with respect to the APU, and (vi) the intended workscope, if applicable;

(c)                                  information of any accident or incident with respect to any Item of Equipment (other than Parts) that (x) involve fatalities or injuries or (y) where the total estimated cost to repair all damage to the respective Item or Items of Equipment is in excess of Two Hundred Fifty Thousand Dollars ($250,000) within forty-eight (48) hours (or within twenty-four (24) hours with respect to the Aircraft or the Airframe) of the occurrence or detection thereof;

(d)                                 within a reasonable time (but not less than ten (10) days) prior to the commencement date for any Maintenance Check and in accordance with Section 12.6, the identity of the Approved Maintenance Organization Lessee intends to have perform such check together with a copy of the workscope intended to be accomplished in connection with the same; and

(e)                                  upon request of Lessor, a copy of the Maintenance Program, inclusive of all revisions issued as of the date of such request.

16.3.                        Further Information; Inspections.

(a)                                  Lessee shall provide to Lessor, at Lessor’s request during the Lease Term and within one hundred eighty (180) days following the Termination Date, a list of the airports to which Lessee has operated the Aircraft during the (i) twelve (12) months preceding such request, if requested during the Lease Term, or (ii) twelve (12) months prior to the Termination Date, if requested by Lessor after the Termination Date, and will authorize Lessor to confirm the status of Lessee’s payment of airport, navigation, and en-route charges, including, but not limited to, Eurocontrol, if applicable.

(b)                                 During the Lease Term, Lessee shall furnish to Lessor such other information concerning the location, condition, use, maintenance and operation of the Items of Equipment as Lessor may reasonably request.

(c)                                  Lessee shall permit any Person (including prospective purchasers, financiers or lessees of the Aircraft) designated in writing by Lessor, to visit and visually inspect (at any reasonable time, provided that, so long as no Event of Default has occurred and is continuing, such inspection shall not unreasonably interfere with Lessee’s business or operational commitments and shall not involve the opening of any panels, but shall include access to all compartments and bays, as well as access to the Engine and APU dataplates to verify serial numbers) the Aircraft, Engines and Items of Equipment, their condition, use and operation and the records maintained in connection therewith and to make copies of such records as Lessor may reasonably designate.

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(d)                                 Lessor shall be permitted to have representatives and/or agents present throughout the accomplishment of Maintenance Checks to observe all aspects of the same including, but not limited to, the workscope thereof.  Neither Lessor nor any person designated by Lessor shall have any duty to make any such inspection and none shall incur any liability or obligation by reason of making or not making such inspection.

16.4.                        Technical Report Prior to Return of Aircraft.

(a)                                  Twenty (20) months prior to the Scheduled Termination Date, Lessee shall provide to Lessor a maintenance status report detailing the information in the form appearing in Appendix 8.

(b)                                 At Lessor’s request, Lessee will make copies available of (i) drawings of the interior configuration of the Aircraft both as it then exists and as it will exist at Return, (ii) an Airworthiness Directive status list, (iii) a service bulletin incorporation list, (iv) Time Controlled Part listings and current maintenance status of each, (v) a list of modifications and alterations accomplished with respect to the Aircraft during the Lease Term, (vi) interior material burn certificates, (vii) the complete workscope for the Maintenance Checks and other work to be performed prior to Return, (viii) a list of all no-charge service bulletin kits with respect to the Aircraft which were ordered by Lessee from any Manufacturer, (ix) current Engine disk sheets and a description of the work accomplished during the last shop visit for each Engine and (x) any other data which is reasonably requested by Lessor in connection with any of the foregoing.

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17.                               REGISTRATION; PERFECTION OF OWNER’S TITLE; LIENS

17.1.                        Registration.  At Delivery, Lessee shall register the Aircraft (or shall cause the same to be registered) with the Register in the State of Registration with the respective interests of Lessor and any relevant Financing Party recorded to the fullest extent permitted by applicable law in the State of Registration and shall thereafter maintain such registration throughout the Lease Term.  Lessee shall bear all costs incurred in effecting and maintaining such registration during the Lease Term.  Lessor shall cooperate with Lessee in effecting and maintaining such registration and shall provide to Lessee such documents as Lessee may reasonably request in connection therewith.  Lessee shall not take or permit any action inconsistent with the continued registration of the Aircraft or the recordation of the various interests of Lessor and any Financing Party therein with the Register, except in connection with a Permitted Sublease and related re-registration of the Aircraft.  Lessor agrees that throughout the Lease Term, Lessor will either remain a Citizen of the United States or shall otherwise be qualified to register the Aircraft with the State of Registration so that the Lessee will be able to comply with the requirements of this Section 17.1.

17.2.                        Identification Plates.  Lessee shall, throughout the Lease Term, maintain in respect of the Aircraft and each Engine a fireproof identification plate of a reasonable size, in a clearly visible place in the cockpit of the Aircraft and on each Engine that contains the legend in writing appearing in Appendix 2B, Section 5.  Lessee shall not remove, or cause or permit the removal or modification of such identification plate without Lessor’s prior written consent.  Lessee shall not allow the name of any other Person (with the exception of Lessee) to be placed on the Airframe or any Engine as a designation that might be interpreted as a claim of ownership or of any interest therein.  Lessee shall promptly replace any such nameplate that becomes illegible, lost, damaged or destroyed for any reason.  If at any time Lessor transfers its interest in the Aircraft or this Lease as permitted hereunder or Lessor finances or refinances the Aircraft, Lessee will, at Lessor’s request and cost, promptly affix such new nameplates to the Airframe and the Engines as may be required by Lessor.

17.3.                        Aeronautics Authority Acknowledgment.  If and to the extent that the same is customarily available in the State of Registration, Lessee shall obtain and deliver to Lessor at Delivery, a letter from the Aeronautics Authority addressed to Lessor and (if so requested by Lessor) any Financing Party confirming that it will recognize Lessor’s title to the Aircraft and the respective rights of Lessor and/or such Financing Party to deregister the Aircraft upon the cancellation, termination or expiration of the leasing of the Aircraft hereunder.

17.4.                        Authorization to Make Perfection Filings.  The execution of this Lease by the parties hereto constitutes the authorization by Lessee to Lessor’s legal counsel to make (and where necessary to execute on Lessee’s behalf) such perfection filings as Lessor and its counsel deem necessary or desirable to protect the interest of Lessor and any Financing Party hereunder.  From time to time on reasonable written request made by Lessor, Lessee shall provide to Lessor a letter on the letterhead of Lessee, in form and substance reasonably satisfactory to Lessor and executed by an officer of Lessee, authorizing such Persons as Lessor may specify to make such perfection filings as Lessor reasonably deems necessary or desirable to protect the interests of Lessor or any Financing Party hereunder.

17.5.                        Perfection of Title.

(a)                                  Lessee shall, together with Lessor, cause, or, at Lessor’s request, assist Lessor in causing, this Lease, the Lease Supplement and any and all additional instruments which shall be executed pursuant to the terms hereof as permitted by applicable Law or regulations, to be kept, filed and recorded in the offices of any Governmental Authorities in the State of Registration as required by the Register, any applicable Aeronautics Authority and any

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applicable Law.  Lessee shall not take any action which would conflict with or adversely affect such filings and recordation of the Lease and such other documents as provided herein.

(b)                                 If at any time subsequent to the initial recordation under the preceding clause (a), any filing or recording is reasonably necessary or desirable to protect the interests of Lessor, Lessee, at its own cost and expense and upon request by Lessor, shall cause this Lease, any financing statements with respect hereto, and any and all additional instruments which shall be executed pursuant to the terms hereof, to be kept, filed and recorded and to be re-executed, refiled and re-recorded in the appropriate office or offices pursuant to applicable Laws, to perfect, protect and preserve the rights and interests of Lessor hereunder and in the Aircraft or any Item of Equipment.  At the reasonable request of Lessor, Lessee shall furnish to Lessor an opinion of counsel or other evidence satisfactory to Lessor of each such filing or re-filing and recordation or re-recordation.

(c)                                  Without limiting the foregoing, Lessee shall do or cause to be done any and all acts and things which may be required under the terms of the Mortgage Convention to perfect and preserve the title of Lessor and interests of Lessor in the Aircraft within the jurisdiction of any signatory which has ratified the Mortgage Convention if such jurisdiction is in the territory in which Lessee does or is reasonably likely to operate the Aircraft, as Lessor may reasonably request.  Lessee shall also do or cause to be done, at its own expense, any and all acts and things which may be required under the terms of any other Law involving any jurisdiction in which Lessee does, or is reasonably likely to, operate, or any and all acts and things which Lessor may reasonably request, to perfect and preserve Lessor’s ownership rights regarding the Aircraft within any such jurisdiction.

17.6.                        Cape Town Convention.

(a)                                  Lessee shall promptly enter into such amendments of the Operative Documents or into new Operative Documents (in form satisfactory to the parties), make or approve registrations, filings and recordings, and/or do or cause to be done such additional acts and things which may be reasonably requested by Lessor (for itself or for and on behalf of any Financing Party) as being required by or advisable under applicable law, in order (x) that the Operative Documents effectively constitute international interests, while retaining the commercial and business agreements of the parties as described therein in any such new Operative Documents, and provide to the such parties the full benefit of the Cape Town Convention with respect to the Aircraft and the Engines, and (y) the Operative Documents contain such provisions as may be necessary to confirm the commercial and business agreements of the parties therein to the greatest extent permitted under the Cape Town Convention, including, without limitation, with respect to:

(i)                                     matters concerning the documentation and registration in the International Registry of international interest(s) or prospective international interest(s) which are, or may be, vested in Lessor or any Financing Party under this Lease or any other Operative Documents and the relative priority thereof contemplated in the Operative Documents as against competing interests;

(ii)                                  matters concerning sales and prospective sales which are required or permitted by this Lease or the other Operative Documents, including with respect to documentation and registration in the International Registry and the relative priority thereof contemplated in the Operative Documents as against competing interests;

(iii)                               matters concerning any assignment of associated rights or

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prospective assignment of associated rights which is required or permitted or constituted by this Lease or any other Operative Document, the documentation and registration thereof in the international registry and the relative priority thereof contemplated in the Operative Documents as against competing interests;

(iv)                              delivery and recording with the Register of an irrevocable de-registration and export request authorisation substantially in the form annexed to the Protocol, which may be exercised only after the occurrence and during the continuance of an Event of Default; and

(v)                                 subject to the preceding and the following provisions of this Section 17.6, including or excluding in writing the application of any provisions of the Cape Town Convention and/or the Protocol that Lessor (for itself or acting for and on behalf of any Financing Party), acting reasonably may deem advisable in connection with the foregoing.

(b)                                 In addition to the remedies set forth in this Lease or as may otherwise be available to Lessor or any Financing Party under any other Operative Documents, at law or in equity, upon the occurrence and during the continuation of an Event of Default, Lessor may, but shall not be obligated to, exercise any remedy available to it under the Cape Town Convention and/or the Protocol (subject, in each case to the requirements and limitations of the Cape Town Convention and the Protocol), including:

(i)                                     the remedies set forth in Articles 8, 9 and 34 of the Cape Town Convention and Article IX(1) of the Protocol;

(ii)                                  relief pending final determination under Article 13 of the Cape Town Convention and Article X of the Protocol (including sale of the Aircraft and application of proceeds therefrom, but excluding the application of Article 13(2) of the Cape Town Convention); and

(iii)                               the procurement of the de-registration of the Aircraft and the export and physical transfer of the Aircraft or any Engine from the territory in which it is situated pursuant to Article IX of the Protocol, but excluding, solely to the extent permitted by Article 15 of the Cape Town Convention, the provisions of Chapter III of the Cape Town Convention with regard to default remedies without prejudice to Article IX(1) of the Protocol, provided that such exclusion shall not be applicable (to the extent permitted by Article 15 of the Cape Town Convention) to the extent such default remedies are exercised outside the territorial limits of the State of Registration and in a manner not involving the courts of the State of Registration or of its territorial units; and (y) where a remedy is available to it under the Cape Town Convention or the Protocol and also under this Agreement and the other Operative Documents or other applicable law, to the extent permitted by the Cape Town Convention and the Protocol and other applicable law, and subject to the provisions of the previous clause (x), Lessor (for itself and for and on behalf of any Financing Party) may elect under which of the foregoing it shall exercise such remedy.

(c)                                  Without limiting the generality of the foregoing or any other provisions of the Operative Documents, Lessee hereby consents, pursuant to Article XV of the Protocol, to any assignment of associated rights within the scope of Article 33(1) of the Cape Town Convention which is permitted or required by the Operative Documents and further agrees that the provisions of this Section 17.6, shall apply, in particular, with respect to Articles 31(4)

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and 36(1) of the Cape Town Convention to the extent applicable to any such assignment of associated rights.

(d)                                 In this Section 17.6 the following terms have the meanings given in the Cape Town Convention and the Protocol:

international interest, prospective international interest, international registry, assignment of associated rights, prospective assignment of associated rights, registered, sale and prospective sale and proceeds.

17.7.                        Permitted Liens.  Lessee shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to this Lease, any Item of Equipment, title thereto or any interest therein, except (i) the respective rights of Lessor and Lessee as herein provided; (ii) a Lessor’s Lien; (iii) Liens for Taxes not yet due or being contested in good faith by appropriate proceedings so long as adequate reserves are maintained with respect to such Taxes in accordance with GAAP; (iv) inchoate materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like Liens arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings (and for which adequate security has been posted by Lessee); and (v) Liens for airport, navigation, and en-route charges arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings (and for which adequate security has been posted by Lessee).  Lessee shall not be permitted to contest any Lien if such contest gives rise to any reasonable possibility of the sale, forfeiture, confiscation, distraint, seizure or loss of any Item of Equipment or any interest therein in the course of any such proceedings, or as a result of any such Lien or the respective interests of Lessor or any Financing Party will be adversely affected.  Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien not excepted above if the same shall arise at any time with respect to any Item of Equipment.

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18.                               GENERAL INDEMNITY

18.1.                        Scope.  Lessee agrees to indemnify, defend, reimburse and hold harmless, to the fullest extent permitted by Law, each Indemnitee from and against any and all Claims which in any way may result from, pertain to or arise in any manner out of, or are in any manner related to:

(a)                                  the Aircraft, this Lease or any other Operative Document, or the breach of any representation, warranty, covenant or Obligation made or to be performed by Lessee hereunder or thereunder; or

(b)                                 the condition, design, ownership, manufacture, purchase, delivery, non-delivery, lease, acceptance, rejection, possession, return, disposition, use, or operation of the Aircraft either in the air or on the ground; or

(c)                                  any defect in the Aircraft or any Item of Equipment (whether or not discovered or discoverable by Lessee or Lessor) arising from the material or any articles used therein or from the design, testing, or use thereof or from any maintenance, service, repair, overhaul, or testing of the Aircraft or any Item of Equipment, whether or not the Aircraft or any Item of Equipment is in the possession of Lessee, and regardless of where the Aircraft or any Item of Equipment may then be located; or

(d)                                 the accuracy, validity or traceability of any of the Aircraft Documents; or

(e)                                  any en route navigation charges, navigation service charges, airport charges and landing fees and all other charges payable in connection with the use of or for services provided at any airport or by any navigation service or Governmental Authority, whether in respect of the Aircraft or any other aircraft owned, leased or operated by Lessee; or

(f)                                    any lawful action taken by any Indemnitee in relation to the release or attempt to release the Aircraft from any arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft; or

(g)                                 any act or omission of Lessee which invalidates or which renders voidable any Insurances or which is outside the scope of, or excluded from, the coverage thereof; or

(h)                                 any transaction, approval, or document contemplated by this Lease or any other Operative Document or given or entered into in connection herewith or therewith.

Upon payment in full to any Indemnitee of any indemnities contained in this Article 18 by Lessee, Lessee shall be subrogated to all rights and remedies which such indemnified party has or may have against the Manufacturer or any other Person.  If any Indemnitee or Lessee has knowledge of any Claim for which Lessee is obligated to indemnify under this Article 18, it shall give prompt written notice thereof to Lessee or such Indemnitee, as the case may be, but failure to give such notice shall not relieve Lessee of its obligations hereunder.

18.2.                        Lessee’s Release.  Lessee hereby waives and releases each Indemnitee from any Claims (whether existing now or hereafter arising) for or on account of or arising or in any way connected with injury to or death of personnel of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the ownership, leasing, condition, use or operation of the Aircraft or any Item of Equipment, either in the air or on the ground, or which may be caused by any defect in the Aircraft or any Item of Equipment from the material or any article used therein or from the design or testing thereof, or use thereof, or from any maintenance, service, repair, overhaul or testing of the Aircraft or any Item of

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Equipment regardless of when such defect may be discovered, whether or not the Aircraft or any Item of Equipment is at the time in the possession of Lessee, and regardless of the location of the Aircraft or any Item of Equipment at any such time.

18.3.                        Repayment.  If an Indemnitee shall obtain a repayment of any amount paid by Lessee, such Indemnitee shall, so long as there exists no Default or Event of Default, promptly pay to Lessee the amount of such repayment, together with the amount of any interest received by such Indemnitee on account of such repayment.

18.4.                        Payment.  Subject to the provisions of Section 18.3 hereof, Lessee shall pay directly to each Indemnitee all amounts due under this Article 18 within five (5) days of the receipt of written notice by Lessee from such Indemnitee that such payment is due, together with evidence of the calculation thereof.

18.5.                        Exclusion.  Notwithstanding the foregoing provisions of this Article 18, Lessee shall not be obligated to make any payment to an Indemnitee by way of indemnity in respect of any Claim against such Indemnitee, but only to the extent that such Claim results from or arises out of:

(a)                                  the gross negligence or willful misconduct of such Indemnitee;

(b)                                 any Lessor’s Lien, except to the extent any such Claim results from or arises out of (and in which case such Claim shall not be excluded from Lessee’s indemnity Obligations under this Article 18):

(i)                                     the premature termination of any funding or other financing arrangements with a Financing Party with respect to the Lessor’s financing of the acquisition or continued ownership of the Aircraft following the occurrence and continuation of an Event of Default; or

(ii)                                  any indemnity payment payable by an Indemnitee to another Person under any financing arrangements with a Financing Party with respect to the Lessor’s financing of the acquisition or continued ownership of the Aircraft and for which Lessee has an Obligation of indemnity pursuant to Section 18.1;

(c)                                  any Taxes; or

(d)                                 acts or events which occur before Delivery or after the Termination Date (except with respect to any Claims arising from or related to Lessee’s acts or omissions in connection with its activities under and pursuant to, among other things, the Participation Agreement or any assignment of Manufacturer’s support or warranty rights), unless any such act or event results from an act or omission of Lessee which occurred during the Lease Term.

18.6.                        After-Tax Nature of Indemnity.  Each indemnity payable pursuant to this Article 18 shall be paid on an After-Tax Basis.

18.7.                        Survival.  The indemnities contained in this Article 18 shall continue in full force and effect notwithstanding the occurrence of the Termination Date, and are expressly made for the benefit of and shall be enforceable by each Indemnitee.

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19.                               INSURANCE

19.1.                        Obligation to Insure.  Lessee shall, for the Lease Term, maintain in full force and effect, at its own cost and expense, the Insurances.  Lessor is not under any duty or obligation to verify the existence or adequacy of the Insurances.

19.2.                        Liability Insurance  Lessee shall maintain in effect commercial aircraft liability insurance against bodily injury and property damage losses arising from ground, flight and taxiing exposures, including, inter alia, passenger legal liability, cargo liability and products liability insurance in the amount set forth in Appendix 2B, Section 4.1 and in the aggregate with respect to products/completed operations and Personal Injury liabilities, or such higher amount as Lessee may maintain from time to time on similar aircraft, for any one accident, or series of accidents arising out of any one event, with respect to the Aircraft and Items of Equipment.  Such policy shall include war risks coverage, inter alia, war, hijacking, acts of terrorism, confiscation, appropriation, nationalization and seizure up to the full limit required herein or the current FAA or other governmental program covering the war perils specified for the full limit required herein.  Any such liability insurance policy shall not be subject to any deductible amount except with respect to baggage, cargo/mail liability, and hangar keeper’s liability coverage, for which there may not be a deductible in an amount exceeding Ten Thousand Dollars ($10,000) or such higher amount as may be usual and customary in the worldwide airline insurance marketplace for airlines similarly situated with, and operating similar aircraft as, the Lessee as may be approved by Lessor in writing from time to time (such approval not to be unreasonably withheld).  All Insurances shall:

(a)                                  name the Additional Insureds as additional insureds;

(b)                                 be primary without right of contribution from any other insurance which is carried by any Additional Insureds with respect to the Aircraft or any Engine when not installed on the Aircraft; and

(c)                                  each liability policy shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

19.3.                        Contractual Liability; Tail Coverage for Liability Insurance  The Insurances referred to in Section 19.2 shall:

(a)                                  include and insure (to the extent of the risks covered by the policies) the indemnity provisions of Article 18;

(b)                                 for a period of two (2) years after the Termination Date, at Lessee’s cost and expense, continue to name each Indemnitee as additional insureds; and

(c)                                  should Lessor transfer its interest in the Aircraft and this Lease pursuant to Article 25, for a period of two (2) years from the effective date of such transfer continue to name as additional insured(s) the transferring Lessor (and the relevant Financing Parties and other related Indemnitees).

19.4.                        Insurance Against Loss or Damage to the Items of Equipment

(a)                                  Lessee shall maintain in effect with respect to the loss or damage to the Items of Equipment:

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(i)                                     all-risk ground, flight and ingestion aircraft hull insurance for the Agreed Value set forth in Appendix 2B, Section 4.2 covering the Aircraft, for the Engine Agreed Value set forth in Appendix 2B, Section 4.3 covering each Engine when not installed on the Airframe

(ii)                                  war risk insurance including, but not limited to, war, acts of terrorism, political/non-political hijacking, confiscation, including confiscation by the Government of Registry (other than the United States Government) appropriation, nationalization, seizure and further including coverage for electromagnetic, chemical and biological risks as the same is available on the standard commercial aviation insurance markets for airlines similarly situated with, and operating similar aircraft as, the Lessee.

(b)                                 All such insurance shall be payable in Dollars in the United States and shall be, with respect to the Aircraft and each Engine, on an “agreed value” basis as required in Article 19.4 (a) (i).  Any hull insurance carried in accordance with this Section 19.4 shall not contain any provision for self-insured amounts or a deductible that exceeds the deductible amount appearing in Appendix 2B, Section 4.4.  Any policies carried in accordance with this Section 19.4 shall designate Lessor as owner and lessor and Lessor, or its nominee, as sole loss payee, on behalf of the Additional Insureds as their respective interests may appear, of the Aircraft covered thereby.

(c)                                  Installation of Other Engines on the Aircraft  If Lessee installs an engine not owned by Lessor on the Aircraft, either (x) Lessee’s hull insurance on the Aircraft must automatically increase to such higher amount as is necessary in order to satisfy the requirement of this Section 19.4 that Lessor receive the Aircraft Agreed Value in the event of an Event of Loss and the amount required by the third party engine owner or (y) separate additional insurance on such engine will attach in order to satisfy separately the requirements of Lessee to such third party engine owner.

(d)                                 Installation of Engines on other Airframes.  If Lessee installs or permits the installation of an Engine on an airframe that is not the Airframe, either (x) the hull insurance maintained on such airframe must automatically increase by an amount equal to the Engine Agreed Value so that Lessor receives the Engine Agreed Value in the event of an Event of Loss with respect to such Engine while installed on such airframe, or (y) separate additional insurance on such Engine will attach in order to satisfy separately the requirements of Lessee with respect to such Engine.

(e)                                  Additional Lessee Coverage.  Lessee may obtain additional hull insurance on the Aircraft, over and above the Agreed Value hereunder, provided that it does not adversely affect the coverage required to be maintained hereunder. Lessor nor any of the Indemnified Parties or Additional Insureds shall have no right to any proceeds of any such additional insurance maintained by Lessee.

19.6.                        Requirements for All Insurances  All Insurances shall:

(a)                                  be maintained in effect with insurers reasonably acceptable to Lessor, of recognized responsibility, specializing and normally participating in the international airline insurance market;

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(b)                                 provide that in respect of the interests of the Additional Insureds such policies of insurance shall insure the Additional Insureds regardless of any breach or violation of any warranty, declarations or conditions contained in such policies by Lessee or any other insured;

(c)                                  provide that, other than in respect of unpaid premiums with respect to the Aircraft, Engines, Parts, and/or other Items of Equipment, the Additional Insureds shall have no responsibility for any premiums, assessments, warranties or representations in connection with such insurance;

(d)                                 include the geographic limits of all territories over which the Aircraft and any Engine will be operated, subject to such territory exclusions as may be usual and customary in the worldwide airline insurance marketplace for airlines similarly situated and operating similar aircraft as the Lessee;

(e)                                  waive any rights of setoff, counterclaim, or deduction (other than in respect of unpaid premiums with respect to the Aircraft, Engines, Parts, and/or Items of Equipment), whether by attachment or otherwise, and all rights of subrogation against the Additional Insureds and their respective successors, assigns, agents, officers, employees and servants, but only to the same extent the Lessee has waived its rights of recovery against and/or indemnified the Additional Insureds and their respective successors, assigns, agents, officers, employees and servants; and

(f)                                    provide that if the insurers cancel such insurance for any reason whatever, for nonpayment of premium, or if there is any adverse material change in policy terms and conditions adverse to the interests of the Additional Insureds, such cancellation or change shall not be effective until thirty (30) days from issurance by Lessee’s appointed broker to Lessor of such cancellation or change (ten (10) days for nonpayment of premium and seven (7) days for cancellation with respect to war risk and allied perils insurance or such shorter period as shall be customary for such insurance in such area of the world).

19.7.                        Reports  Lessee and its insurance underwriters or brokers shall advise Lessor in writing promptly of any default in the payment of any premium.  On or before the Delivery Date, and thereafter on or prior to each renewal or replacement by Lessee of the insurance required hereby, but not less often than annually, Lessee will cause its broker to furnish to Lessor one or more original certificates of insurance, and a broker’s letter of undertaking, each executed and delivered by an insurance broker appointed by Lessee and approved by Lessor (such approval not to be unreasonably withheld), which together shall describe in reasonable detail the insurance carried on the Aircraft.  Lessee will cause its insurance brokers to identify to Lessor the insurers and shall certify to Lessor that the insurance then maintained on the Aircraft is customary in the commercial passenger airline industry for airlines similarly situated with, and operating similar aircraft as, the Lessee; and shall advise Lessor in writing at least thirty (30) days (seven (7) days or such lesser period as may from time to time be applicable in the case of any war risk and allied perils coverage and ten (10) days for reason of non-payment of premiums) prior to the cancellation by the underwriters of any such insurance or as soon as possible in respect of automatic termination for war risk insurance required hereunder.  Certificates of insurance shall be provided to Lessor on or prior to the expiration or replacement date of the insurance required hereunder.  Otherwise, not less than five (5) Business Days before the expiration or termination date of any insurance required hereunder, Lessee will provide Lessor with faxed or other electronic confirmation from Lessee’s insurance brokers certifying that renewal certificates of insurance evidencing the renewal or replacement of such insurance pursuant to the provisions of this Article 19 will be issued effective as of the termination date of the prior insurance coverage.  Within fifteen (15) days after such renewal, Lessee will furnish to Lessor an

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original certificate (or other documentation reasonably acceptable to Lessor) of such insurance coverage acceptable to Lessor from such insurance broker.

19.8.                        Assignee of Lessor’s Interests  If Lessor and/or any Financing Party assigns all or any of its rights or otherwise disposes of any interest in the Aircraft or this Lease to any other Person, Lessee shall, upon request, procure that such Person shall (x) be named as loss payee in substitution for Lessor and/or such Financing Party, as applicable in the hull policies and/or as additional insured in the liability policies effected hereunder and (y) enjoy the same rights and insurance enjoyed by Lessor and such Financing Party, as applicable, under such policies.

19.9.                        Failure to Insure  If at any time the Insurances are not maintained by Lessee in compliance with this Article 19, Lessor and any Financing Party shall be entitled but not bound to do any of the following (without prejudice to any of the rights which any of them may have under the Operative Documents by reason of such failure):

(a)                            upon giving notice thereof to Lessee, to pay any premiums due or to effect or maintain such insurance or otherwise remedy such failure in such manner as Lessor or, if applicable, any Financing Party considers appropriate (and Lessee shall upon demand reimburse Lessor or if applicable, the relevant Financing Party in full for any amount so expended in that connection); and/or

(b)                           at any time while such failure is continuing, to require the Aircraft to remain at any airport or (as the case may be), subject to the Aircraft being adequately insured, proceed to and remain at any airport designated by Lessor, until such failure is remedied to Lessor’s satisfaction.

19.10.                  Lessor’s Right to Insure  Lessee acknowledges that each of Lessor and each Financing Party has an insurable interest in the Aircraft and each Item of Equipment and may, at its own expense, obtain insurance or contingent insurance in its own name with respect to such insurable interest.  Lessee shall provide to Lessor and each Financing Party all reasonable assistance as from time to time requested by it in order to adequately protect such insurable interest. Neither Lessor nor any Financing Party shall maintain any such insurance that would prejudice the insurance maintained by Lessee pursuant to this Lease.  Lessee shall have no right to any proceeds of any insurance policies maintained by Lessor.

19.11.                  Changes to Insurance Practice  If there is a material change in the generally accepted industry-wide practice with regard to the insurance for airlines similarly situated with, and operating similar aircraft as, the Lessee or any material change with respect to the insurance of aircraft based or operated in any jurisdiction in which the Aircraft may then be based or operated (whether relating to all or any of the types of Insurances required to be effected under this Article 19) for airlines similarly situated with, and operating similar aircraft as, the Lessee such that Lessor shall be of the reasonable opinion that the Insurances required pursuant to this Article 19 are insufficient to protect the respective interests of Lessor and the other Indemnitees (bearing in mind the nature and route of operation of the Aircraft), the insurance requirements set forth in this Article 19 shall be amended, as soon as practicable following notice by Lessor to Lessee, so as to include such additional or varied requirements as may be reasonably necessary to ensure that the insurance as so varied shall provide comparable protection to Lessor and the other Indemnitees to that which it would have done if such change had not occurred.  In such circumstances, Lessor will consult in good faith with Lessee in relation to any proposed change.

19.12.                  AVN 67B  Notwithstanding anything to the contrary contained in this Article 19, Lessor shall accept the terms of AVN 67B (“Airline Finance/Lease Contract Endorsement”) where

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such endorsement is contrary to the terms of this Lease as long as such endorsement is customary in the London international insurance markets for commercial passenger airline.

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20.                               LOSS AND DAMAGE TO THE AIRCRAFT AND ITEMS OF EQUIPMENT

20.1.                        Risk of Loss and Damage.  Following Delivery, Lessee shall bear the full risk of any loss, destruction, hijacking, theft, condemnation, confiscation, seizure or requisition of or damage to the Aircraft and each Item of Equipment and of any other occurrence which shall deprive Lessee of the Aircraft or any Item of Equipment for the time being of the use, possession or enjoyment thereof including, without limitation, any resulting loss in value of the Aircraft or any Item of Equipment due to any of the aforementioned circumstances.

20.2.                        Notification of Loss and Damage.

(a)                                  Lessee shall give Lessor notice in writing within two (2) days (or within twenty-four (24) hours with respect to the Aircraft or the Airframe) after the occurrence of any Event of Loss.

(b)                                 Each of Lessee and Lessor shall supply to the other all necessary information, documentation and assistance which may reasonably be required in connection with making any claim under the Insurances.

20.3.                        Event of Loss — Aircraft/Airframe.  Following Delivery, if an Event of Loss occurs in respect of the Airframe (with or without the Engines), Lessee shall pay, or procure that the insurer pays, to Lessor (or to any Financing Party named as loss payee under the Insurances) as soon as reasonably practicable but in any event within one hundred twenty (120) days after the date of such Event of Loss or, if earlier, the third Business Day following the date such insurance proceeds are received, the Agreed Value as at the date of such Event of Loss (or such earlier date, as the case may be) together with all Rent and other amounts then due and payable under Operative Documents.

(a)                                  The Net Event of Loss Proceeds received by Lessor (or such other person as may be designated as loss payee) from Lessee or the insurer pursuant to this Article 20 shall be applied as follows:

(i)                                     first, in discharge of the Agreed Value;

(ii)                                  second, in discharge of any unpaid Rent and any other amounts (other than the Agreed Value) due and payable by Lessee under the Operative Documents; and

(iii)                               third, payment of the balance, if any, to Lessee.

(b)                                 Lessee shall continue to pay Basic Rent on the days and in the amounts required under this Lease notwithstanding any such Event of Loss provided that no further installments of Basic Rent shall become due after the date on which all sums due under this Section 20.3 shall have been paid in full, and on such date the Lease Term shall terminate and Lessor shall, at Lessee’s cost and subject to the rights (if any) of the insurer cause title to the Aircraft (and to any surviving Engine) to be conveyed to Lessee (or Lessee’s insurers, as the case may be) on a quitclaim basis, without warranty or recourse, except that the same shall be free and clear of all rights of Lessor and Lessor’s Liens without representation, recourse to or warranty by Lessor or any Financing Party and, provided no Default or Event of Default has occurred and is continuing, Lessor shall thereafter return the Security Deposit to Lessee.

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20.4.                        Event of Loss — Engine or APU.  Upon the occurrence of an Event of Loss with respect to an Engine or APU, under circumstances in which there has not occurred an Event of Loss with respect to the Aircraft or Airframe, Lessee shall forthwith, but in any event, before the earliest to occur of (x) the Scheduled Termination Date, (y) the Termination Date, and (z) ninety (90) days after the occurrence of such Event of Loss, convey to Lessor, free and clear of all Liens, title to another engine or, as applicable, auxiliary power unit of the same or an improved model and suitable for installation and use on the Airframe.   Notwithstanding anything to the contrary in the preceding sentence, at such time as Lessee obtains title to (i) an engine and (ii) an auxiliary power unit, each of which complies with the requirements for a replacement engine or auxiliary power unit (as the case may be) set forth in this Section 20.4, then the ninety (90) day period specified in sub-clause (z) above shall be reduced thereafter to sixty (60) days with respect to an Event of Loss of any Engine or the APU, as applicable.

(a)                                  Replacement Engine.  The replacement engine shall not have accumulated more than one hundred ten percent (110%) of the total Flight Hours and Cycles since new and since completion of the most recent Engine Restoration as compared to the replaced Engine and have a value and utility at least equal to, and be in as good operating condition as, the Engine with respect to which such Event of Loss shall have occurred, based on but not limited to (i) Cycles accumulated on each Engine Life Limited Part, (ii) Flight Hours accumulated since new (and accumulated since completion of the most recent heavy maintenance shop visit that completed a workscope at least equivalent to that of an Engine Restoration if an Engine Restoration had previously been accomplished on the Engine that suffered such Event of Loss), and (iii) Flight Hours and Cycles accumulated since new (and accumulated since the most recent restoration or refurbishment of each engine module with respect to any module for which a restoration or refurbishment had previously been accomplished on the Engine that suffered such Event of Loss), assuming such Engine was of the value and utility and in the condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss. Prior to transfer of title of such replacement engine to Lessor, both Lessor and Lessee shall in good faith determine whether an adjustment, if any, should be made to the Engine Reserves for the replaced Engine and following transfer of title of such replacement engine to Lessor, if it was determined that (x) additional Engine Restoration Reserves (if applicable) or Engine Life Limited Parts Reserves were due, then Lessee shall promptly pay such amount due to Lessor or (y) the amount then currently held by Lessor is in excess of what is needed in the Engine Restoration Reserve (if applicable) or the Engine Life Limited Parts Reserve for the replacement engine, then, provided no Event of Default has occurred and is continuing, Lessor shall promptly refund such excess amount to Lessee, provided, that if, after becoming an Engine pursuant to this Lease, such replacement engine is covered by a Lessee Engine TCA (as defined in Section 2.A.(vi)(d) of Appendix 2D hereof), the adjustments described in this Section 20.4(a) shall only apply (A) to the Engine Restoration Reserves if an Engine Restoration has not been accomplished with respect to such replacement engine during the Lease Term, subject to a requirement for Lessee to make a payment to Lessor on the Termination Date pursuant to Section 2.A.(vi)(d) of Appendix 2D hereof, and (B) to the Engine Life Limited Parts Reserves, at the time such replacement engine becomes an Engine.

(b)                                 Replacement APU.  The replacement auxiliary power unit shall not have accumulated more than one hundred ten percent (110%) of the total APU Hours and APU Cycles since new and since completion of its most recent APU Overhaul as compared to the replaced auxillary power unit and shall have a value and utility at least equal to, and be in as good operating condition as, the APU with respect to which such Event of Loss shall have occurred, based on but not limited to (i) APU Hours (and APU Cycles if applicable) accumulated since new with respect to each APU Life Limited Part (as applicable), (ii) APU

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Hours accumulated since new (and accumulated since completion of the most recent Overhaul that completed a workscope at least equivalent to that of an Overhaul if an Overhaul had previously been accomplished on the APU that suffered such Event of Loss), and (iii) APU Hours accumulated since new (and since the most recent Overhaul for each auxiliary power unit module if an Overhaul had previously been accomplished on the APU that suffered such Event of Loss), assuming such APU was of the value and utility and in the condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss.

(c)                                  Lessor Inspection.  Lessee shall identify to Lessor a candidate replacement engine or auxiliary power unit (as applicable) and Lessor may inspect such candidate replacement engine or auxiliary power unit, which shall include, at Lessor’s option, (i) a full borescope inspection of the compressor, turbine and combustion sections of the replacement engine or auxiliary power unit and (ii) a records inspection, and the results of each such inspection must be satisfactory to Lessor.

(d)                                 Replacement Subject to Lease.  Upon acceptance by Lessor, such replacement engine or, as applicable, auxiliary power unit, shall be deemed an “Engine” or, as applicable, an “APU”, as defined herein for all purposes hereunder.  Lessee agrees to take such action and execute and deliver such documents, including, but not limited to a warranty bill of sale, a supplement hereto and legal opinions, as Lessor may reasonably request in order that any such replacement Engine or APU shall be duly and properly titled in the name of Lessor and leased hereunder to the same extent as any Engine or APU replaced thereby.

20.5.                        Event of Loss — Landing Gear.

(a)                                  Upon the occurrence of an Event of Loss with respect to a Landing Gear, under circumstances in which there has not occurred an Event of Loss with respect to the Aircraft or the Airframe, Lessee shall forthwith replace such Landing Gear as soon as reasonably possible, but in any event, before the earliest to occur of (x) the Scheduled Termination Date, (y) the Termination Date, and (z)  ninety (90) days from the date of the occurrence of such Event of Loss, by duly conveying to Lessor, free and clear of all Liens, title to another landing gear of the same or an improved model and suitable for installation and use on the Airframe.

(b)                                 The replacement landing gear shall have a value and utility at least equal to, and be in as good operating condition as, the Landing Gear with respect to which such Event of Loss shall have occurred, based on but not limited to (i) the maximum weight certified for such landing gear; (ii) Flight Hours, Cycles and calendar time accumulated since new with respect to each Landing Gear Life Limited Part (as applicable), and (iii) Flight Hours, Cycles and calendar time accumulated since new (and accumulated since Overhaul if an Overhaul had previously been accomplished on the Landing Gear that suffered such Event of Loss), assuming such Landing Gear was of the value and utility and in the condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss.

(c)                                  Lessee shall identify to Lessor a candidate replacement landing gear and Lessor may inspect such replacement landing gear, which shall include, at Lessor’s option, a records inspection, and the results of such inspection must be satisfactory to Lessor.

(d)                                 Upon acceptance by Lessor, any such replacement landing gear shall be deemed a “Landing Gear”, as defined herein for all purposes hereunder.  Lessee agrees to take such action and execute and deliver such documents, including, but not limited to a warranty

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bill of sale, a supplement hereto and legal opinions, as Lessor may reasonably request in order that any such replacement landing gear shall be duly and properly titled in the name of Lessor and leased hereunder to the same extent as any Landing Gear replaced thereby.

20.6.                        Repairable Damage.

(a)                                  In the event of repairable damage to any Item of Equipment for which Lessee’s insurance proceeds are paid or payable, subject to no Event of Default having occurred and continuing, all insurance proceeds which may be paid or payable by the insurers of the Aircraft shall, subject to receipt (x) by Lessor of a true and correct copy of the adjuster’s claim report, and (y) by Lessee and the insurers of Lessor’s prior written approval for the release of such proceeds, be paid to:

(i)                                     Lessee in respect of all loss or damage Lessee has made good (or caused to be made good), or

(ii)                                  the repairer for the cost of the completed repair works, or

(iii)                               to the vendor of any new or replacement Item of Equipment for the cost of such new or replacement Item of Equipment;

provided that Lessee shall have furnished to Lessor a true and correct copy of the insurance adjuster’s written confirmation, in a form reasonably satisfactory to Lessor, that the repairs have been fully performed and that all invoices in relation thereto have been paid and a certification by Lessee that all such repairs have been performed in accordance with the terms of this Lease.  Any such insurance proceeds payable following the occurrence and continuation of an Event of Default (or not otherwise applied in the manner described above) shall be applied in such manner as Lessor may direct.

(b)                                 In the event of repairable damage to any Item of Equipment for which insurance proceeds are paid or payable, if such insurance proceeds paid in respect thereof are insufficient to pay the cost or estimated cost of making good or repairing such damage or the cost of purchasing a replacement engine, auxiliary power unit, landing gear or part if the same is beyond economic repair, Lessee will pay the deficiency.

20.7.                        Documents Loss.  Upon the occurrence of a Documents Loss under circumstances in which there has not occurred an Event of Loss with respect to an Item of Equipment for which such Lost Documents relate, Lessee shall within thirty (30) days from the date of such loss notify Lessor in writing and thereafter replace such Lost Documents (such replacement documents hereinafter “Reconstructed Documents”) by:

(a)                                  obtaining copies of such Lost Documents from the Approved Maintenance Organization that accomplished the maintenance covered by the respective Lost Documents, each such copy to be certified by the Quality Assurance Department of the respective Approved Maintenance Organization as to being a true copy of the respective Lost Document, or

(b)                                 the re-accomplishment of Overhauls and Tasks specified in such Lost Documents as soon as reasonably possible, but in any event, before the earliest to occur of (x) sixty (60) days following the Documents Loss, (y) the Scheduled Termination Date, and (z) the Termination Date.  The Reconstructed Documents shall comply with all requirements for Required Approvals with respect to the Item of Equipment to which such Lost Documents

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relate and shall be sufficient to document the then current maintenance status of the affected Items of Equipment.  Lessor shall be entitled to inspect the Reconstructed Documents and the results of each such inspection must be satisfactory to Lessor.  Upon acceptance by Lessor, such Reconstructed Documents shall be deemed Aircraft Documents as defined herein for all purposes hereunder.

20.8.                        Application of Payments from Governmental Authorities.  Payments received by Lessor or Lessee from any Governmental Authority or entity with respect to an Event of Loss resulting from the condemnation, confiscation or seizure of, or requisition of title to or use of the Aircraft or the Airframe, shall be retained by Lessor, if received by Lessor, or promptly paid over to Lessor, if received by Lessee, up to the Agreed Value (plus any amounts of unpaid Rent and any other amounts due to Lessor hereunder or under any other Operative Documents).  At such time as Lessor has received such amounts in full, Lessor shall promptly remit the excess, if any, of such payments to Lessee.  Payments received by Lessor or Lessee from any Governmental Authority or entity with respect to an Event of Loss resulting solely from the condemnation, confiscation or seizure of, or requisition of title to or use of any Engine shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed its obligations under this Article 20 with respect to such Engine. Payments received by Lessor or Lessee from any Governmental Authority with respect to a requisition of use during the Lease Term of the Aircraft, the Airframe or any of the Engines, which requisition does not constitute an Event of Loss, shall, so long as no Default or Event of Default has occurred and is continuing, be paid to, or retained by, Lessee.

20.9.                        No Lessor Liability to Repair or Replace Following Delivery.  Lessor will not be liable for any expense in repairing or replacing any Item of Equipment or be liable to supply another aircraft or any item of equipment in lieu of the Aircraft or any Item of Equipment if the same is lost, confiscated, damaged, destroyed or otherwise rendered unfit for use or be required to produce or provide Reconstructed Documents (as such term is defined in this Article 20).

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21.                               TAXES; TAX INDEMNITY

21.1.                        Indemnity.

(a)                                  Indemnity.  Except as provided in Section 21.1(b), Lessee shall pay, and shall indemnify and hold harmless each Indemnitee for and against, all Taxes arising or resulting from or otherwise relating to any Item of Equipment, any Operative Document, or any of the transactions and activities provided for or contemplated in, or permitted by, the Operative Documents, including without limitation, the purchase, ownership, delivery, leasing, subleasing, wet-leasing, registration, possession, use, operation, landing, take-off, storage, location, presence, maintenance, alteration, modification, improvement, servicing, repair, overhaul, pooling, interchange, exchange, substitution, replacement, loss, return, sale or other disposition of, or any damage, addition or transfer of title to, any Item of Equipment or any interest therein, the execution, delivery, filing, registration, recording, presence, performance of, payment under or enforcement of, or the cure of any default or the exercise of any remedy under, any Operative Document or any other documents executed from time to time pursuant to any Operative Document (regardless of how or when such Taxes are imposed or assessed, whether imposed on or assessed against any Indemnitee, Lessee, any Item of Equipment, any Operative Document, any interest therein or any use thereof, or otherwise) and all costs and expenses (including, but not limited to, reasonable attorney’s fees and disbursements) paid or incurred by any Indemnitee with respect to any Tax for which Lessee is required to indemnify such Indemnitee pursuant to this Article 21 or in connection with the enforcement of this Article 21.

(b)                                 Excluded Taxes.  Lessee shall have no obligation under Section 21.1(a) to indemnify an Indemnitee for:

(i)                                     any Tax imposed on or measured by the total net income of such Indemnitee except to the extent that such Tax would not have been payable in the absence of (A) the registration, use, presence or other connection of any Item of Equipment in or with, or any act or omission of Lessee or any Affiliate, agent, representative or contractor of Lessee or any Person using or having possession, custody or control of any Item of Equipment in, the jurisdiction imposing such Tax, (B) the inaccuracy or breach of any of the representations, warranties, covenants or agreements of Lessee in the Operative Documents, or (C) an Event of Default;

(ii)                                  any Tax imposed on or with respect to any sale or other transfer by such Indemnitee of such Indemnitee’s interest in the Aircraft pursuant to Section 25.2, provided that the exclusion in this clause (ii) shall not apply to any sale or transfer that occurs (A) in connection with or as a result of a Default, an Event of Default, an Event of Loss, or any maintenance, repair, overhaul, pooling, interchange, exchange, removal, replacement, substitution, modification, improvement, or alteration of any Item of Equipment, or (B) at Lessee’s request, or (C) pursuant to a requirement in any Operative Document or any applicable Law;

(iii)                               any Tax to the extent that such Indemnitee’s liability for such Tax is caused directly by, and would not have been incurred but for, the gross negligence or willful misconduct of such Indemnitee; or

(iv)                              in the case of a transferee of Lessor’s interest in the Aircraft pursuant to Section 25.2, Taxes imposed on the transferee or on payments to the transferee to the extent that, under applicable Law in effect on the date of the transfer to such transferee, the amount of such Taxes exceeds the amount of Taxes that would have

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been imposed on the transferor to such transferee or on payments to such transferor and indemnified against hereunder if such transfer had not occurred, provided that the exclusion in this clause (iv) shall not apply to a transferee Lessor that acquires its interest in the Aircraft pursuant to a transfer in connection with an Event of Default.

(c)                                  No Reduction for Withholding.  Lessee agrees that all amounts payable by Lessee (or by any other Person on account of any obligation of Lessee) pursuant to the Operative Documents shall be paid without any deduction or withholding on account of any Taxes, monetary transfer fees, or other charges or withholdings of any nature, except to the extent that the deduction or withholding of any Tax is required by applicable Law, in which event Lessee shall (i) except to the extent that such Tax is an Excluded Tax described in Section 21.1(b)(iv), pay to the Person entitled to receive such payment (the “Payee”) such additional amount as is necessary so that the Payee receives, after such deduction or withholding (including any withholding with respect to such additional amount), an amount equal to the amount that the Payee would have received if such deduction or withholding had not been made and (ii) deliver to Lessor within sixty (60) days after the date of such payment an official receipt of the relevant taxing authority showing that Lessee paid to such taxing authority the full amount of the Tax required to be deducted or withheld.

21.2.                        Tax Filings; Information.

(a)                                  Unless otherwise directed or agreed in writing by Lessor, Lessee shall properly prepare and timely file all reports, returns, declarations and other documents (each a “Tax Document”) that are required by applicable Law to be filed with any Governmental Authority or other taxing authority with respect to each Indemnified Tax.

(b)                                 Lessee shall (i) deliver to Lessor within thirty (30) days after receipt of Lessor’s written request, a certificate of an officer of Lessee, in form and substance satisfactory to Lessor, demonstrating compliance with Lessee’s covenants in Section 11.6 during the period or periods specified in Lessor’s written request, and (ii) deliver to each Indemnitee as soon as reasonably practicable (and in any event within thirty (30) days) after receipt of such Indemnitee’s written request therefor, such information and copies of such records and other documents (including, without limitation, the flight log for the Aircraft) maintained or required to be maintained by Lessee or by any other user of any Item of Equipment in the regular course of its business as such Indemnitee may request from time to time to enable such Indemnitee to comply with applicable Tax reporting, audit, audit dispute resolution, and litigation requirements, and if requested by any Indemnitee, make such information, records and other documents available for inspection by such Indemnitee or its authorised representatives.

(c)                                  Without limiting the obligations of Lessee under Section 21.2(b), Lessee and Lessor shall co-operate with one another in providing information that is reasonably required to fulfill each party’s Tax filing requirements and any audit information request arising from such filing, provided that no Indemnitee shall have any obligation to furnish or disclose to Lessee or any other Person any Tax return or other information relating to its Tax affairs that such Indemnitee deems, in its sole discretion, to be confidential or proprietary.

21.3.                        Payment of Taxes and Indemnities.

(a)                                  To the extent required or permitted by applicable Law, Lessee shall pay each Indemnified Tax when due directly to the proper taxing authority, unless otherwise directed or agreed in writing by Lessor, except Indemnified Taxes (i) which Lessee is contesting in good faith by appropriate proceedings that do not involve any risk of criminal penalty or any

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reasonable possibility of sale, forfeiture, confiscation, seizure or loss of, or the imposition of any Lien on, any Item of Equipment or any interest therein and (ii) for which Lessee maintains adequate reserves in accordance with GAAP.

(b)                                 Any indemnity payable by Lessee to an Indemnitee shall be paid within ten (10) days after the date on which Lessee receives such Indemnitee’s written demand therefor (which demand shall provide a description in reasonable detail of the applicable Indemnified Taxes and the calculation of the amount of the indemnity payment demanded).

(c)                                  All amounts payable by Lessee pursuant to this Article 21 shall be paid on an After-Tax Basis.

21.4.                        Contest

(a)                                  If an Indemnitee receives a written claim from any taxing authority for any Indemnified Tax, such Indemnitee shall notify Lessee within thirty (30) days after receipt of such claim, but the failure to so notify Lessee shall not affect Lessee’s obligations under this Article 21, unless such failure causes all rights of Lessee to contest such claim to be precluded.

(b)                                 If requested by Lessee in writing within thirty (30) days after such notification, such Indemnitee shall, upon receipt of indemnity satisfactory to it and at the expense of Lessee (including, without limitation, all reasonable costs, expenses, losses, legal and accounting fees and disbursements, penalties and interest), in good faith contest (or, at the option of such Indemnitee, permit Lessee to contest) the validity, applicability or amount of such Tax in accordance with and to the extent permitted by applicable Law, and shall not settle any contest without the consent of Lessee (which consent shall not be unreasonably withheld), provided that such Indemnitee shall have no obligation to begin or continue (or to permit Lessee to begin or continue) any contest under this Section 21.4 unless the following conditions are satisfied at the time the contest is to be commenced and at all times during the contest:

(i)                                     Lessee shall have provided such Indemnitee, together with Lessee’s written contest request, with an opinion of independent tax counsel satisfactory to such Indemnitee (both as to counsel and substance) to the effect that there is a meritorious basis for such contest;

(ii)                                  contesting such Tax claim will not result in any risk of imposition of any criminal penalty or, in Lessor’s reasonable opinion, any risk of any sale, forfeiture, confiscation, seizure or loss of, or the creation of any Lien on, any Item of Equipment or any interest therein;

(iii)                               no Event of Default shall have occurred and be continuing;

(iv)                              if such Indemnitee decides to contest such Tax claim by paying the Taxes that are the subject of such claim and taking action to obtain a refund thereof, Lessee shall have advanced to such Indemnitee on an interest-free basis the amount of Taxes that are the subject of such claim and shall have agreed in writing to indemnify such Indemnitee and its Affiliates on an After-Tax Basis for any adverse Tax consequences to such Indemnitee or any of its Affiliates resulting from such interest-free advance;

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(v)                                 the amount of the Taxes to be contested exceeds $25,000 (or the equivalent in any other currency);

(vi)                              Lessee shall have provided such Indemnitee with a written acknowledgment of Lessee’s liability to indemnify such Indemnitee for the Taxes to be contested if and to the extent that the contest is not successful;

(vii)                           Lessee shall be paying, on demand and on an After-Tax Basis, all reasonable costs and expenses incurred by such Indemnitee in connection with the conduct of such contest (including, without limitation, all reasonable costs, expenses, losses, legal and accounting fees and disbursements, penalties and interest); and

(viii)                        if the sum of the Taxes that are the subject of such Tax claim exceeds One Million Dollars ($1,000,000) (or the equivalent in any other currency), Lessee shall have provided a letter of credit or other additional collateral satisfactory in form and amount to such Indemnitee to secure Lessee’s obligations hereunder;

and provided, further, that such Indemnitee shall have no obligation to begin or continue (or to permit Lessee to begin or continue) the contest of any or all of the Taxes that are the subject of such Tax claim if such Indemnitee (x) waives its right under this Article 21 to be indemnified for the Taxes which such Indemnitee declines to contest and (y) repays to Lessee the amount (if any) which Lessee previously advanced to such Indemnitee pursuant to Section 21.4(b)(iv) with respect to the Taxes that such Indemnitee declines to contest.

(c)                                  The party contesting any Tax claim pursuant to this Section 21.4 shall control the conduct of the contest and shall, upon request, consult with the other party regarding the conduct of the contest and inform the other party of the progress of the contest.

21.5.                        Refunds; Tax Savings

(a)                                  If Lessee pays an indemnity on an After-Tax Basis pursuant to Sections 21.1(a) and 21.3(c), or pays an additional amount on an After-Tax Basis pursuant to Sections 21.1(c)(i) and 21.3(c), with respect to an Indemnified Tax to an Indemnitee and such Indemnitee receives a refund of such Indemnified Tax or determines that it has received a net cash benefit due to any Tax Saving (as defined in Section 21.5(d)) with respect to such Indemnified Tax (other than any Tax Saving previously taken into account in the calculation of any indemnity pursuant to Sections 21.1(a) and 21.3(c) or any additional amount pursuant to Sections 21.1(c) and 21.3(c)), then subject to Section 21.6, such Indemnitee shall, to the extent it can do so without prejudice to the retention of such refund or Tax Saving, pay to Lessee an amount equal to the lesser of (i) the sum of such refund (after deducting all costs and expenses that were incurred by such Indemnitee and not reimbursed by Lessee for the purpose of obtaining such refund) or such net cash benefit plus any additional net cash benefit received by such Indemnitee due to any Tax Saving resulting from such payment or (ii) the amount of the indemnity or additional amount previously paid by Lessee to such Indemnitee with respect to such Indemnified Tax, less the sum of all prior payments made by such Indemnitee to Lessee pursuant to this sentence with respect to such Indemnified Tax.  If such Indemnitee receives, in addition to such refund, an amount representing interest on such refund, such Indemnitee shall pay to Lessee that proportion of such interest which is fairly attributable to the refund of the Indemnified Tax paid or indemnified by Lessee.

(b)                                 Lessee shall indemnify each Indemnitee on an After-Tax Basis for any additional Tax that is imposed on such Indemnitee as a result of the disallowance, loss, unavailability, recapture, or reduction of all or any part of any Tax Saving or refund for which

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such Indemnitee made a payment to Lessee pursuant to Section 21.5(a), and Section 21.4 shall not apply to any such Tax.

(c)                                  Each Indemnitee shall use good faith in preparing its income tax returns for any taxable year to claim any deduction or credit described in Section 21.5(d) which such Indemnitee has actual knowledge of and is entitled to claim.  Subject to the preceding sentence, each Indemnitee shall have sole discretion in the management of its Tax affairs.   No Indemnitee shall have any obligation (i) to conduct its business or arrange or alter in any respect its Tax or financial affairs so that it is entitled to receive a refund or Tax Saving or (ii) to provide to Lessee or any other Person copies of or access to any Tax returns or other information with respect to its Tax affairs.

(d)                                 For the purpose of this Section 21.5, the term “Tax Saving” means, with respect to any Indemnitee, any net reduction in such Indemnitee’s liability for Excluded Taxes on or measured by net income which such Indemnitee determines it has received by reason of any existing and currently realizable deduction from taxable income or credit against any such Excluded Tax resulting from:

(i)                                     payment of an Indemnified Tax for which Lessee previously paid an indemnity to such Indemnitee on an After-Tax Basis pursuant to Sections 21.1(a) and 21.3(c), or paid an additional amount to such Indemnitee on an After-Tax Basis pursuant to Sections 21.1(c)(i) and 21.3(c), or

(ii)                                  a payment by such Indemnitee to Lessee pursuant to this Section 21.5.

21.6                           Effect of Event of Default on Indemnitee Payment Obligations  No Indemnitee shall have any obligation to make any payment to Lessee pursuant to this Article 21 while an Event of Default is continuing.   The amount otherwise payable to Lessee may be applied to satisfy Lessee’s obligations under the Operative Documents and, to the extent not so applied,, shall be paid to Lessee following the date on which no Event of Default is continuing.

21.7                           Withholding Tax Exemption Documentation  Lessor will deliver to Lessee on or before the Delivery Date and thereafter as soon as reasonably practicable after receipt of Lessee’s written request therefor (and, in the case of any Lessor that acquires its interest in the Aircraft by transfer from a prior Lessor pursuant to Section 25.2, within thirty (30) days after the date of such transfer) a completed and signed Internal Revenue Service Form W-8BEN, W-8ECI or W-9 if Lessor is entitled by applicable Law and form instructions to execute such form and if such form is required by applicable Law to enable Lessee to pay Rent to Lessor pursuant to this Lease without withholding (or withholding at a reduced rate, as the case may be) any United States federal withholding Tax that Lessee would be required by Law to withhold in the absence of such form.

21.8                           Non-Party Indemnitees  Lessor shall make reasonable efforts to cause each other Indemnitee to comply with its obligations under this Article 21.

21.9.                        Survival.  The respective obligations of Lessee under this Article 21 shall remain in full force and effect, notwithstanding the occurrence of the Termination Date.

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22.                               RETURN OF AIRCRAFT

22.1.                        Time and Place.  On the Scheduled Termination Date (or, if applicable, the Termination Date if such date is prior to the Scheduled Termination Date) and unless the Aircraft has suffered an Event of Loss, Lessee, at its own expense, shall Return the Aircraft to Lessor at the Redelivery Location.  Lessor and Lessee shall evidence Lessor’s acceptance of Return of the Aircraft, and any exceptions thereto, by executing a Return Acceptance Certificate.  Unless a Default or an Event of Default shall have occurred and be continuing or unless this Lease shall have been cancelled by Lessor pursuant to Article 24, upon such execution and delivery, this Lease shall terminate, with neither party hereto having any further liability to the other hereunder except for those Obligations which specifically survive the expiration, cancellation or termination of this Lease or as are otherwise reserved in accordance with such Return Acceptance Certificate. If an Event of Default occurs by Lessee failing to complete Return on the Scheduled Termination Date or if an Event of Default occurs prior to or after the Scheduled Termination Date and Lessor exercises its remedy to thereafter repossesses the Aircraft, Lessee is nonetheless obligated to comply, and to have the Aircraft comply, with the return requirements set forth in this Article 22 on the date of actual Return or repossession by Lessor.

22.2                           Condition.  Upon return of the Aircraft pursuant to Section 22.1, Lessee shall comply with the requirements of Appendix 2E and Lessee shall return the Aircraft in a condition in compliance with the provisions of this Lease, including this Article 22, and Appendix 2E.

22.3                           Lessee’s Continuing Obligations.

(a)                                  If Lessee shall, for any reason whatsoever, fail to return the Aircraft in a timely manner in the condition specified in this Lease, the Obligations of Lessee shall continue and the Lease Term shall be deemed to be extended, day-to-day, until Return of the Aircraft; provided that this paragraph shall not be construed as permitting Lessee to fail to meet its Obligation to return the Aircraft in accordance with the requirements of this Lease and shall not constitute a waiver by Lessor of any Default or Event of Default arising out of such failure or prejudice the rights of Lessor under Article 24 with respect thereto.

(b)                                 If the Aircraft is not returned to Lessor in accordance with this Lease on the Scheduled Termination Date:

(i)                                     for the first fifteen (15) days following the Scheduled Termination Date, Basic Rent shall be payable in an amount equal to 125% of the monthly Basic Rent for the Aircraft, prorated on a daily basis, payable weekly in arrears, for each day following the Scheduled Termination Date until Lessor has been allowed and has completed a full and thorough inspection of the Aircraft and Aircraft Documents as contemplated herein and the Aircraft and Aircraft Documents are returned to Lessor in the condition required hereunder, and (ii) for each day after the first fifteen (15) days following the Scheduled Termination Date, an amount equal to twice the monthly Basic Rent for the Aircraft, prorated on a daily basis, payable weekly in arrears, until Lessor has been allowed and has completed a full and thorough inspection of the Aircraft and Aircraft Documents as contemplated herein and the Aircraft and Aircraft Documents are returned to Lessor in the condition required hereunder at the time of return to Lessor, provided, however, Lessor shall not unreasonably refuse to accept return of the Aircraft solely due to minor discrepancies of the Aircraft and/or the Aircraft Documents where such minor discrepancies are (x) listed as Aircraft Discrepancies in the Return Acceptance Certificate set forth in Attachment 3 to Appendix 7 hereto and (y) do not affect the airworthiness and marketability of the Aircraft; and

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(ii)                                  payments in respect of Maintenance Reserves shall continue to be payable and, with respect to Maintenance Reserves paid on a monthly basis, prorated on a daily basis based on a month consisting of thirty (30) days;

each of which amounts shall be paid by Lessee at the earlier to occur of each next Rent Payment Date, the date otherwise specified above and Return.

(c)                                  Lessor may elect, in its sole and absolute discretion and without prejudice to its rights under this Lease, to accept the return of the Aircraft prior to the Aircraft being put in the condition required by this Article 22 and thereafter have any such non-conformance corrected at such time as Lessor may deem appropriate and at commercial rates then charged by the Person selected by Lessor to accomplish such correction.  Any direct expenses incurred by Lessor for such correction will become Supplemental Rent payable by Lessee on demand following the submission of a written statement by Lessor to Lessee, identifying the items corrected and setting forth the expense of such corrections in reasonable detail.  Lessee’s Obligation to pay such Supplemental Rent will survive the Termination Date and until such time that the Aircraft is put into the condition required for Return and Lessee’s remaining Obligations due for performance on the Termination Date have been performed in full.

22.4.                        Legal Status Upon Return.  At Return, the Aircraft shall be:

(a)                                  free and clear of all Liens, except Lessor’s Liens; and

(b)                                 duly registered in the name of Lessee, as lessee, and evidencing the ownership interest of Lessor to the extent permitted under the Law of the State of Registration of the Aircraft (including, without limitation, execution and delivery by Lessee of such documents as may be required to de-register the Aircraft from the Register and to terminate the Lease or to evidence the expiration, termination or cancellation of the Lease).

At Return, Lessee shall, at its own cost and expense, procure or cooperate with Lessor in procuring the immediate deregistration of the Aircraft from the Register.

22.5.                        Airport and Navigation Charges.  Lessee shall ensure that upon Return any and all airport, navigation and other similar charges in connection with the use and operation of the Aircraft or any other aircraft operated by or in Lessee’s fleet of aircraft which give rise or would if unpaid give rise to any Lien in relation to the Aircraft or any Item of Equipment have been paid and discharged in full and will at Lessor’s request produce evidence thereof reasonably satisfactory to Lessor.

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23.                               EVENTS OF DEFAULT

Any one or more of the following events shall constitute an “Event of Default” under this Lease:

(a)                                  Lessee shall fail to make any payment of Rent or in respect of Maintenance Reserves when due hereunder and such failure shall continue for five (5) Business Days; or

(b)                                 Lessee shall fail to procure and maintain, or cause to be procured and maintained, the Insurances or Lessee shall operate the Aircraft at a time when or in a place where such Insurances shall not be in effect or is otherwise outside the scope of coverage of the Insurances or Lessee fails to comply with the provisions of Sections 11.5 (Compliance with Laws) or 17.1 (Registration); or

(c)                                  Lessee shall fail to make any payment of any portion of the Security Deposit when due hereunder and such failure shall continue for five (5) Business Days; or

(d)                                 [Reserved]

(e)                                  Lessee voluntarily suspends substantially all of its airline operations or any material franchise, concession, permit, right, or privilege required for the conduct of the business and operation of Lessee are revoked, cancelled or otherwise terminated and as a result of any of the foregoing, the preponderant business activity of Lessee shall cease to be that of a commercial airline, in each case except in connection with a merger or consolidation transaction otherwise permitted hereunder; or

(f)                                    Lessee shall cease to be a U.S. Air Carrier; or

(g)                                 Any representation or warranty made by Lessee herein or in any document or certificate furnished to Lessor in connection herewith or pursuant hereto (other than financial statements and other documents, including exhibits, filed with the SEC capable of being amended or updated) shall prove to have been incorrect in any material respect when made or deemed made; or

(h)                                 The occurrence of a Related Lease Event of Default or a Related Loan Event of Default while C.I.T. Leasing Corporation (or one of its Affiliates) owns, or is the beneficial owner of, the Aircraft; or

(i)                                     Lessee shall at any time fail to maintain the Items of Equipment so that a current and valid certificate of airworthiness cannot be or is not maintained for the Aircraft and such failure continues for ten (10) days; or

(j)                                     (i) Lessee repudiates this Lease, any Related Lease, Related Loan or any assignment for security of any Permitted Sublease or (ii) this Lease ceases to be a valid and enforceable agreement and in full force and effect for any reason due to any action or inaction of Lessee, and, in the case of this sub-clause (ii), if such unenforceability is susceptible to cure, Lessee has not cured the same within two (2) Business Days; or

(k)                                  Lessee shall fail to comply with its obligations pursuant to 17.5 (Perfection of Title), or 17.6 (Cape Town Convention) and such failure shall continue for a period of fifteen (15) Business Days after notice thereof is given by Lessor to Lessee; or

(l)                                     [Reserved.]

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(m)                               Lessee shall fail to perform or observe in any material respect any other of the covenants, conditions, or agreements to be performed or observed by it hereunder and such failure shall continue for a period in excess of thirty (30) days after written notice thereof is given by Lessor to Lessee of such failure, provided, however, that if Lessee shall be diligently undertaking to cure any such failure which as it relates to maintenance, service, repair or overhaul of the Aircraft, the Engines or Parts and, notwithstanding the diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty-day period but is curable with future due diligence, there shall exist no Event of Default under this Section 23 so long as Lessee is proceeding with due diligence to cure such failure and such failure is remedied not later than sixty (60) days after such original failure; or

(n)                                 [Reserved]

(o)                                 (i) Lessee shall commence any case, proceeding or other action (A) under any existing or future Law relating to bankruptcy, insolvency, examinership, administration, reorganization or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets, or Lessee shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Lessee any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Lessee any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Lessee shall admit in writing its inability to, pay its debts as they become due.

Lessee hereby acknowledges that the occurrence of any one of the foregoing Events of Default would represent a material default in the performance of its Obligations.

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24.                               LESSOR’S RIGHTS AND REMEDIES FOLLOWING AN EVENT OF DEFAULT

24.1.                        Lessor’s Rights Following an Event of Default.  At any time after the occurrence and continuation of an Event of Default Lessor may treat such event as a repudiation by Lessee of the Lease generally and of its Obligations and may.

(a)                                  in the event of the occurrence and continuation of an Event of Default before Delivery, by notice to Lessee terminate its obligation to lease the Aircraft to Lessee hereunder; and/or

(b)                                 proceed by appropriate court action to enforce performance by Lessee of the applicable covenants and provisions of this Lease or the other Operative Documents or to recover damages for the breach thereof; and/or

(c)                                  by notice to Lessee cancel this Lease on and as of the date specified in such notice and (without further notice to Lessee) retake possession of the Aircraft, and Lessee agrees that Lessor may by its agents or representatives for this purpose enter upon Lessee’s premises where the Aircraft may be located or cause the same to be redelivered to Lessor, and Lessor shall be entitled to act as attorney for Lessee in causing such redelivery or in directing pilots to fly the Aircraft to said airport for redelivery thereof to Lessor and shall have all the powers and authorizations legally necessary for taking such action (at Lessor’s election); and/or

(d)                                 do anything that may be required to cure the Event of Default (notwithstanding Lessor having no obligation or responsibility to do so and without prejudice to Lessor’s right to treat any such non-compliance by Lessee as an Event of Default under this Lease) and recover from Lessee all costs and expenses incurred in doing so; and/or

(e)                                  with or without taking possession thereof, sell all the Aircraft or any Item of Equipment at public or private sale, with or without advertisement, for cash or upon credit, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft or any Item of Equipment as Lessor in its sole discretion may determine appropriate, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds thereof, all in such manner and on such terms as Lessor considers appropriate in its absolute discretion, as if this Lease had never been entered into; and/or

(f)                                    require Lessee to pay to Lessor all amounts due and payable by Lessee to Lessor and/or any Indemnitee under the Operative Documents to which it is a party as of the date of termination or cancellation of this Lease; and/or

(g)                                 in the event Lessor shall have obtained possession of the Aircraft as contemplated in Section 24.1(c) above or otherwise, but shall not have re-leased or sold the Aircraft as contemplated by Section 24.4 below, Lessor shall have the right (but without limiting any of its other rights hereunder or under applicable law), by written notice to Lessee specifying a payment date, to demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice:  (A) all accrued but unpaid Basic Rent, Maintenance Reserves and any Supplemental Rent payable by Lessee for the Aircraft due to and including the payment date specified in such notice, plus (B) the aggregate unpaid Basic Rent for the Aircraft which would otherwise have accrued over the remainder of the Lease Term but for the Event of Default, discounted monthly to present value as of the payment date specified in such notice at the Discount Rate.  The amounts referred to in this Section 24.1(g) shall continue to bear interest at the Past Due Rate from the payment date specified in said

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notice until payment is made.  Following payment of all amounts payable by Lessee as provided in this Section 24.1(g) and payment of all other amounts payable pursuant to any other provisions of this Lease, including amounts payable in connection with Lessor’s exercise of its remedies hereunder pursuant to this Article 24, if Lessor subsequently re-leases the Aircraft for any portion of the Lease Term that would have remained in effect hereunder if an Event of Default had not occurred, Lessor shall refund to Lessee an amount equal to the basic rental payments paid to Lessor under the re-leasing, as the same are received by Lessor, for the period from the commencement of the term of the re-leasing to the date upon which the Lease Term for the Aircraft would have expired but for Lessee’s default, but only to the extent of the Basic Rent referred to in clause (B) of this Section 24.1(g) and Supplemental Rent referred to in clause (A) of this Section 24.1(g) are received by Lessor; provided always that Lessee shall not be entitled to any such refund under this Section 24.1(g) if (x) such refund would result in Lessor receiving and retaining less than the full amount of all payments that Lessor would have been entitled to receive and retain under this Lease (after giving effect to any discounting of future payments) if Lessee had fully performed its obligations hereunder throughout the entire Lease Term of this Lease or (y) an Event of Default has occurred pursuant to Section 23 (o) (i) or (ii); and/or

(h)                                 in connection with each of the foregoing (except Section 24.1 (g), require Lessee to pay to Lessor on demand and to indemnify Lessor for, from and against the following: all damages, costs, fees, disbursements and expenses incurred or recoverable pursuant to applicable Law by Lessor or in connection with such Event of Default, including, but not limited to:

(i)                                     all direct (but not incidental) losses, including lost profits (calculated on an After-Tax Basis) suffered by Lessor because of Lessor’s inability to place the Aircraft on lease with another lessee or inability to place the Aircraft on lease with another lessee on terms as favourable to Lessor as this Lease and the other Operative Documents or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor, or the amount received by Lessor upon a sale or other disposal of the Aircraft, is not as profitable to Lessor as leasing the Aircraft in accordance with the terms of this Lease and the other Operative Documents would have been, including, in each case, lost Rent payments during any remarketing period or during any period in which the Aircraft is placed in storage (and taking into account any expenses incurred by Lessor in remarketing the Aircraft and/or in modifying or reconfiguring the Aircraft to meet the requirements of an alternative lessee); and

(ii)                                  interest at the Past Due Rate on (A) any amounts due and payable by Lessee under this Lease, but not paid, and (B) any judgment against Lessee issued by a court of competent authority until the same are paid in full; and

(iii)                               any direct out-of-pocket loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee’s failure to redeliver the Aircraft on the date, at the place and in the condition required by this Lease, including any costs, fees, disbursements and expenses incurred in (A) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing any Item of Equipment to the condition required by this Lease and (B) preparing any Item of Equipment for sale or lease, advertising the sale or lease of any such Items and selling or re-leasing the same; and

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(iv)                              reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Default or Event of Default or the exercise of Lessor’s remedies with respect thereto; and/or

(i)                                     in connection with Section 24.1 (g) above or Section 24.3 below, require Lessee to pay to Lessor on demand and to indemnify Lessor for, from and against the following:

(i)                                     all losses related to Lessor putting the Aircraft in its required return condition in accordance with the terms of this Lease and any expenses incurred by Lessor in remarketing the Aircraft and/or in modifying or reconfiguring the Aircraft to meet the requirements of an alternative lessee; and

(ii)                                  interest at the Past Due Rate on (A) any amounts due and payable by Lessee under this Lease, but not paid, and (B) any judgment against Lessee issued by a court of competent authority until the same are paid in full; and

(iii)                               any loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee’s failure to redeliver the Aircraft on the date, at the place and in the condition required by this Lease, including any costs, fees, disbursements and expenses incurred in (A) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing any Item of Equipment to the condition required by this Lease and (B) preparing any Item of Equipment for sale or lease, advertising the sale or lease of any such Items and selling or re-leasing the same; and

(iv)                              reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Default or Event of Default or the exercise of Lessor’s remedies with respect thereto; and/or

(j)                                     require Lessee to indemnify each Indemnitee on demand against any expense which such Indemnitee may sustain or incur as a result or consequence of such Event of Default, including (but not limited to) any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft or any Item of Equipment or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to any financings by Lessor in connection with this Lease, any Operative Document, any Item of Equipment or any rights thereunder or in connection therewith (including any interest, fees, penalties, breakage costs or other sums whatsoever paid or payable on account of funds borrowed, including funds borrowed in order to carry any unpaid Rent, any unpaid amount in respect of Maintenance Reserves, or other Obligations); and/or

(k)                                  apply and/or set off against any Obligations and Lessor’s costs, damages, expenses and disbursements incurred in connection with such Event of Default, at Lessor’s discretion, all amounts paid to Lessor in respect of Maintenance Reserves or Security Deposit pursuant to this Lease, as well as any other amounts paid by Lessee under any Operative Document; and/or

(l)                                     require Lessee to redeliver possession of the Aircraft to Lessor at the Redelivery Location (or such other location as Lessor may require); and/or

(m)                               exercise any other rights, and avail itself of any of any other remedies, provided by applicable Law.

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Without prejudice to Lessor’s other remedies under this Lease or any other Operative Document, Lessee agrees that the occurrence of an Event of Default shall entitle Lessor to automatically and unilaterally cancel or terminate this Lease without requirement of judicial intervention for all legal purposes.  All costs and expenses incurred or advanced by Lessor for or on account of any Obligations following the occurrence and continuation of an Event of Default shall bear interest at the Past Due Rate from the date on which such expenditure is incurred by Lessor until the date of reimbursement thereof by Lessee (both before and after any relevant judgment, if any).

24.2.                        De-Registration.  If an Event of Default occurs following Delivery, Lessor may otherwise deal with the Aircraft as if this Lease has never been made and Lessee will at the request of Lessor take all steps necessary to effect (if applicable) de-registration of the Aircraft and its export from the country where the Aircraft is for the time being situated and any other steps necessary to enable the Aircraft to be redelivered to Lessor in accordance with this Lease. Lessee hereby irrevocably and by way of security for its obligations under this Lease appoints (which appointment is coupled with an interest) Lessor as its attorney to execute and deliver any documentation and to do any act or thing required in connection with the foregoing.

24.3                           Present Value of Payments.  In calculating Lessor’s damages hereunder, upon the occurrence of an Event of Default all Rent and other amounts which would have been due hereunder during the Lease Term if an Event of Default had not occurred, together with amounts, if any, scheduled to be paid by a new lessee after any re-lease of the Aircraft, will be calculated on a present value basis using a discount rate equal to the Discount Rate, discounted to the earlier of the date on which Lessor obtains possession of the Aircraft or Lessee makes an effective tender thereof.

24.4.                        Damages After Re-Lease or Sale.  In the event Lessor shall have re-leased the Aircraft or shall have sold the Aircraft, Lessor, in lieu of exercising its rights under Section 24.1(g) above, (but without limiting any of its other rights hereunder or under applicable law), may, if it shall so elect, demand that Lessee pay Lessor and Lessee shall pay Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft due for the period commencing as of the commencement of the term of the re-leasing or the date of sale, as the case may be) any accrued but unpaid Basic Rent, Maintenance Reserves and Supplemental Rent for the Aircraft due up to and including the date of the commencement of the term of the re-leasing or the date of sale plus:

(i)                                     in the case of a re-leasing, the excess of (A) the aggregate unpaid Basic Rent for the Aircraft which would otherwise have become due hereunder over the Lease Term but for the Event of Default, discounted monthly to present value as of the date of the commencement of the term of the re-leasing at the Discount Rate, over (B) the aggregate basic rental payments to become due under the re-leasing from the date of the commencement of the term of the re-leasing to the date upon which the Lease Term for the Aircraft would have expired but for Lessee’s default, discounted monthly to present value as of the date of the commencement of the term of the re-leasing at the Discount Rate, or

(ii)                                  in the case of a sale, the excess of (A) the Agreed Value for the Aircraft, computed as of the Basic Rent payment date immediately preceding the date of sale, over (B) the net cash proceeds of such sale.

For the avoidance of doubt, the amounts specified in this Section 24.4 shall continue to bear interest at the Past Due Rate from the date of the commencement of the term of the re-leasing or the date of sale, as the case may be, until payment is made.

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24.5.                        Remedies Cumulative.  Except as otherwise expressly provided above, no remedy referred to in this Article 24 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor; and the exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies.  No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

24.6.                        Lessor’s Exercise of Remedies.  In effecting any repossession of the Aircraft (including the Aircraft Documents, any Item of Equipment, an Engine, or Part) (“Repossessed Items”), Lessor and its representatives and agents, to the extent permitted by Law, shall:

(a)                                  have the right to enter upon any premises where it reasonably believes the Repossessed Items to be located; and

(b)                                 have the right to maintain possession of and dispose of the Repossessed Items on any premises owned by Lessee or under Lessee’s control.

24.7.                        Application of Payments Following Default or Event of Default.  Any and all payments received by Lessor under this Lease and under any other Operative Document following the occurrence and continuation of a Default or Event of Default, whether in respect of Rent, Supplemental Rent or otherwise, may be applied by Lessor to the Obligations of Lessee in any manner or order as Lessor may determine in its sole discretion, notwithstanding any instructions, directions or notice given by Lessee or any other Person with respect to the application of such payments.

24.8.                        Use of Termination Date.  If this Lease is cancelled or the leasing of the Aircraft is otherwise terminated and the Aircraft is repossessed in connection with Lessor’s exercise of remedies following the occurrence and continuation of an Event of Default prior to the Scheduled Termination Date, then notwithstanding the use of the term “Termination Date” in this Lease, the period of the Lease Term and the “Scheduled Termination Date” will be utilized in calculating the damages to which Lessor may be entitled to receive from Lessee pursuant to Section 24.1.

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25.                               ASSIGNMENT AND TRANSFER

25.1.                        No Assignment by Lessee.  Except as permitted by Section 15.1, Lessee shall not transfer, assign, novate, mortgage or complete any other such or similar transfer of any interest in this Lease or any of its rights hereunder or in any Item of Equipment, and any such purported assignment shall be void ab initio.

25.2.                        Transfer of Lessor’s Interests.  Each of Lessor and any Financing Party may at any time and without Lessee’s consent transfer to any Person (a “Transferee”) the Aircraft and/or all or any of its rights and obligations under this Lease and the other Operative Documents to which it is a party (such transfer to include any delegation to a Servicer pursuant to Section 27.3 hereof); provided (A) any such Transferee shall have a minimum net worth of Twenty Five Million Dollars ($25,000,000) or its obligations under this Lease shall be guaranteed by a Person having such minimum net worth and (B) no such transfer shall, individually or in the aggregate, increase Lessee’s liabilities or obligations hereunder (including without limitation those set forth in Sections 5.6, 8.6, 11.6, 18, 21 and 24) or materially adversely affect Lessee’s rights under this Lease or any other Operative Document to which it is a party, based on current laws in effect at the time of such transfer, than it would have had if such transfer had not taken place.  Lessee acknowledges that an increase in the number of Indemnitees and/or Additional Insureds shall not, of itself, constitute an increase in Lessee’s obligations hereunder. No such transfer shall render the Aircraft ineligible for registration in the United States.

25.3.                        Cooperation with Transfers.  Lessee shall do such things and execute such documents as may be reasonably requested of it to give effect to a transfer contemplated by Section 25.2 including (a) entering into an assignment and assumption agreement or novation deed with the Transferee in form and substance reasonably satisfactory to Lessee, and (b) providing Lessor scheduling and routing information for the Aircraft or the Item of Equipment being transferred.  Lessor shall reimburse (or cause Lessee to be reimbursed) for any reasonable out-of-pocket expenses (including reasonable legal fees) incurred by Lessee in connection with such transfer and the recordation of any instruments in connection therewith.  Lessee shall make such amendments to the Insurances effected in respect of the Aircraft so as to ensure continued compliance with the requirements of Article 19 with regard to the interests of such Transferee and any new Financing Parties and shall provide to Lessor updated documentation evidencing such amendments.

25.4.                        Financings.  Lessor may at any time and without Lessee’s consent enter into any financing arrangements (which may include the conversion of the lease transaction contemplated by this Lease to a “leveraged lease” structure, a “head-lease, sub-lease” or other lease structure) with respect to the Aircraft pursuant to which (a) Lessor may assign its rights under this Lease and the other Operative Documents (by way of security) to any Financing Parties and (b) Lessor may execute a mortgage over the Aircraft in favor of the Financing Parties; provided, that no such financing transaction shall, individually or in the aggregate, increase Lessee’s liabilities or obligations hereunder (including without limitation those set forth in Sections 5.6, 8.6, 11.6, 18, 21 and 24) or materially adversely affect Lessee’s rights under this Lease or any other Operative Document to which it is a party, based on current laws in effect at the time of such transfer, than it would have had if such transfer had not taken place. Such financing arrangements may also take the form of a securitization (a “Securitization”) involving one or more loans from one or more financial institutions (each a “Lender”), and/or with notes, loan certificates, or pass through certificates issued pursuant to an indenture with a trustee (the “Trustee”), which notes, loan certificates or pass through certificates may be guaranteed (in whole or in part) by one or more monoline insurers (each, a “Financial Guarantor”).  Lessee acknowledges that an increase in the number of Indemnitees and/or Additional Insureds shall not, of itself, constitute an increase in Lessee’s obligations hereunder.

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25.5.                        Cooperation with Financings.  Lessee shall cooperate with Lessor and do such things and execute such documents and make such filings and registrations in the State of Registration as may be reasonably requested of it by Lessor in order to protect the interests of the Financing Parties and/or Lessor in connection with any financing contemplated by Section 25.4 including, without limitation, (a) executing an acknowledgement of any assignment of Lessor’s rights under this Lease in favor of any relevant Financing Party, on terms customary in aircraft financing transactions or Securitizations, (b) providing Lessor scheduling and routing information for the Aircraft or any Item of Equipment being financed, (c) making such amendments to this Lease and any of the other Operative Documents and executing such additional documents, as may be reasonably requested by Lessor in connection with the Securitization, provided that any such amendment or additional documentation does not adversely affect the rights, or increase the obligations, of Lessee under the Lease and Operative Documents, and (d) making such amendments to the Insurances maintained in respect of the Aircraft to ensure continued compliance with the requirements of Article 19 with regard to the interests of Lessor and any such Financing Party, and shall provide to Lessor updated documentation evidencing such amendments.  Lessor shall reimburse (or cause Lessee to be reimbursed) for any reasonable out-of-pocket expenses (including reasonable legal fees) incurred by Lessee in connection with such financing transaction and in the recordation of any instruments in connection therewith.

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26.                               LAW AND JURISDICTION

26.1.                        Governing Law.  THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NEW YORK, U.S.A. APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

26.2.                        Consent to Jurisdiction.  Each of Lessee and Lessor hereby irrevocably consents that any legal action or proceeding against Lessee or Lessor or any of Lessee’s or Lessor’s assets with respect to this Lease may be brought in any jurisdiction where Lessee or Lessor or any of their respective assets may be found, or in any court of the State of New York or any Federal court of the United States of America located in New York, New York, located in the Borough of Manhattan, United States of America, as Lessee or Lessor may elect, and by execution and delivery of this Lease each of Lessee and Lessor hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts.

26.3.                        Process Agent and Service of Process.  Lessee shall, not later than the execution date of this Lease, irrevocably designate, appoint and empower a duly authorized agent for service of process in the State of New York reasonably acceptable to Lessor in any suit or proceeding with respect to this Lease.  A copy of any such process served on such agent shall be promptly forwarded by airmail by the person commencing such proceeding to Lessee at its address set forth in Appendix 2B, Section 6, but the failure of Lessee to receive such copies shall not affect in any way the service of such process as aforesaid.  Lessee further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to Lessee at its address set forth in Appendix 2B, Section 6.  The foregoing, however, shall not limit the rights of Lessor to serve process in any other manner permitted by Law or to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction.

26.4.                        Jurisdiction and Forum.  Lessee agrees that final judgment against Lessee in any action or proceeding in connection with this Lease shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of Lessee’s indebtedness.  Lessee hereby irrevocably waives, to the fullest extent permitted by Law, any objection which Lessee may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease brought in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the State of New York has been brought in an inconvenient forum.  To the extent that Lessee may in any jurisdiction in which proceedings may at any time be taken for the determination of any question arising under or for the enforcement of this Lease (including any interlocutory proceedings or the execution of any judgment or award arising therefrom) be entitled to claim or otherwise be accorded for itself or its property, assets or revenues immunity from suit or attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction, there may be attributed to Lessee, or its property, assets or revenues such immunity (whether or not claimed), Lessee hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by the Law of such jurisdiction.

26.5.                        Waiver of Jury Trial.  THE LESSEE AND THE LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN

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TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS LEASE, ANY OF THE OPERATIVE DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

26.6.                        Waiver of Immunity.  Each party to this Lease agrees that in any legal action or proceedings against it or its assets in connection with this Lease and/or any other Operative Document no immunity from such legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets, irrevocably waives any such right of immunity which it or its assets now have or may hereafter acquire or which may be attributed to it or its assets and consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such action or proceedings.

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27.                               MISCELLANEOUS

27.1.                        Severability.  Any provision of this Lease prohibited by or unlawful or unenforceable under any applicable Law actually applied by any court of competent jurisdiction shall, to the extent required by such Law, be severed from this Lease and rendered ineffective so far as is possible without modifying the remaining provisions of this Lease.

27.2.                        Amendments.  No term or provision of this Lease may be amended, modified, waived, discharged or terminated orally, but only by a written instrument signed by Lessor and Lessee.

27.3.                        Lessor’s Right to Perform; Lessor’s Right to Delegate and Servicer.

(a)                                  If Lessee fails to perform or comply with any Obligations, Lessor shall have the right, but not the obligation, to discharge such obligation, and the amount of such payment made and the expenses of Lessor incurred in connection with such discharge shall be payable by Lessee upon demand, together with interest at the Past Due Rate from the date such expenses were incurred.

(b)                                 Lessor may delegate to any Person or Persons (the “Servicer”) all or any of the rights, powers or discretions vested in it by this Lease or any of the other Operative Documents, and any such delegation may be made upon such terms and conditions and subject to such regulations (including the power to sub-delegate) as Lessor in its absolute discretion deems fit, but Lessor shall continue to remain liable to Lessee for the full performance of the obligations of the Lessor hereunder notwithstanding any such delegation.  Upon notice to the Lessee of the appointment of such a Servicer, such Servicer may act as Lessor’s servicer for all matters related to this Lease and the Aircraft, and Lessee agrees that it shall communicate with and deal with such Servicer with respect to all such matters as if the Servicer were the Lessor under this Lease.

27.4.                        Counterparts.  This Lease may be executed simultaneously in two or more counterparts and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the counterpart which has been marked “Original” on the signature page thereof.

27.5.                        Delivery of Documents by Electronic Means.  Delivery of an executed counterpart of this Lease or of any other documents in connection with this Lease by fax or other electronic image file will be deemed as effective as delivery of an originally executed counterpart.  Any party delivering an executed counterpart of this Lease or other document by fax or other electronic image file will also deliver an originally executed counterpart, but the failure of any party to deliver an originally executed counterpart of this Lease or such other document will not affect the validity or effectiveness of this Lease or such other document.

27.6.                        Survival.  The representations, warranties, covenants, agreements and indemnities (including, without limitation, the indemnities contained in Articles 18, 21 and 24) of Lessee and Lessor set forth in this Lease, and Lessee’s and Lessor’s obligations hereunder, shall survive the Termination Date to the extent required for full performance and satisfaction thereof.

27.7.                        Entire Lease.  This Lease (including all Appendices) and the other Operative Documents executed pursuant hereto constitute the entire agreement between Lessor and Lessee

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regarding the Aircraft and any prior or contemporaneous written or oral understandings with regard to the subject matter hereof are superseded hereby in their entirety.

27.8.                        Successors and Assigns.  Subject to the provisions of Article 25, the terms and provisions of this Lease and each other Operative Document shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

27.9.                        Brokers.  Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorney’s fees and disbursements) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the lease of the Aircraft, if such claim, damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents.  It is understood and agreed between the parties that this Lease has been concluded by direct negotiation without any intermediaries, agents or brokers (other than professional advisors).  Each party hereby represents and warrants to the other party that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Lease, to any Person.

27.10.                  Transaction Costs.  Whether or not the transactions contemplated hereby are consummated, each party hereto agrees to pay its own costs and expenses incurred in connection with the preparation, execution and delivery of this Lease and any other documents delivered in connection herewith, including without limitation the fees, expenses and disbursements of counsel, except as otherwise expressly set forth herein.  In addition, Lessee shall be solely responsible for (i) all costs, including reasonable attorneys’ fees and disbursements, incurred in registering the Aircraft and an executed counterpart of this Lease and the Lease Supplement in the State of Registration and any other necessary jurisdiction, (ii) all costs, including reasonable attorneys’ fees and disbursements, incurred in connection with the de-registration of the Aircraft from the Register or any other applicable Aeronautics Authority upon the cancellation or termination of this Lease and (iii) payment to Lessor on execution of this Lease of the Documentation Fee, which amount shall be refundable if the transactions contemplated by this Lease are not consummated as a result of any act or failure to act by Lessor.  Each of Lessor and Lessee agrees to pay the reasonable costs and expenses (including attorneys’ fees and disbursements) of the other party incurred in connection with the entering into or giving or withholding of any future waiver, supplement or amendment or other action with respect to the Lease or any other document delivered in connection therewith that it may request, except in the case of an Event of Default in which case all of such costs shall be at the expense of Lessee.

27.11.                  Time is of the Essence.  Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

27.12.                  Language.   This Lease is in the English language and all notices, opinions, financial statements and other documents given under this Lease shall be provided in the English language

27.13                     No Rights of Third Parties.  No third parties, other than Indemnitees and Affiliates of Lessor, are intended to nor shall they be deemed to have a right to (x) benefit from, or (y) seek to enforce, any of the provisions of this Lease, and any enforcement by an Indemnitee shall be made by and through Lessor, except as otherwise provided in Sections 18 or 19.

27.14.                  Delegation.  Lessor may delegate to any appropriately licensed and/or experienced person(s) all or any of the rights, powers or discretions vested in it by this Lease or any other Operative Document and any such delegation may be made upon such terms and conditions as between such person and Lessor as Lessor in its absolute discretion may determine.

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27.15.                  Further Assurances.  Lessee shall from time to time do and perform such other and further acts and execute and deliver any and all such further instruments as may be required by law or reasonably requested in writing by Lessor to establish, maintain and protect the rights and remedies of Lessor and to carry out and effect the intent and purposes of this Lease and the other Operative Documents.

27.16.                  Rights at Law.  Nothing contained in any Operative Document shall be construed to limit in any way any right, power, remedy or privilege of Lessor hereunder or under any other Operative Document or now or hereafter existing at law or in equity.  Each and every right, power, remedy and privilege of Lessor under the Operative Documents (i) shall be in addition to and not in limitation of, or in substitution for, any other right, power, remedy or privilege under any Operative Document or at law or in equity, (ii) may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lessor and (iii) shall be cumulative and not mutually exclusive and the exercise of one shall not be deemed a waiver of the right to exercise any other.

27.17.                  Confidentiality.

(a)                                  During the Lease Term the contents of this Lease and the other Operative Documents and all Information shall remain confidential and the parties hereto and their respective Affiliates will not disclose the Information to any other Person without prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, that Lessor and Lessee may, without the consent of each other party, disclose the Information in any of the following situations:

(i)                                     To directors, officers, employees, permitted assigns and agents (such assigns and agents to agree in writing to be bound by the provisions of this 27.17) of Lessor, Lessee or any Affiliate (direct or indirect) of any of such parties; or

(ii)                                  To auditors, accountants or legal advisors of Lessor, Lessee or any Affiliate (direct or indirect) of any of such parties; or

(iii)                               To actual or potential lenders/Financing Parties, purchasers or other permitted assigns of Lessor, Lessee or any Affiliate of any of such parties, including but not limited to providing financial information about Lessee to potential lenders/Financing Parties to, and purchasers from, Lessor, provided that such potential lenders/Financing Parties will agree in writing for the benefit of Lessee to keep such Information confidential in a manner similar to the provisions hereunder and that their access to Information is solely for purposes of evaluating an investment in a Securitization or other financing of the Aircraft, or such purchaser provides to Lessee a confidentiality agreement in a form reasonably acceptable to Lessee; or

(iv)                              To rating agencies with respect to ratings of Lessor or a related Securitization; or

(v)                                 To such other parties as Lessor or Lessee may reasonably believe to be required by law, by government regulation or order (including, without limitation any regulation or order of a bank regulatory agency), by subpoena or by any other legal process.

(b)                                 Notwithstanding any of the foregoing, Information will not be considered confidential, and Lessor and Lessee and their respective Affiliates may disclose any item of the Information without restriction in any of the following circumstances, if such item:

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(i)                                     is publicly available (either to the general public or to any relevant trade or industry) prior to any party’s receipt of it from another party hereto;

(ii)                                  is thereafter made publicly available (either to the general public or to any relevant trade or industry) by another party hereto or by a third party which is entitled to make such item publicly available; or

(iii)                               was known to any party hereto on a non-confidential basis prior to its disclosure to such party by another party hereto.

27.18.                  Notices.  All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally, when telecopied, or if deposited in the mail, when received, to the addressees appearing in Appendix 2B, Section 6 or to such other address as any party may designate for itself by written notice to the other party or parties.

27.19.                  Section 1110.  The Lessee acknowledges that the Lessor would not have entered into this Lease unless it had available to it the benefits of a lessor under Section 1110 of Title 11 of the United States Code (“Section 1110”).  The Lessee covenants and agrees with the Lessor that to better ensure the availability of such benefits, the Lessee shall support any motion, petition or application filed by the Lessor with any bankruptcy court having jurisdiction over the Lessee, whereby the Lessor seeks recovery of possession of the Aircraft under Section 1110 and shall not in any way oppose such action by the Lessor unless the Lessee shall have complied with the requirements of Section 1110 to be fulfilled in order to entitle the Lessee to continue use and possession of the Aircraft under this Lease.  In the event Section 1110 is amended, or it is repealed and another statute is enacted in place thereof, the Lessor and the Lessee agree to amend this Lease and take such other action (to the extent not inconsistent with this Lease) as the Lessor reasonably deems necessary so as to afford to the Lessor the rights and benefits as such amended or substituted statute confers upon owners and lessors of aircraft similarly situated to the Lessor

27.20.                  No Future Documentation Fee.   Lessee and Lessor hereby agree that, with respect to any additional aircraft delivered to Lessee from Lessor on or prior to December 31, 2012, Lessee shall not be required to pay a Documentation Fee.

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28.                               CRAF PROGRAM.

28.1                           Commitment to CRAF.   So long as no Default or Event of Default shall have occurred and be continuing, Lessee may use the Aircraft in connection with contract solicitations by the Air Mobility Command of the United States Government (“AMC”) and may transfer possession of the Aircraft to the United States Government or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program authorized under 10 U.S.C. § 9511 et seq., or any substantially similar or substitute program (hereafter, the “CRAF Program”), for a period not extending beyond the last day of the Lease Term, provided that:  (i) the rights of the AMC or the recipient under the CRAF Program shall be subject and subordinate to all the terms of this Lease, including the right of Lessor to terminate this Lease and immediately repossess the Aircraft following an Event of Default, (ii) Lessee shall remain primarily liable for the performance of all the terms of this Lease to the same extent as if such use or transfer had not occurred, and (iii) Lessee shall promptly notify Lessor upon subjecting the Airframe or any Engine to the CRAF Program in any contract year and provide Lessor with the name and address of the Contracting Office Representative for the AMC to whom notice must be given in connection with the enforcement of remedies under this Lease pursuant to Article 24 hereof.  Lessee agrees to promptly notify Lessor in writing of the transfer of possession of the Airframe and any Engine to the CRAF Program and of any activation of the Airframe and any Engine under the CRAF Program.

28.2                           Indemnification by United States Government.   Notwithstanding any other provision of this Lease requiring Lessee to maintain insurance in respect of the Aircraft, Lessor agrees to accept, in lieu of commercial insurance against any risk with respect to the Aircraft, insurance provided by the FAA under Chapter 443 of Title 49 of the United States Code or indemnification from the United States Government in favor of Lessor against such risk in an amount which, when added to the amount of commercial or FAA insurance against such risk maintained by Lessee (including permitted self-insurance) with respect to the Aircraft, shall be at least equal to the amount of insurance against such risk otherwise required by Article 19 of this Lease, provided that Lessee shall promptly notify Lessor as to the existence of such FAA insurance or United States Government indemnification and promptly furnish to Lessor a copy of such FAA insurance or United States Government indemnification agreement and a certificate of a firm of independent aircraft insurance brokers of recognized standing and responsibility, appointed by Lessee, certifying that such indemnification and other insurance maintained by Lessee with respect to the Aircraft is in full compliance with all the requirements of this Article 28 of this Lease.

28.3                           No Geographical Limits.   So long as the Aircraft is operated pursuant to the CRAF Program pursuant to which the United States Government has assumed liability for any damage, loss, destruction or failure to return possession of the Aircraft and for injury to persons and damage to property of others and all other liabilities and risks required to be insured against pursuant to Article 19, there will be no limitation on the geographic area in which the Aircraft may be operated pursuant to the CRAF Program.

28.4                           Notice of Default.   If an Event of Default occurs under this Lease and Lessor elects to pursue its remedies under Article 24 to terminate this Lease and repossess the Aircraft, Lessor will so notify the United States Government by sending a written communication to that effect to the following address:

Headquarters Air Mobility Command
AMC Contracting Office - DOYAI
402 Scott Drive, Unit 3A1
Scott Air Force Base, Illinois 62225-5302

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28.5                           Receipt of Payments.  So long as no Default or Event of Default has occurred and is continuing, all payments received by Lessee from the United States Government or any instrumentality or agency thereof for the use and operation of the Aircraft under the CRAF Program will be paid over to or retained by Lessee.  If a Default or an Event of Default has occurred and is continuing, all payments received by Lessee from the United States Government or any instrumentality or agency thereof for the use and operation of the Aircraft under the CRAF Program shall be paid to Lessor and may be used by Lessor to satisfy any obligations owing by Lessee under this Lease.  In furtherance thereof, Lessee hereby assigns to Lessor, as security for the performance of Lessee’s obligations hereunder, all of Lessee’s present and future rights to payments from the United States Government or any instrumentality or agency thereof for the use and operation of the Aircraft under the CRAF Program.  On request by Lessor, Lessee shall at its sole expense take all actions necessary to perfect Lessor’s rights and interests in respect thereof, including, without limitation, compliance with the Assignment of Claims Act, 31 U.S.C., Section 3727, and Lessee shall provide Lessor with a legal opinion, in form and substance reasonably satisfactory to Lessor, as to the due perfection of such assignment.

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IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed by their authorized representatives as of the 31st day of October, 2008.

HAWAIIAN AIRLINES, INC.	C.I.T. LEASING CORPORATION
Lessee	Lessor

By:	By:

Name:	Name:

Title:	Title:

By:

Name:

Title:

TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE PERFECTED THROUGH THE POSSESSION OF ANY ORIGINAL OR COPY HEREOF OTHER THAN THAT MARKED “CHATTEL PAPER ORIGINAL”.

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CHATTEL PAPER ORIGINAL

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed by their authorized representatives as of the 31st day of October, 2008.

HAWAIIAN AIRLINES, INC.	C.I.T. LEASING CORPORATION
Lessee	Lessor

By:	By:

Name:	Name:

Title:	Title:

By:

Name:

Title:

TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE PERFECTED THROUGH THE POSSESSION OF ANY ORIGINAL OR COPY HEREOF OTHER THAN THAT MARKED “CHATTEL PAPER ORIGINAL”.

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Appendix 1

to Aircraft Lease Agreement

DEFINITIONS

Airbus Aircraft — New

“Acceptance Certificate” means the acceptance certificate executed and delivered by Lessee to Lessor at Delivery in the form of Appendix 3.

“Additional Insureds” means the Indemnitees and each of them.

“Aeronautics Authority” means the FAA or such other governmental department, bureau, commission or agency that under the Law of the State of Registration shall from time to time have control or supervision of civil aviation in that state or have jurisdiction over the registration, airworthiness, operation, or other matters relating to, the Aircraft.

“Affiliate” means any other Person directly or indirectly controlling, directly or indirectly controlled by or under direct or indirect common control with the Person specified.

“After-Tax Basis” means, with respect to any indemnity or other amount (an “Amount”) which is required by any Operative Document to be paid on an “After-Tax Basis” by Lessee (or by any other Person under the Operative Documents) to any Indemnitee (or to any other Person for the account or benefit of any Indemnitee), payment of such Amount supplemented by a further payment or payments that will, in the good faith determination of the Indemnitee, leave the Indemnitee and its Affiliates with a net economic realisation equal to the Amount, after considering the net amount of all Taxes imposed on any Indemnitee with respect to the receipt or accrual of the Amount and such supplemental payments.

“Agreed Option(s)” means a change to the Standard Specification by way of Specification Change Notices (SCNs) or other changes agreed in writing among Lessee, Lessor and Seller.

“Agreed Value” means, with respect to the Aircraft, the amount set forth in Appendix 2B.

“Airbus Damages” has the meaning given in Section 8.9.

“Aircraft” means, as the context may require, the Airframe together with (i) the Engines, whether or not installed on the Airframe, (ii) all Parts or components thereof, (iii) spare parts or ancillary equipment or devices furnished with the Airframe or the Engines under this Lease and subject to this Lease, (iv) all items of equipment and other property, tangible and intangible, described in the Detail Specification or in the Airframe Manufacturer’s Aircraft Inspection Report (or “AIRS Report”) delivered on the Delivery Date and not otherwise described in the preceding portions of this definition, (v) all Aircraft Documents, and (vi) all substitutions, replacements and renewals of any and all thereof.

“Aircraft Documents” means, whether in paper, photographic, digital, electronic or other medium, (i) the manuals and records identified in the attachments to the Acceptance Certificate hereto and all other records and documentation pertaining to the Aircraft and delivered with the Aircraft on the Delivery Date and (ii) all other Required Approvals, records and documentation generated during the Lease Term that are related to the maintenance, inspections and alterations, modifications and additions accomplished during the Lease Term with respect to the Aircraft.

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App 1-1

“Airframe” means the Airbus A330-200 aircraft (except for the Engines) as more specifically described in the Lease Supplement, together with the APU, all Landing Gear and any and all Parts, so long as the same shall be incorporated in or installed on or attached to the Airframe or so long as title thereto shall remain vested in Lessor in accordance with the terms of this Lease after removal from the Airframe.

“Airworthiness Directive” or “AD” means any airworthiness directive issued by the Certificating Authority, in addition to any airworthiness directive issued by the Aeronautics Authority, each to the extent the same is applicable to the Aircraft and/or any Item of Equipment.

“AMC” has the meaning given in Section 28.1.

“Appraisal Procedure” means a procedure to determine the monthly Fair Market Rental Value determined by two (2) recognized independent aircraft appraisers, one chosen by the Lessor and one chosen by the Lessee. If such appraisers cannot agree on the Fair Market Rental Value within thirty (30) days after their appointment, then a third recognized independent aircraft appraiser shall be chosen by the mutual consent of such two appraisers, and the Fair Market Rental Value shall be determined by the average of the appraisals submitted by the three (3) appraisers (provided that the appraisal furthest from such average shall not be counted in determining the Fair Market Value Rental). If either Lessee or Lessor shall fail to appoint an appraiser by the date which is 120 days prior to the commencement of the Extension Term, or if such two appraisers cannot agree on the amount of such appraisal and fail to appoint a third appraiser by the date which is 90 days prior to the commencement of the Extension Term, then either Lessee or Lessor may apply to any court having jurisdiction to make such appointment.

“Approved Maintenance Organization” means a maintenance facility approved by the FAA pursuant to FAR Part 145 for the performance of maintenance, testing, inspection, repair, overhaul or modification on the Aircraft or any Item of Equipment.

“APU” means the auxiliary power unit installed in the Airframe on the Delivery Date, or any replacement thereof made pursuant to this Lease, together, in any case, with any and all Parts which are from time to time incorporated in or attached to such auxiliary power unit and any and all Parts removed therefrom until replaced with Parts incorporated or attached to such auxiliary power unit.

“APU Cycle” means one complete continuous operation of the APU beginning at the moment the APU is started and continuing until it subsequently shuts down.

“APU Hour” means each hour or part thereof, rounded to the nearest minute, elapsing from the moment the APU is started to the moment when the APU is shut down.

“APU Overhaul Reserve” means the then current balance of payments received from Lessee and held by Lessor, net of disbursements, made pursuant to Appendix 2D, Section “APU Overhaul Reserve”.

“Assumed Reference Rate” is the assumed Reference Rate appearing in Appendix 2B, Section 1.2(a).

“Base Year Dollars” means the value of Dollars in January 2007.

“Basic Rent” shall mean the rent payable for the Aircraft for each Rent Period under this Lease in the amount determined in Appendix 2B, Section 1.

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App 1-2

“BFE” means any equipment defined as buyer-furnished equipment under Seller’s standard specification and/or which is to be provided to the Seller for incorporation into the Aircraft regardless of whether such equipment is provided by or for and on behalf of Lessor as buyer-furnished equipment or provided by Seller at the direction of Lessor as seller-purchased equipment, seller-supplied or seller-furnished equipment.

“Business Day” means (a) in the case of payments under this Lease or any Operative Document, any day (other than Saturday or Sunday) on which banks are open for business in New York, United States of America; and (b) in all other cases, any day (other than Saturday or Sunday) on which banks are open for business in New York, United States of America, the State of Registration and if different from the State of Registration, the Lessee’s State of Organization.

“C-Check” means with respect to the Aircraft, the accomplishment of Tasks that, at the time of such check, would require accomplishment prior to the next due c-check based upon the interval for each such Task in the MPD, and where such Tasks are controlled by Flight Hours, Cycles and/or calendar time, as applicable to each such Task and (ii) the rectification of each defect discovered during the accomplishment of such Tasks.

“Cape Town Convention” means, together, the official English text of each of the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol thereto on Matters Specific to Aircraft Equipment (the “Protocol”) each as opened for signature on 16 November 2001 at Cape Town, South Africa.

“Certificating Authority” means the EASA.

“Certificating Authority Form” means an EASA Form One or an FAA Form 8130-3 or any successor to either such forms.

“Citizen of the United States” has the meaning set forth in Section 40102(a)(15)(c) of the Title 49 of the United States Code.

“Claims” means any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any reasonable attorney’s fees and other reasonable costs and expenses in connection therewith or in establishing the right to indemnification hereunder, including any of the foregoing arising or imposed with or without the fault or negligence of any Indemnitee (whether passive or active) or under the doctrine of strict or absolute liability.

“CRAF Program” has the meaning given in Section 28.1.

“Customization Options Payment” has the meaning given in Appendix 2B, Section 1.

“Cycle” means one take-off and landing of the Aircraft (or in respect of any Engine, Landing Gear, or Part, an aircraft on which such Engine, Landing Gear, or Part is (or was) then currently installed).

“Default” means any event, condition or circumstance which, with the lapse of time and/or the giving of notice and/or determination of materiality and/or fulfilment of any other condition stipulated herein (or any combination of the foregoing) would constitute an Event of Default.

“Delivery” means the delivery of the Aircraft by Lessor to Lessee in accordance with this Lease and which shall be evidenced by execution and delivery of the Lease Supplement and the Acceptance Certificate.

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App 1-3

“Delivery Date” means the date on which Delivery occurs.

“Delivery Location” means the premises of the Airframe Manufacturer in Toulouse, France.

“Delivery Reference Date” means the date that is the third (3rd) Business Day prior to the Delivery Date and which shall be specified in the Acceptance Certificate.

“Delivery Reference Rate” means the Reference Rate in effect three (3) Business Days prior to the Delivery Date and which shall be specified in the Acceptance Certificate.

“Detail Specification” means the Standard Specification as the same has been modified by Agreed Options in accordance with the Lease.

“Discount Rate” means the rate per annum equal to LIBOR plus two hundred fifty (250) basis points.

“Documentation Fee” means the fee to be paid from Lessee to Lessor in the amount set forth in Appendix 2B, Section 7, with respect to Lessor’s documentation fee for aircraft lease transactions.

“Documents Loss” means the loss or destruction of the Aircraft Documents or any of them.

“Dollars” or “$” means the lawful currency of the U.S.

“EASA” means the European Aviation Safety Agency, an agency of the European Union having responsibility for aviation safety, regulation and oversight of member states of the European Union, or any Person, governmental department, bureau, commission or agency succeeding to the functions of the European Aviation Safety Agency.

“Engine(s)” means each of the engines identified in the Lease Supplement, or any replacement of any thereof made pursuant to this Lease, together, in any case, with any and all Parts which are from time to time incorporated in or attached to any such Engine and any and all Parts removed therefrom.

“Engine Agreed Value” means, with respect to each Engine when not installed on the Airframe, the amount set forth in Appendix 2B, Section 4.3.

“Engine Life Limited Parts Reserve” means the then current balance of payments received from Lessee and held by Lessor, net of disbursements, made pursuant to Appendix 2D, Section “Engine Life Limited Parts Reserve”.

“Engine Loss” means the occurrence of (a) an Event of Loss with respect to an Engine only (whether or not installed on the Airframe) or (b) any divestiture or impairment of title of Lessor to an Engine as a result of the installation of such Engine on any other airframe.

“Engine Restoration” means any engine shop visit having a workscope that at a minimum, includes a complete refurbishment or full overhaul of the high pressure turbine and combustion section of the relevant Engine, accomplished in accordance with the Engine Manufacturer’s Engine Management Programme applicable to the Engine.

“Engine Restoration Reserve” means the then current balance of payments received from Lessee and held by Lessor, net of disbursements, made pursuant to Appendix 2D, Section “Engine Restoration Reserve”.

“Escalation” means the application of the revision formula set forth in Appendix 2C to an amount stated in Base Year Dollars and the product resulting from such application being added to the

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App 1-4

originally stated amount, provided that escalation from January, 2007 to the Delivery Date shall not exceed an average rate of 3.50% per annum, compounded, such amount to be prorated for the calendar year within which Delivery occurs.

“European Union” or “EU” means the union of countries established pursuant to the Treaty of Maastricht, which came into effect on November 1, 1993, as amended by the Treaty of Amsterdam, which came into effect on May 1, 1999, and the Treaty of Nice signed on February 26, 2001, and as may be amended from time to time.

“Event of Default” means those events and circumstances listed in Article 23.

“Event of Loss” means, with respect to any Item of Equipment (excluding Parts), any of the following events:

(a)           the agreed, actual, arranged, compromised or constructive total loss of such Item (including any damage to the same which results in an insurance settlement on the basis of a total loss, or requisition for use or hire of the same which results in an insurance settlement on the basis of a total loss); or

(b)           the destruction or damage that permanently renders such Item to be unfit for normal use for any reason whatsoever; or

(c)           theft, hijacking, disappearance or requisition for use or hire of such property which deprives Lessee of possession and/or use of such property for a period in excess of 180 consecutive days, other than a requisition of use (but not title) by the U.S. Government or any agency or instrumentality thereof which bears the full faith and credit of the U.S. Government (it being understood that activation of the Aircraft under CRAF is not to be regarded as a “confiscation, condemnation, seizure or requisition for use of hire”); or

(d)           the confiscation, condemnation, or seizure, or requisition of title or other compulsory acquisition of title for any reason, of such property by any Governmental Authority other than the federal government of the US or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the US; or

(e)           the confiscation, condemnation, or seizure or requisition for use or hire of the Airframe or the deprivation of the possession or use of the Airframe as a result of any law or other action by the Aeronautics Authority or any Governmental Authority (other than where the same amounts to the circumstances provided in clause (d)), for a period of one hundred twenty (120) consecutive days, or for such longer period, up to a maximum of one hundred twenty (120) additional consecutive days, so long as Lessee is diligently attempting to bring the Airframe into conformity with such law or other action; or

(f)            any other case which by subsequent agreement Lessor and Lessee may deem, with the agreement of the insurers, to be an Event of Loss.

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

“Event of Loss Proceeds” means the proceeds of any insurance required to be maintained by Lessee hereunder, or any compensation or similar payment arising, in respect of an Event of Loss.

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App 1-5

“Excluded Tax” means any Tax to the extent excluded by Section 21.1(b) of the Lease from Lessee’s tax indemnity obligations under Section 21.1(a) of the Lease.

“Excusable Delay” means any delay in Delivery not occasioned by the fault or negligence of Lessor and/or due to or arising from Lessor’s reasonable control including, without limitation, (i) acts of God or the public enemy, natural disasters, civil war, insurrection or riots, quarantine restrictions, strikes, lockouts, or labour stoppages and/or (ii) fires, floods, explosions, earthquakes, epidemics or serious accidents, and/or (iii) delays relating to or arising out of Seller’s failure to deliver the Aircraft to Lessor.

“FAA” means the United States Federal Aviation Administration and/or the Administrator of the United States Federal Aviation Administration, or any Person, governmental department, bureau, commission or agency succeeding to the functions of either of the foregoing.

“FAA Requirements” means, as applicable to the Aircraft, any of the regulations, rules, or decisions of, or governing, the FAA.

“Fair Market Rental Value” means the monthly Basic Rent obtainable in cash in an arms-length lease (for the Extension Term) between an informed and willing Lessee (under no compulsion to lease) and an informed and willing Lessor (under no compunction to lease), and shall be determined on the assumption that the Aircraft is in the United States of America, available for use by Lessee and in the condition required by and otherwise in compliance with the terms and conditions of this Lease.

“FAR” means the Federal Aviation Regulations as set forth in Title 14 of the United States Code of Federal Regulations, Chapter 1 (Parts 1 - 199).

“Final Check” means the C-Check and the 6 Year HMV Check and 12 Year HMV Check, each if due within the intervals set forth in Section 3.1 (Airframe) of Appendix 2E (Return Conditions) hereof (or as such intervals may be increased or decreased as set forth in the MPD), to be accomplished by Lessee immediately prior to the redelivery of the Aircraft to Lessor as more specifically described in Section 3.1 of Appendix 2E hereof.

“Financing Party” means any Person or Persons, from time to time notified by Lessor to Lessee, from whom financing for the acquisition or continued ownership of the Aircraft by Lessor has been obtained and/or in whose favor or for whose benefit security over the Aircraft has been granted by Lessor any Security Agent, Security Trustee, servicer, lender and/or financial guarantor.

“Flight Hour” means each hour or fraction thereof, measured to two decimal places, elapsing from the moment the wheels of the Airframe (or in respect of any Engine, Landing Gear, or Part, an aircraft on which such Engine, Landing Gear, or Part is (or was) then currently installed) leave the ground on take-off to the moment when the wheels of the Airframe (or such aircraft on which an Engine, Landing Gear, or Part is (or was) then currently installed) touch the ground on landing.

“GAAP” means (i) generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or (ii) International Financial Reporting Standards and International Accounting Standards (and interpretations thereof) published by the International Accounting Standards Board, as in effect at the relevant time, and applied on a basis consistent with prior periods except as may be disclosed in the pertinent Person’s financial statements.

“Governmental Authority” means and includes (whether having a distinct legal personality or not) (a) any national government, political subdivision thereof, or local jurisdiction therein, (b) any board, commission, department, division, organ, instrumentality, court or agency of any entity referred to in

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App 1-6

(a) above, however constituted, and (c) any association, organization or institution (international or otherwise) of which any entity mentioned in (a) or (b) above is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant.

“Holdings” means Hawaiian Holdings, Inc., a Delaware corporation and the parent of Lessee.

“I.A.T.A.” means the International Air Transport Association.

“Indemnified Tax” means any Tax for which Lessee has an obligation of indemnity pursuant to Article 21 of the Lease and does not include any Excluded Tax.

“Indemnitee” means Lessor, any Financing Party, and their respective Affiliates, officers, directors, shareholders, members, managers, partners, duly authorized agents, employees, and their respective successors and assigns.

“Information” means the terms and conditions of this Lease and any other Operative Document and any other information delivered to any party to this Lease in connection with this Lease or any Operative Document.

“Insurances” means any and all contracts or policies of insurance (or reinsurance) required to be maintained from time to time under this Lease.

“International Registry” or “IR” means the International Registry of Mobile Assets organized pursuant to the Cape Town Convention.

“Item of Equipment” or “Item” means individually or collectively, as the context requires, the Aircraft, the Airframe and any of the Engines, any Landing Gear, the APU and any of the Parts, whether or not installed in or attached to the Aircraft or the Airframe.

“Landing Gear” means the complete strut assembly of each landing gear installed on the Airframe on the Delivery Date (or any replacement for any such landing gear made pursuant to the terms of this Lease) and shall consist of the inner and outer cylinders of the main landing gear and the nose landing gear, including the truck assembly and axles of such landing gear.

“Landing Gear Overhaul Reserve” means the then current balance of payments received from Lessee and held by Lessor, net of disbursements, made pursuant to Appendix 2D, Section “Landing Gear Overhaul Reserve”.

“Law” means and includes (a) any statute, decree, constitution, regulation, rule, order, judgment, AD or other directive of any Governmental Authority; (b) any treaty, pact, compact or other agreement to which any Governmental Authority is a party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any of the foregoing.

“Lease” means this Aircraft Lease Agreement, including all appendices, exhibits and schedules hereto, as the same may be amended from time to time.

“Lease Supplement” means the lease supplement dated the Delivery Date in the form of Appendix 4.

“Lease Term” means the period appearing in Appendix 2A which otherwise commences on the Delivery Date and ends on the Termination Date.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 1-7

“Lessee’s Actual Cost” means Lessee’s cost incurred in performing an Obligation under this Lease, determined as follows:  (i) if Lessee elects that such obligation be performed by a third party, then Lessee’s Actual Cost shall be the actual charges, including shipping, freight and handling charges, of such third party charged to and paid by Lessee (but excluding shipping and freight charges and mark-ups, handling charges or overhead added by Lessee), and (ii) if Lessee elects that such obligation be performed by Lessee, then Lessee’s Actual Cost shall be Fifty Dollars ($50.00) per labor hour (the “Labor Rate”) plus Lessee’s direct cost for materials and services provided by third parties without mark-ups, handling charges or overhead added to such third-party charges by Lessee. The Labor Rate set forth in the preceding sentence shall be increased for inflation on 1 June of each calendar year after execution of the Lease (beginning June 1, 2009) by a percentage amount equal to three percent (3%) by adding: (x) the product of the then current Labor Rate multiplied by the value of (.03), and (y) the then current Labor Rate, as the same has been increased in accordance with this paragraph.

“Lessor’s Lien” means:

(i)             the rights of Lessor, Financing Party or any other person or entity having an ownership, mortgage or security interest in the Aircraft or this Lease which has been granted or conveyed by Lessor; and

(ii)          Liens which result from claims against Lessor or Lender that are not to be paid or indemnified against by Lessee under this Lease.

“LIBOR” means, for any period, the three-month rate of interest per annum at which deposits in Dollars are offered to major banks in the London interbank market at approximately 11:00 a.m. (London time) three (3) Business Days before the first day of such period, as reported by the Reuters Screen LIBOR01 Page 3750 (or such other page as may replace such page on such system for the purpose of reporting London Interbank Offered Rates of major banks) under the heading for British Bankers Association Interest Settlement Rates in the column designated “USD” (U.S. Dollar).

“Lien” means any mortgage, charge, pledge, lien, hypothecation, lease, title retention, assignment, trust arrangement, right of possession or detention or security interest of any kind, howsoever created or arising.

“Life Limited Part” or “LLP” means any Part that has a pre-determined life limit mandated by the Manufacturer, the Certificating Authority, the Aeronautics Authority or any other applicable Governmental Authority, which requires any such Part to be discarded upon reaching such life limit.

“Lost Documents” means Aircraft Documents that have suffered a Documents Loss.

“Maintenance Check(s)” means the 6 Year HMV Check and 12 Year HMV Check performed or to be performed on the Airframe, any Engine Restoration performed or to be performed on an Engine, any Engine LLP replacement or any Overhaul performed or to be performed on any Landing Gear or the APU.

“Maintenance Program” mean Lessee’s maintenance program (as approved by the Aeronautics Authority) for the Aircraft encompassing scheduled maintenance, condition monitored maintenance and on-condition maintenance of the Aircraft and each Item of Equipment.

“Maintenance Reserve Claim” means any claim by Lessee for payment by Lessor from the applicable Maintenance Reserves of Reimbursable Expenses following completion by Lessee of a Maintenance Check.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 1-8

“Maintenance Reserve(s)” means, collectively, the then current balance of payments received from Lessee and held by Lessor, net of disbursements, made pursuant to the terms of Appendix 2C to the 6 Year HMV Check Airframe Reserve, 12 Year HMV Check Airframe Reserve, Engine Restoration Reserves, Engine Life Limited Parts Reserves, Landing Gear Overhaul Reserve and APU Overhaul Reserve.

“Manufacturer” means, in the case of the Airframe, Seller, in the case of the Engines, Rolls-Royce plc, and in the case of any Item of Equipment, the manufacturer of such Item of Equipment.

“Manufacturer’s Repair Manual” means the most current revision of the respective (i) maintenance, repair or overhaul manual or (ii) the structural repair manual, each issued by the Manufacturer and applicable to the maintenance performed on the Aircraft or any Item of Equipment.

“Modified Accelerated Cost Reduction System” or “MACRS” means that category under Section 168 of the United States Internal Revenue Code of 1986.

“Mortgage Convention” means the Convention for the International Recognition of Rights in Aircraft, signed (ad referendum) at Geneva, Switzerland, on June 19, 1948, and amended from time to time, but excluding the terms of any adhesion thereto or ratification thereof containing reservations to which the United States of America does not accede.

“MPD” means the Airframe Manufacturer’s Maintenance Planning Document, as revised from time to time to include all revisions up to and including the then most current revision issued by the Airframe Manufacturer.

“Net Event of Loss Proceeds” means any Event of Loss Proceeds actually received by Lessor (or such other person entitled to receipt thereof), less any expenses (including attorney’s fees and costs) and/or Taxes incurred by Lessor (or any other relevant Person) in connection with the collection or receipt of such funds.

“Obligations” means all of Lessee’s obligations, liabilities and agreements now existing or hereafter arising under any Operative Document.

“Operative Document(s)” means, either collectively or individually as the context requires, this Lease, the Lease Supplement, the Acceptance Certificate, the Participation Agreement, any warranty assignment, acknowledgment and consent and any and all other documents, instruments and agreements entered into in connection with any of the foregoing and to which Lessee is a party.

“Outside Delivery Date” means the date that is specified in Appendix 2A.

“Overhaul” means:

(i)            with respect to any Landing Gear, Engine module or Part, the complete refurbishment or major restoration of such Landing Gear, Engine module or Part in accordance with the overhaul or restoration procedures in the respective Manufacturer’s Repair Manual for such Landing Gear, Engine module or Part, the extent of which refurbishes or restores such Landing Gear, Engine module or Part, as applicable, to a “zero time since overhaul” condition in accordance with such Manufacturer’s Repair Manual;

(ii)           with respect to the APU, the complete refurbishment or restoration of the compressor, combustion section and turbine of the APU pursuant to the procedures set forth in the Manufacturer’s Repair Manual; and

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 1-9

(iii)          with respect to any Engine, an Engine Restoration.

“Part(s)” means all appliances, components, parts, instruments, appurtenances, accessories, furnishings, seats, BFE and other equipment and additions of whatever nature (other than Engines, the APU, any Landing Gear, and any temporary replacement parts installed pursuant to Article 12 of the Lease), which may from time to time be incorporated or installed in or attached to any Item of Equipment or which have been removed therefrom, but which remain associated with and/or form part of the Aircraft or any Item of Equipment pursuant to the terms of the Lease.

“Participation Agreement” means the agreement in the form of Appendix 5.

“Past Due Rate” means the lesser of (i) the rate per annum equal to LIBOR plus two hundred (200) basis points, and (ii) the maximum rate permitted by applicable Law.

“Payment Default” means a Default by Lessee with respect to any payment due Lessor from Lessee pursuant to any Operative Document.

“Permitted Sublease” means any sublease of the Aircraft to a Permitted Sublessee permitted under the terms and subject to the conditions of this Lease.

“Permitted Sublessee” means a Person:

(a)           which is a commercial passenger air carrier that holds the requisite licenses and approvals for the maintenance and operation of the Aircraft; and

(b)           with respect to which, at the time such Person becomes a Permitted Sublessee pursuant to the terms and conditions of this Lease and for the term of any Permitted Sublease to which such Permitted Sublessee is a party, no proceeding is pending or shall be instituted in connection with any insolvency, bankruptcy, reorganization, examinership, administration, liquidation, moratorium or other laws affecting the enforcement of creditors’ rights generally; and

(c)           that is expressly consented to in writing by Lessor, which consent shall not be unreasonably withheld or delayed.

“Person” means an individual, general partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or limited partnership, Governmental Authority or other entity of whatever nature.

“Purchase Agreement” means that certain Purchase Agreement, dated as of June 29, 2006 between Lessor and Seller, as amended from time to time, pursuant to which Lessor has agreed to purchase the Aircraft from Seller.

“Redelivery Location” means such airport in the Pacific or Mountain Time zones of the continental United States of America, as may be agreed in writing by Lessor and Lessee prior to the Scheduled Termination Date for Return of the Aircraft, or in the absence of such agreement, at such airport in the Pacific or Mountain Time zones of the continental United States of America as Lessor shall notify Lessee in writing.

“Reference Rate” means the relevant “Treasury Rate” which is the rate per annum equal to the yield for each of the U.S. Treasury Securities that matures nearest to the tenth (10th) anniversary of the determined Delivery Date, as reported for the Reuters Page 5 closing information shown on the following Business Day on Page 233 (or such replacement page) of the information ordinarily provided by Reuters America, or if such report or screen is unavailable, in The Wall Street Journal

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 1-10

under the heading “Treasury Bonds, Notes & Bills” (and the subheading of “Ask Yld.” under “Govt. Bonds & Notes”).

“Register” means the registry of aircraft which is maintained in the State of Registration by the Aeronautics Authority having authority with respect to the registration of the Aircraft.

“Reimbursable Event” means, subject to the provisions and exclusions of Appendix 2D, the completion by Lessee during the Lease Term of a Maintenance Check or the replacement of any Engine Life Limited Parts.

“Reimbursable Expenses” means, as the context requires, any or all of the 6 Year HMV Check Reimbursable Expenses, 12 Year HMV Check Reimbursable Expenses, Engine Restoration Reimbursable Expenses, Engine Life Limited Parts Reimbursable Expenses, Landing Gear Overhaul Reimbursable Expenses and APU Overhaul Reimbursable Expenses, each as such terms are defined in Appendix 2D.

“Related Lease(s)” means any and all leases of aircraft between Lessor or any Affiliate of Lessor, or trustee on behalf of Lessor or any Affiliate of Lessor, as lessor, and Lessee or any Affiliate of Lessee, as lessee, whether such leases may be construed to be “true” leases or otherwise.

“Related Lease Event of Default” means, in relation to any Related Lease, any breach or default of Lessee’s obligations thereunder which, with the lapse of time or the giving of notice, or both, would constitute an “event of default” or similar event however termed thereunder under which the party to whom such obligations are owing would have the right to exercise remedies including the termination or cancellation of the Related Lease.

“Related Loan(s)” means any and all loans by Lessor or any Affiliate of Lessor, or trustee on behalf of Lessor or any Affiliate of Lessor to Lessee or any Affiliate of Lessee.

“Related Loan Event of Default” means, in relation to any Related Loan, any breach or default of Lessee’s obligations thereunder which, with the lapse of time or the giving of notice, or both, would constitute an “event of default” or similar event however termed thereunder under which the party to whom such obligations are owing would have the right to exercise remedies.

“Related Obligations” means the obligations, liabilities and agreements now existing or hereafter arising of Lessee or any Affiliate of Lessee under any Related Lease or Related Loan.

“Rent” means Basic Rent and Supplemental Rent payable pursuant to this Lease.

“Rent Payment Date” means the first day of each Rent Period of the Lease Term and which is the date on which payment of Basic Rent is due and payable.

“Rent Period” means the period commencing on and including the Delivery Date and ending on and including the last day of the calendar month in which the Delivery Date occurs and each of the consecutive calendar monthly periods thereafter throughout the Lease Term, provided that the final Rent Period of the Lease Term may consist of less than a calendar month if this Lease expires, terminates or is cancelled effective as of or on a date other than the last day of a calendar month.

“Required Approval” means evidence documenting approval by the respective Airframe or Engine Manufacturer (as applicable) and the Certificating Authority with respect to (i) any repair to the Airframe or any Engine, where the accomplishment of such repair does not conform with the repair procedures set forth in the Manufacturer’s Repair Manual and (ii) any alteration or modification of the Airframe or any Engine.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 1-11

“Return” means the return of the Aircraft and all Items of Equipment to Lessor pursuant to and in accordance with Article 22 and the other provisions of this Lease.

“Return Acceptance Certificate” means the certificate substantially in the form of Appendix 7 to be executed and delivered by Lessor and Lessee at Return.

“6 Year HMV Check” means a maintenance inspection (and rectification of defects discovered during such inspection) that as a minimum includes (a) the next due C-Check and (b) each Task that has (i) an initial interval of six (6) years as set forth in the MPD, and (ii) a repetitive interval of six (6) years.

“6 Year HMV Check Airframe Reserve” shall each have the meaning set forth in Exhibit C hereto.

“Scheduled Delivery Date” means the delivery month identified in Appendix 2A and, when known following receipt of notice by Lessor from the Seller, the day during such month (or such other date) Lessor expects to take delivery of the Aircraft from Seller, as the same is notified by Lessor to Lessee.

“Scheduled Termination Date” means the day on which the Lease Term is scheduled to expire (as provided in Appendix 2A and as such Lease Term may be extended by the Extension Term), and which may be independent from the Termination Date as provided in the definition of such term.

“SEC” means the Securities and Exchange Commission of the United States of America, or any Governmental Authority succeeding to the functions of the Securities and Exchange Commission.

“Security Agent” means such Person, as notified by Lessor to Lessee, who will act as security agent for and on behalf of any Financing Party in relation to any financing arrangements to be entered into in respect of the Aircraft.

“Security Deposit” means (i) the cash security deposited with Lessor pursuant to Section 4.1 and Section 2 of Appendix 2B; plus (ii) any additional amounts Lessee is required to pay Lessor from time-to-time after execution of this Lease in accordance with Section 2 of Appendix 2B; less (iii) any amounts applied or utilized by Lessor in accordance with the provisions of Sections 4.3.

“Security Trustee” means such Person, as notified by Lessor to Lessee, who will act as security trustee for and on behalf of any Financing Parties in relation to any security to be granted over the Aircraft as a result of a financing thereof.

“Seller” means Airbus S.A.S., or an Affiliate that will sell and deliver title to the Aircraft to Lessor on the Delivery Date.

“Standard Specification” means the A330-200 Standard Specification G.000.02000 Issue 4.2 dated 12 July 2005.

“State of Organization” means the country and/or state under which Laws a Person is organized and existing, or, with respect to Lessor and Lessee, the country and/or state identified on the first page of this Lease.

“State of Registration” means the United States of America.

“Subsidiary” means, as to any Person, any other Person of which at least a majority of the voting stock (or equivalent equity interests) is owned or controlled by such first Person or by one or more other Subsidiaries.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 1-12

“Supplemental Rent” means all amounts, liabilities and obligations (other than Basic Rent and payments in respect of Maintenance Reserves) which Lessee assumes or agrees to pay to Lessor under this Lease, including without limitation, and to the extent permitted by applicable Law, interest at the Past Due Rate calculated on any:  (i) part of any installment of Basic Rent not paid on the Rent Payment Date for the period the same remains unpaid and (ii) Supplemental Rent or Maintenance Reserves not paid when due hereunder, until the same is paid.

“10 Year HMV Check” means a maintenance inspection (and rectification of defects discovered during such inspection) that as a minimum includes (a) the next due C-Check, and (b) each Task that has an initial interval of ten (10) years as set forth in the MPD. In the event the EASA and the FAA does not approve an escalation in the MPD from the current 10 Year HMV Check to a 12 Year HMV Check, then all references to the 12 Year HMV Check shall mean the 10 Year HMV Check as described herein. If the 10 Year HMV Check is escalated to a 12 Year HMV Check in the MPD and approved as such by the EASA and the FAA, then this definition will not be applicable.

“12 Year HMV Check” means a maintenance inspection (and rectification of defects discovered during such inspection) that as a minimum includes (a) the next due C-Check, and (b) each Task that has (i) a repetitive inspection interval of six (6) years as set forth in the MPD, and (ii) an initial interval of twelve (12) years as set forth in the MPD. In the event the EASA and the FAA does not approve an escalation in the MPD from the current 10 Year HMV Check to a 12 Year HMV Check, then all references to the 12 Year HMV Check shall mean the 10 Year HMV Check.

“12 Year HMV Check Airframe Reserve” shall each have the meaning set forth in Exhibit C hereto.

“Task(s)” means each inspection or other requirement set forth in the MPD that (a) has a repetitive interval designated by a letter or combination of a letter and a number, or (b) is based upon (i) the accumulation of Flight Hours and/or Cycles, or (ii) the accumulation of APU Hours and/or APU Cycles, or (iii) an elapsed number of calendar days, months and/or years.

“Tax(es)” means any taxes (including, without limitation, sales, use, business, gross or net income, personal property, license, documentation, transfer, import, export, fuel, leasing, occupational, VAT, excess profits, excise, gross or net receipts, franchise, stamp, environmental and other taxes), levies, imposts, withholdings, fees, assessments, duties and other charges of any nature, and any penalties, fines, additions to tax, interest or other charges related thereto which are imposed by any Governmental Authority or other taxing authority in any jurisdiction or by any international or multinational taxing or regulatory authority.

“Termination Date” means:

(i)            the Scheduled Termination Date if Return is completed on the Scheduled Termination Date (taking into account, if applicable, the Extension Term); or

(ii)           the date, if other than the Scheduled Termination Date, of Lessee’s Return of the Aircraft with all Obligations then due for performance having been performed; or

(iii)          the date on which this Lease terminates in accordance with Section 8.3; or

(iv)          the date on which this Lease terminates in accordance with Section 20.3 following the occurrence of an Event of Loss with respect to the Aircraft or the Airframe following Delivery; or

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 1-13

(v)           the date on which this Lease is cancelled or terminated pursuant to Article 24 following the occurrence of an Event of Default.

“Time Controlled Part” means any Item of Equipment, including any Life Limited Part, having a Task applicable to it based upon a predetermined time limit or interval in accordance with the MPD and/or any requirement of the Manufacturer of such Item of Equipment, the Maintenance Program, the Certificating Authority or the Aeronautics Authority, to the extent such Task requires such Item of Equipment to be discarded, overhauled, or re-certified upon reaching such time limit or interval.

“U.S.” or “U.S.A.” means the United States of America.

“U.S. Air Carrier” means any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) of the Federal Aviation Act, and holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code (or the equivalent authority issued by the Civil Aeronautics Board under the predecessor regulatory laws, rules and regulations) for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor.

“VAT” means any Tax that is, or is in the nature of, a value added, turnover, sales, use, rental, leasing, services, goods and services, consumption, or transaction privilege Tax.

“Watch Item” means any discrepancy requiring further inspection of the Aircraft or applicable Item of Equipment following the Termination Date, where such additional inspection shall be required prior to the later of the accumulation of (i) six thousand (6,000) Flight Hours, (ii) one thousand two hundred (1,200) Cycles, or (iii) eighteen (18) months, as applicable.

“Wet Lease(s)” means any arrangement whereby Lessee agrees to furnish the Aircraft to a third party pursuant to which (i) Lessee shall at all times maintain full operational, technical and navigational control and maintenance oversight of the Aircraft, (ii) the Aircraft shall be operated solely by employees of Lessee possessing all current appropriate Aeronautics Authority certificates and licenses (it is understood that cabin attendants need not be regular employees of Lessee), (iii) the insurance required to be maintained by Lessee under the Lease shall remain in full force and effect (provided that such insurance with respect to legal liabilities for passenger and cargo may be on a contingent basis for the duration of any such arrangement as long as such third party under such arrangement maintains primary coverage for such insurance in favor of Lessor, Lessee, and any Indemnitee and Additional Insureds in accordance and strict compliance with the terms, conditions, and requirements of this Lease, evidence of which in the form of a certificate of insurance and letter of undertaking from the brokers of such third party under such arrangement shall be provided to Lessor prior to the commencement of such arrangement), (iv) the Aircraft shall be used and maintained by Lessee as otherwise required by and in accordance with the terms and conditions of this Lease.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 1-14

Appendix 2

to Aircraft Lease Agreement

COMMERCIAL TERMS

Contents:

Appendix 2A         Lease Term

Appendix 2B         Rent, Security Deposit, Insurance and other Financial Matters

Appendix 2C         Escalation

Appendix 2D         Maintenance Reserves

Appendix 2E          Return Conditions

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 2-1

Appendix 2A

to Aircraft Lease Agreement

LEASE TERM

1.             Scheduled Delivery Date is November 2010.

2.             Outside Delivery Date is June 30, 2011, or such later date as may be agreed in writing between Lessor and Lessee.

3.             Lease Term

The Lease Term shall commence on the Delivery Date and shall end on, but not later than, 11:59 P.M. New York, New York time on the last day of the one hundred twentieth (120th) Rent Period of the Lease Term (or the one hundred twenty-first (121st) Rent Period if the Delivery Date is on a day other than the first day of a calendar month), but which shall in any event end on the Termination Date.

4.             Lease Term Extension Option

Provided no Default or Event of Default shall have occurred and be continuing, Lessee shall have the right to increase the Lease Term by a period of […***…] (“Extension Term”).  Lessee shall provide Lessor irrevocable written notice of the exercise of such right which must be received by Lessor on or before the last day of the one hundred eighth (108th) Rent Period or, if Delivery does not occur on the first day of the month, the one hundred ninth (109th) Rent Period at which time this Lease shall be automatically extended on the same terms and conditions as for the initial duration of the Lease Term, provided that Basic Rent during the Extension Term shall be […***…].

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 2-2

Appendix 2B

to Aircraft Lease Agreement

RENT, SECURITY DEPOSIT, INSURANCE

AND OTHER FINANCIAL MATTERS

1.             […***…]

2.             Security Deposit — Timing of Payments and Amounts.

2.1.          Prior to the execution of this Lease, Lessee has paid Lessor the amount of […***…].

2.2.          […***…]

2.3.          […***…]

2.4.          […***…], Lessee shall deposit with Lessor any additional amounts necessary such that the total amount deposited in accordance with this Section 2 constitutes […***…].

2.5           […***…]

2.6           If Lessor uses or applies all or any part of the Security Deposit, other than the use or application of a portion of the Security Deposit to the payment of Basic Rent pursuant to Section 2.5 of Appendix 2B, such use or application shall not be deemed a cure by Lessee, or waiver by Lessor or any other Person, of any Event of Default and Lessee shall, within three (3) Business Days after Lessor’s written demand, pay to Lessor in cash such amount as may be necessary to restore the Security Deposit to its original amount.

3.             Lessor’s Account

All payments made under Section 5.1 of this Lease or any other Operative Document shall be made to the account of Lessor by wire transfer of immediately available funds to its correspondent bank:

[…***…]

4.             Insurances

4.1.          Liability Insurance Coverage Amount:  One Billion Dollars ($1,000,000,000).

4.2.          […***…]

4.3           […***…]

4.4.          Aircraft Hull Deductible Amount:  One Million Dollars ($1,000,000) per occurrence, or such other hull deductible as may be usual and customary in the worldwide airline insurance marketplace for the type of aircraft covered by this Lease, as agreed by Lessor (such agreement not to be unreasonably withheld).

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 2-3

5.             Legend

“LEASED FROM C.I.T. LEASING CORPORATION, NEW YORK, NEW YORK, U.S.A., AS OWNER AND LESSOR”.

6.             Notices

If to Lessee:	If to Lessor:

Hawaiian Airlines, Inc.	C.I.T. Leasing Corporation
3375 Koapaka Street	11 West 42nd Street, 12th Floor
Suite G350	New York, New York 10036
Honolulu, Hawaii 96819	USA
USA	Attention: Chief Counsel — Transportation Finance
Attention: Executive Vice President — Chief Financial Officer;	Fax: +212 461 5402
Executive Vice President and General Counsel
Fax: +808 835-3030

7.             […***…]

8.                                       Lessee’s Covenants Regarding Use of the Aircraft.  The following is added as Section 11.6 to the Lease:

(a)           Capitalized terms defined in Section 11.6(g) are used in this Section 11.6 as so defined.

(b)           Lessee covenants to Lessor that during the term of this Lease (i) the Aircraft will be operated “to and from the United States” (within the meaning of Section 168(g)(4)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)) or within the United States, (ii) neither the Aircraft nor any Engine will be “leased to a tax-exempt entity” (within the meaning of Section 168(h) of the Code), and (iii) no Engine will be “used predominantly outside the United States” within the meaning of Section 168(g)(1)(A) of the Code while it is not attached to the Airframe.

(c)           Lessee further agrees to indemnify Lessor on an After-Tax Basis for any and all losses, reductions or deferrals of the Assumed MACRS Deductions arising from a breach of Lessee’s covenant in Section 11.6(b) or any of Lessee’s agreements in Section 21.2(b) (each, an “MACRS Loss”).

(d)           If Lessee pays an indemnity to Lessor on an After-Tax Basis pursuant to this Sections 11.6 with respect to any MACRS Loss and if Lessor determines that it has received a net cash benefit exceeding one Dollar ($1.00) due to any Tax Saving, then Lessor shall pay to Lessee an amount equal to such net cash benefit, provided that Lessor shall have no obligation to pay any amount to Lessee under this Section 11.6(d) while an Event of Default is continuing or to the extent that the cumulative amount payable by Lessor pursuant to this Section 11.6 would exceed the cumulative amount paid by Lessee to Lessor pursuant to Section 11.6(c).   Lessee shall indemnify Lessor on an After-Tax Basis for any additional Taxes imposed on Lessor as a result of any disallowance, loss, unavailability, recapture, or reduction of all or any part of any Tax Saving for which Lessor makes a payment to Lessee pursuant to this Section 11.6(d).

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 2-4

(e)           Any indemnity payable by Lessee pursuant to Section 11.6(c) shall be calculated based on the applicable combined state and federal tax rate of Lessor multiplied by the dollar amount of the MACRS Loss.

(f)            Lessor agrees to use good faith in preparing its income tax returns for any taxable year to claim any Additional MACRS Deduction or Increased Basis which Lessor has actual knowledge of and is entitled to claim. Subject to the preceding sentence, Lessor and its Affiliates shall have sole discretion in the management of their respective Tax affairs and shall have no obligation (i) to conduct their respective businesses or arrange or alter in any respect their respective Tax or financial affairs so that Lessor receives a net cash benefit from any Tax Saving or (ii) to provide to Lessee or any other Person copies of or access to any Tax returns or other information with respect to their respective Tax affairs.

(g)           For the purpose of this Section 11.6:

(i)            the term “Actual MACRS Deduction” means, with respect to any taxable year of Lessor, the cost recovery deduction allowable to Lessor with respect to the Aircraft for such taxable year pursuant to Section 168 of the Code;

(ii)           the term “Additional MACRS Deduction” means, with respect to any taxable year of Lessor, the amount (if any) by which the Actual MACRS Deduction for such taxable year exceeds the Assumed MACRS Deduction for such taxable year as a result of one or more MACRS Losses in any prior taxable year for which Lessee has paid all indemnities due to Lessor pursuant to Section 11.6(c);

(iii)          the term “Assumed MACRS Deductions” means cost recovery deductions for 100% of Lessor’s cost of the Aircraft pursuant to Section 168(b) of the Code, commencing in the calendar year in which the Delivery occurs, computed (i) on the basis that the Aircraft is “7-year property” (within the meaning of Section 168(e) of the Code), (ii) by using the 200% declining balance method and a seven year recovery period pursuant to Section 168(c) of the Code, switching to the straight-line method for the first taxable year of Lessor for which such method yields a larger allowance, (iii) assuming salvage value is zero, and (iv) using a half-year convention;

(iv)          the term “Gain Reduction” means, in the case of any sale or other disposition of the Aircraft in which Lessor recognizes gain for federal income tax purposes, the amount by which the gain recognized by Lessor from such sale or other disposition is less, as a result of one or more MACRS Losses in any prior taxable year for which Lessee has paid all indemnities due to Lessor pursuant to Section 11.6(c), than the gain that Lessor would have recognized if no MACRS Loss had occurred;

(v)           the term “Increased Basis” means, with respect to any taxable year of Lessor, the amount (if any) by which the Lessor’s adjusted basis in the Aircraft exceeds, as a result of one or more MACRS Losses in any prior taxable year for which Lessee has paid all indemnities due to Lessor pursuant to Section 11.6(c), the adjusted basis that Lessor would have in the Aircraft if no MACRS Loss had occurred; and

(vi)          the term “Tax Saving” means any net reduction in Lessor’s liability for Excluded Taxes on or measured by net income which Lessor determines it has realized with respect to any taxable year of Lessor as a result of:

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 2-5

(A)                              an Additional MACRS Deduction allowable for that taxable year, or

(B)                                a Gain Reduction  from the sale or other disposition of the Aircraft in that taxable year, or

(C)                                any payment(s) by Lessor to Lessee pursuant to Section 11.6(d),

in each case calculated based on the applicable combined state and federal tax rate of Lessor.

[…***…]

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 2-6

Appendix 2C

to Aircraft Lease Agreement

[…***…]

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 2-7

Appendix 2D

to Aircraft Lease Agreement

[…***…]

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 2-11

Appendix 2E

to Aircraft Lease Agreement

RETURN CONDITIONS

[…***…]

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 2-24

Appendix 3

to Aircraft Lease Agreement

ACCEPTANCE CERTIFICATE

(MSN             )

Hawaiian Airlines, Inc., (“Lessee”) hereby acknowledges that on this            day of                 , 2010, C.I.T. Leasing Corporation (“Lessor”) did deliver for inspection and acceptance to Lessee under the Aircraft Lease Agreement made between Lessor and Lessee dated as of October 31, 2008 (the “Lease”) the Aircraft, as described below, together with all Aircraft Documents applicable thereto, in accordance with the Lease.  Capitalized terms used but not defined herein shall have the meanings given such terms in the Lease.

1.	Aircraft Details

	(a)	Airframe

		Aircraft Model:	Airbus A330-200

Manufacturer’s Serial Number:

Airframe Maintenance Status:

Total Flight Hours:
Total Cycles:

	(b)	Engines (Installed)

		Engine Type	Rolls Royce Trent 772B

		Manufacturer’s Serial Numbers:	and

		Maximum Takeoff Thrust Rating:	lbs.

Engines Maintenance Status:

Position 1

ESN:
Total Flight Hours:
Total Cycles:

Position 2

ESN:
Total Flight Hours:

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 3-1

Total Cycles:

(c)	APU (Installed)

APU Type

Manufacturer’s Serial Number:

APU Maintenance Status:

Total APU Hours:
Total APU Cycles:

(d)	Landing Gear (Installed)

	Manufacturer’s Serial Numbers:	Left Main:
Right Main:
Nose:

Landing Gear Maintenance Status:

Left Main

Total Flight Hours:
Total Cycles:

Right Main

Total Flight Hours:
Total Cycles:

Nose

Total Flight Hours:
Total Cycles:

(e)	Interior Configuration

Seating

Lavatories

Galleys

Passenger Service Units

PSIU

(f)	Aircraft Documents

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 3-2

As described in [Attachment(s) to this Acceptance Certificate]

2.	Commercial Matters

	(a)	Rent

		(i)	Rent Payment Date:

		(ii)	[Delivery LIBOR Rate: percent ( %)]

		(iii)	Delivery Reference Rate: percent ( %)

		(iv)	Customization Options Payment: $

		[(v)]	Basic Rent at Delivery: $

	(b)	Aircraft Agreed Value

$

3.                                       Acceptance for Delivery

(a)                                  Lessee hereby confirms to Lessor on                                     , 2010 at            A.M./P.M., Central European Time at Toulouse, France that the above described Aircraft is in accordance with the specifications, terms and conditions for Delivery set forth in the Lease, is satisfactory in all respects and is in the condition required for Delivery under the Lease  except as set forth in the exceptions letter between Lessor and Lessee (the “Exceptions Letter”).  The parties agree that the Exceptions Letter (i) shall include a list of the Aircraft’s non-material deviations from the specifications, terms and conditions required for Delivery, and (ii) shall describe the procedures to correct such non-material deviations.

(b)                                 The Scheduled Termination Date is                                20      *.

*                 NOTE:  This stated date is provided for the convenience of the parties only and the provisions of Article 2 and Appendix 2A, paragraph 3 shall be controlling.

(c)                                  Lessee confirms that the Aircraft has been examined by its duly appointed and authorized representatives and the same conforms to the information set forth above.

(d)                                 The Lease is in full force and effect, Lessor has fully, duly and timely performed all of its obligations of every kind and nature thereunder and Lessee has no claims, offsets, deductions, set-offs or defenses of any kind or nature in connection with the Lease.

(e)                                  The execution and delivery of this Acceptance Certificate by Lessee (i) signifies Lessee’s absolute and irrevocable acceptance by Lessee of the Aircraft under the Lease, (ii) constitutes conclusive and irrebuttable proof that the Aircraft is delivered in accordance with the description set forth in and in the condition required by the Lease, (iii) Lessee hereby expressly waives any right it may have to revoke acceptance of the Aircraft pursuant hereto for any reason, notwithstanding any nonconformity, discovered, difficult of discovery, or undiscovered, on the date hereof, and (iv) Lessee hereby unconditionally and irrevocably waives its right to revoke acceptance of Delivery of any Item of Equipment.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 3-3

4.                                       Governing Law

THIS CERTIFICATE OF ACCEPTANCE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

IN WITNESS WHEREOF, this Acceptance Certificate has been executed and delivered this        day of                     , 2010.

HAWAIIAN AIRLINES, INC.

By:

Name:

Title:

By:

Name:

Title:

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 3-4

Attachment 1

to Acceptance Certificate

SUMMARY LISTING OF AGREED OPTIONS CHANGES

TO STANDARD SPECIFICATION

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 3-5

Attachment 2

to Acceptance Certificate

[AIRS REPORT — DOCUMENTATION LISTING]

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 3-6

Appendix 4

to Aircraft Lease Agreement

LEASE SUPPLEMENT

(MSN           )

LEASE SUPPLEMENT dated as of                             , 20      , (this “Lease Supplement”), between C.I.T. LEASING CORPORATION, as Lessor (“Lessor”), and HAWAIIAN AIRLINES, INC., as Lessee (“Lessee”).

Lessor and Lessee have previously entered into that certain Aircraft Lease Agreement dated as of October 31, 2008, (the “Lease” and the defined terms therein being hereinafter used with the same meaning).  The Lease provides for the execution and delivery of a Lease Supplement substantially in the form hereof for the purpose of leasing the aircraft described below under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

The Lease and this Lease Supplement relate to the Aircraft as more precisely described below and in the Acceptance Certificate.  A counterpart of the Lease is attached hereto and shall be filed together with this Lease Supplement with the Aeronautics Authority.

In consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

1.                                       Lessor hereby delivers and leases to Lessee under and pursuant to the Lease and Lessee hereby accepts, acknowledges receipt of possession and leases from Lessor under and pursuant to the Lease the Aircraft described below, together with the Aircraft Documents and Records described in the Agreement (the “Delivered Aircraft”):

Aircraft Model:	Airbus A330-200

Manufacturer’s Serial Number:

Installed Engines	Two (2) Rolls Royce Trent 772B

Manufacturer’s Serial Numbers:	and

Registration Mark

2.                                       The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

3.                                       By execution and delivery of this Lease Supplement, the Delivered Aircraft is and shall be for the Lease Term subject to the Lease.

4.                                       The amount of Basic Rent for the Delivered Aircraft is as set forth in the Lease and the Acceptance Certificate.

5.                                       Lessee hereby confirms to Lessor that (i) the Delivered Aircraft and each delivered Engine have been duly marked in accordance with the terms of the Lease, (ii) the Aircraft is insured

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 4-1

as required by the Lease, (iii) the representations and warranties of Lessee referred to in Article 9 of the Lease are hereby repeated with effect as of the date first above written, (iv) having inspected the Delivered Aircraft, Lessee acknowledges that the Delivered Aircraft satisfies all conditions required for Lessee’s acceptance of delivery as set forth in the Lease, and (v) the execution and delivery of this Lease Supplement signifies absolute and irrevocable acceptance by Lessee of the Delivered Aircraft for all purposes hereof and of the Lease.

6.                                       THIS LEASE SUPPLEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

7.                                       This Lease Supplement may be executed in any number of counterparts; each of such counterparts, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease Supplement; provided, that to the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the “Original”, which shall be identified on the signature page thereof.

8.                                       This Lease Supplement supplements and forms a part of the Lease.  The Lease and all Operative Documents, as supplemented hereby, are hereby ratified, approved and confirmed in all respects.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 4-2

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed by their authorized representatives on the date first above written.

HAWAIIAN AIRLINES, INC.	C.I.T. LEASING CORPORATION
Lessee	Lessor

By:	By:

Name:	Name:

Title:	Title:

By:

Name:

Title:

[MSN             ]

TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE PERFECTED THROUGH THE POSSESSION OF ANY ORIGINAL OR COPY HEREOF OTHER THAN THAT MARKED “CHATTEL PAPER ORIGINAL”

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 4-3

CHATTEL PAPER ORIGINAL

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed by their authorized representatives as of the        day of           , 2008.

HAWAIIAN AIRLINES, INC.	C.I.T. LEASING CORPORATION
Lessee	Lessor

By:	By:

Name:	Name:

Title:	Title:

By:

Name:

Title:

[MSN             ]

TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE PERFECTED THROUGH THE POSSESSION OF ANY ORIGINAL OR COPY HEREOF OTHER THAN THAT MARKED “CHATTEL PAPER ORIGINAL”.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 4-4

Appendix 5

to Aircraft Lease Agreement

PARTICIPATION AGREEMENT

The final agreed form of Participation Agreement, in form and substance reasonably satifactory to the parties therein, shall be agreed by no later than fifteen (15) days from execution and delivery of this Lease, with such final form to be the Participation Agreement as agreed between the parties.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 5-1

Appendix 6

to Aircraft Lease Agreement

CONDITIONS PRECEDENT / POST-DELIVERY ITEMS

Airbus A330-200

MSN

Lease Execution Date:                                 2008

Scheduled Delivery Date:  November 2010

Item No.	Description	Date Due	Status
1.	Chattel Paper Original of Lease (ONE COPY ONLY – DELIVERED TO LESSOR)	Lease Execution Date
2.	Lease Agreement	Lease Execution Date
3.	Participation Agreement	Lease Execution Date
4.	[RESERVED.]	Lease Execution Date
5.	Written evidence of company action authorizing the lease of the Aircraft and execution, delivery and performance of the Lease	Seven (7) Business Days after Lease Execution
6.	Incumbency Certificate of person or persons authorized to execute the Lease and related Operative Documents on behalf of Lessee	Seven (7) Business Days after Lease Execution
7.	[RESERVED.]
8.

Power of Attorney evidencing the authority of Lessee’s representatives designated to accept delivery of the Aircraft and execute the Lease Supplement and Acceptance Certificate on behalf of Lessee at Delivery

Five (5) Business Days prior to the Scheduled Delivery Date
9.

Letter of Undertaking executed by independent aircraft insurance brokers and, if applicable, reinsurance brokers, each acceptable to Lessor, together with certificates of insurance and, if applicable, reinsurance, evidencing the insurances required to be maintained by Lessee under the Lease

Three (3) Business Days prior to the Scheduled Delivery Date

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 6-1

Item No.	Description	Date Due	Status
10.	Application for Registration of the Aircraft duly executed by Lessee and/or Lessor	Three (3) Business Days prior to the Scheduled Delivery Date
11.

First Payment of Basic Rent (which payment shall include Lessee’s payment of Basic Rent due and payable for the second Rent Period of the Lease Term if the Delivery Date is on or after the 15th day of the calendar month)

One (1) Business Day prior to the Scheduled Delivery Date
12.	Security Deposit balance payment due under Section 2.4 of Appendix 2B	One (1) Business Day prior to the Scheduled Delivery Date
13.	Acceptance Certificate	Delivery Date
14.	Chattel Paper Original of Lease Supplement (ONE COPY ONLY — DELIVERED TO LESSOR)	Delivery Date
15.	Lease Supplement	Delivery Date
16.	Certificate of Airworthiness [for Export] for the Aircraft issued by the [EASA][DGAC][LBA]	Delivery Date
17.	Copy of Lessee’s Air Operator’s Certificate issued by the Aeronautics Authority	Delivery Date
18.	Copy of [provisional] Certificate of Registration for the Aircraft showing due registration in the name of Lessor as owner and lessor and Lessee as lessee	Delivery Date
19.	Evidence of Registration of the Aircraft, the Lease [and related interests] with the IR	Delivery Date
20.	Assignment of Warranties (Airframe) substantially in the form appearing in Appendix 8	Delivery Date
21.	Consent to Assignment of Warranties (Airframe) substantially in the form appearing in Appendix 8	Delivery Date
22.	Assignment of Warranties and Product Support (Engines) substantially in the form appearing in Appendix 8	Delivery Date
23.	Consent to Assignment of Warranties and Product Support (Engines) substantially in the form appearing in Appendix 8	Delivery Date
24.

An opinion in a form acceptable to Lessor from Lessor’s special counsel in the State of Registration confirming, among other things, the due and proper registration of the Aircraft in the State of Registration and the IR.

Delivery Date
25.	Evidence of Appointment of Lessee’s Agent for Service of Process pursuant to Section 26.3 of the Lease	Delivery Date
26.	[RESERVED.]
27.	[RESERVED.]

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 6-2

Item No.	Description	Date Due	Status
28.	[RESERVED.]	Delivery Date
29.

Letters addressed to Eurocontrol (if the Aircraft is operated to or over Europe), authorizing the recipient to issue to Lessor, upon Lessor’s request made from time to time, a statement of account of all sums due by Lessee to the authority with respect to the Aircraft and which letters shall survive the cancellation, termination and expiration of the Lease

Delivery Date
30.	[RESERVED.]
31.	Opinions of Lessee’s counsel, general counsel, and reguatory counsel substantially in the forms appearing in Appendix 8 to the Lease	Delivery Date
32.

such other certificates, documents, opinions and agreements relating to the transactions contemplated by or related to this Lease and the other Operative Documents, as may be necessary or reasonably requested by Lessor

Delivery Date
33.	Copy of [permanent] Certificate of Registration for the Aircraft showing due registration in the name of Lessor as owner and lessor and Lessee as lessee	Thirty (30) days following the Delivery Date
34.	UCC-1 Financing Statements to be filed with the Secretary of State of Delaware	Delivery Date

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 6-3

Appendix 7

to Aircraft Lease Agreement

RETURN ACCEPTANCE CERTIFICATE

C.I.T. Leasing Corporation (“Lessor”) hereby acknowledges, pursuant to the Aircraft Lease Agreement made between Lessor and Hawaiian Airlines, Inc., (“Lessee”) dated as of October 31, 2008 (the “Lease”), that on this            day of                 , 200  , at       :         Central European Time it has received from Lessee possession of the following Aircraft.  Capitalized terms used but not defined herein shall have the meanings given such terms in the Lease.

1.	Aircraft Details

	(a)	Airframe

		Aircraft Model:	Airbus A330-200

Manufacturer’s Serial Number:

Airframe Maintenance Status:

Total Flight Hours:
Total Cycles:

Total Flight Hours Since Last 6 Year HMV Check:
Total Cycles Since Last 6 Year HMV Check:
Date Last 6 Year HMV Check Accomplished:

Total Flight Hours Since Last 12 Year HMV Check:
Total Cycles Since Last 12 Year HMV Check:
Date Last 12 Year HMV Check Accomplished:

Total Flight Hours Since Last C-Check:
Total Cycles Since Last C-Check:
Date Last C-Check Accomplished:

	(b)	Engines (Installed)

		Engine Type	Rolls Royce Trent 772B

		Manufacturer’s Serial Numbers:	and

		Maximum Takeoff Thrust Rating:	lbs.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 7-1

Engines Maintenance Status:

Position 1

ESN:
Total Flight Hours:
Total Cycles:
Total Flight Hours Since Last Engine Restoration:
Total Cycles Since Last Engine Restoration:
Date of Last Engine Restoration:

Position 2

ESN:
Total Flight Hours:
Total Cycles:
Total Flight Hours Since Last Engine Restoration:
Total Cycles Since Last Engine Restoration:
Date of Last Engine Restoration:

(c)	APU (Installed)

APU Manufacturer & Model

	Manufacturer’s Serial Number:	and

APU Maintenance Status:

Total APU Hours:
Total APU Cycles:
Total APU Hours Since Last Overhaul:
Total APU Cycles Since Last Overhaul:
Date of Last Overhaul:

(d)	Landing Gear (Installed)

	Manufacturer’s Serial Numbers:	Left Main:
Right Main:
Nose:

Landing Gear Maintenance Status:

Left Main

Total Flight Hours:
Total Cycles:
Total Flight Hours Since Last Overhaul:
Total Cycles Since Last Overhaul:
Date of Last Overhaul:

Right Main

Total Flight Hours:
Total Cycles:

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 7-2

Total Flight Hours Since Last Overhaul:
Total Cycles Since Last Overhaul:
Date of Last Overhaul:

Nose

Total Flight Hours:
Total Cycles:
Total Flight Hours Since Last Overhaul:
Total Cycles Since Last Overhaul:
Date of Last Overhaul:

	(e)	Interior Configuration

Seating

Lavatories

Galleys

Passenger Service Units

PSIU

	(f)	Aircraft Documents and Other Equipment

As described in Attachment 1 to this Return Acceptance Certificate.

	(g)	Fuel On Board

kgs.

2.	Maintenance Reserves (check one)

	☐	There are no claims for reimbursement from the Maintenance Reserves outstanding and unpaid as of the date hereof.

or

	☐	Claims for reimbursement from the Maintenance Reserves are outstanding as of the date hereof and are itemized in Attachment [ ] hereto.

3.	Return Acceptance

The Aircraft and Aircraft Documents are hereby accepted by Lessor for return under the Lease subject to (i) the provisions of the Lease and (ii) the correction by Lessee (or procurement by Lessee at Lessee’s cost) within        days following the date hereof of the discrepancies specified in Attachment 3 hereto.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 7-3

4.	Termination of Lease

Subject to the following paragraph, the Lease is hereby terminated without prejudice to Lessee’s continuing obligations and Lessor’s continuing rights under the Lease.

5.	Lessee’s Representations and Warranties

Lessee represents and warrants that during the Lease Term all maintenance and repairs to the Aircraft and each Item of Equipment were performed in accordance with the requirements of the Lease.  Lessee further confirms that all of its Obligations, whether accruing prior to the date hereof or which survive the termination or expiration of the Lease by their terms and accrue after the date hereof, will remain in full force and effect until all such Obligations have been satisfied in full.

6.	Governing Law

THIS RETURN ACCEPTANCE CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Return Acceptance Certificate to be duly executed by their authorized representatives on the date first above written.

HAWAIIAN AIRLINES, INC.	C.I.T. LEASING CORPORATION
Lessee	Lessor

By:	By:

Name:	Name:

Title:	Title:

By:

Name:

Title:

[MSN             ]

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 7-4

Attachment 1 to Return Acceptance Certificate

Aircraft Documents and Equipment Inventory

Aircraft Documents

1.
2.
.
.
.

Aircraft Manuals

1.
2.
.
.
.

Loose Equipment

1.
2.
.
.
.

Avionics Inventory

1.
2.
.
.
.

Hard Time Components Inventory

1.
2.
.
.
.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 7-5

Attachment 2 to Return Acceptance Certificate

Maintenance Reserves Claims Outstanding at Return

[Write “None” if there are no claims outstanding]

Type of Work	Service Provider	Invoice Amount
—	—	—

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 7-6

Attachment 3 to Return Acceptance Certificate

Aircraft Discrepancies

[Write “None” if there are no Aircraft Discrepancies]

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 7-7

Appendix 8

to Aircraft Lease Agreement

FORMS

Form 1	Form of Aircraft Utilization Report
Form 2	Form of Quiet Enjoyment Letter
Form 3	Form of Recognition of Rights (Engines)
Form 4	Maintenance Status Report
Form 5	Form of Lessee’s Counsel’s Opinion
Form 6	Form of ATC Authorization Letter
Form 7	Form of Lease Termination Agreement
Form 8	Form of Assignment and Consent – Warranties (Airframe)
Form 9	Form of Assignment and Consent – Warranties (Engines)

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-1

Form 1

Form of Aircraft Utilization Report

UTILIZATION REPORT

Lessee:  Hawaiian Airlines, Inc.

Date of Report:  __________ 20

Report Period:  ________ 20___ through ________ 20

=============

General Information

Aircraft Model: Airbus A330-200		Engine Type: Rolls-Royce Trent 772B

Airframe Serial Number:		Lease Engine 1 Serial Number:

Lease APU Serial Number:		Lease Engine 2 Serial Number:

Lease Nose Landing Gear S/N:		Lease Left Main Gear S/N:

Lease Right Main Gear S/N:

========		========

Installed 1 Engine S/N:		Installed 2 Engine S/N:

Installed APU S/N:		Installed Nose Landing Gear S/N:

Installed Left Main Gear S/N:		Installed Right Main Gear S/N:

Utilization Information — Airframe

Airframe Flight Hours:		Airframe Cycles:

Airframe Total FHSN:		Airframe Total CSN:

Airframe Base:		Airframe Status:
[In Service; Check; etc.]
Utilization Information —Engines

Lease Engine 1 — Serial Number

FH During Report Period:		Cycles During Report Period:

FH:Cycle Utilization Ratio:	:1	Cycles Since New:

FH Since New:		Cycles Since Restoration:

FH Since Restoration:		Installed On MSN:

Airframe Position:		Airframe Reg’n Mark:

Airframe Owner (if not Lessor):

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-2

Removed From Service:	(Date)	Current Location:

Reason for Removal:

Lease Engine 2 — Serial Number

FH During Report Period:		Cycles During Report Period:

FH:Cycle Utilization Ratio:	:1	Cycles Since New:

FH Since New:		Cycles Since Restoration:

FH Since Restoration:		Installed On MSN:

Airframe Position:		Airframe Reg’n Mark:

Airframe Owner (if not Lessor):

Removed From Service:	(Date)	Current Location:

Reason for Removal:

Installed Engine 1 — Serial Number		(if not Lease Engine)

Engine Owner:		Airframe Position:

Installed Engine 2 — Serial Number		(if not Lease Engine)

Engine Owner:		Airframe Position:

Utilization Information —APU

Lease APU — S/N

APU Hours During Report Period:		APU Cycles During Report Period:

APU Hours Since New:		APU Cycles Since New:

APU Hours Since Overhaul:		APU Cycles Since Overhaul:

Installed On MSN:		Removed From Service:	(Date)

Airframe Reg’n Mark:		Current Location:

Airframe Owner (if not Lessor):

Reason for Removal:

Installed APU — Serial Number		(if not Lease APU)

APU Owner:

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-3

Utilization Information –Landing Gear

Lease Nose Landing Gear – S/N __________________________

FH During Report Period:		Cycles During Report Period:

FH Since New:		Cycles Since New:

FH Since Overhaul:		Cycles Since Overhaul:

Removed From Service:	(Date)	Current Location:

Reason for Removal:

Installed Nose Landing Gear – S/N ______________________ (if not Lease Nose Landing Gear)

NLG Owner:

Lease Left Main Landing Gear – S/N ______________________

FH During Report Period:		Cycles During Report Period:

FH Since New:		FH Since Restoration:

Cycles Since New:		Cycles Since Restoration:

Removed From Service:	(Date)	Current Location:

Reason for Removal:

Installed Left Main Landing Gear – S/N ______________________ (if not Lease Left Main Landing Gear)

Left MLG Owner:

Lease Right Main Landing Gear – S/N _____________________

FH During Report Period:		Cycles During Report Period:

FH Since New:		FH Since Restoration:

Cycles Since New:		Cycles Since Restoration:

Removed From Service:	(Date)	Current Location:

Reason for Removal:

Installed Right Main Landing Gear – S/N ______________________ (if not Lease Right Main Landing Gear)

Right MLG Owner:

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-4

HAWAIIAN AIRLINES, INC.

(Name)

(Title)

(Date)

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-5

Form 2

Form of Quiet Enjoyment Letter

To:	[•]

Dated:	[•]

Airbus A330-200, msn [•], registration mark [•] (the “Aircraft”) and the Aircraft Lease Agreement dated October 31, 2008, between C.I.T. Leasing Corporation (“Lessor”) and Hawaiian Airlines, Inc. (“Lessee”) relating to the Aircraft (the “Lease”)

Dear Sirs

1.                                       Capitalized terms in this letter have the meanings given to them in the Lease.

2.                                       Pursuant to Section 10.2(b) of the Lease, in consideration of you issuing to us an acknowledgement to the [security assignment] (the “Acknowledgement”) in respect of the Lease, we confirm to you that neither we nor any person lawfully claiming through us (which expression includes any Financing Party) will interfere with the quiet possession and use of the Aircraft by Lessee [or any Permitted Sublessee] throughout the Lease Term so long as no Event of Default has occurred and is continuing.

3.                                       The foregoing undertaking is not to be construed as restricting our rights to dispose of the Aircraft in certain circumstances to such persons and on such terms as we consider appropriate, subject to any applicable provisions of the Lease and/or the Acknowledgement. However, if we become entitled to exercise such rights during the Lease Term and provided that no Event of Default has occurred and is continuing we will dispose of the Aircraft expressly subject to the Lease provided that the purchaser issues an undertaking to you that it will not interfere with the quiet possession and use of the Aircraft by you throughout the remaining term of the Lease and will be bound by the terms of the Lease as if named as Lessor thereunder.

4.                                       THIS LETTER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NEW YORK, U.S.A. APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Please countersign the attached copy of this letter in order to confirm your agreement to the arrangements contained herein.

C.I.T. Leasing Corporation

By:
Name:
Title:

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-6

Acknowledged and agreed this        day of                      , 20   .

Hawaiian Airlines, Inc.

By:
Name:
Title:

By:
Name:
Title:

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-7

Form 3

Form of Recognition of Rights (Engines)

[ON THE LETTERHEAD OF THE OWNER/

LESSOR/SECURED PARTY OF THE AIRFRAME

ON WHICH THE ENGINE IS BEING INSTALLED]

[INSERT DATE]

[INSERT ADDRESS OF AIRCRAFT OWNER]

Re:                              Acknowledgment of ownership of and waiver of lien interest in one (1) Rolls Royce Trent 772B Aircraft Engine Bearing Manufacturer’s Serial Number ___________ (the “Engine”)

Dear Sirs:

The undersigned, _______________________ (“Secured Party”), is the legal and beneficial owner of one (1) Airbus A330-200 aircraft bearing manufacturer’s serial number [____] and [_____] registration mark [_____] (“Secured Aircraft”), which aircraft is on lease to ____________________ (“Lessee”). [NOTE: PROVIDE ALTERNATE STATEMENT FOR SECURED PARTY’S INTEREST AND/OR LESSOR’S INTEREST AS NECESSARY]

We understand that, pursuant to an aircraft lease agreement dated October 31, 2008 (“Aircraft Lease”) between C.I.T. Leasing Corporation as lessor (“CIT”) and Lessee, you are the owner of and have leased one (1) Airbus A330-200 aircraft bearing manufacturer’s serial number [___] and [____________] registration mark [________] to Lessee and which lease includes the lease of one (1) [____________] aircraft engine bearing  manufacturer’s serial number [________] (the “Leased Engine”). We have been advised by Lessee that it desires to install the Leased Engine on the Secured Aircraft.

At the request of Lessee and for its benefit and the benefit of CIT, Secured Party hereby (i) acknowledges and agrees that CIT is the owner and lessor to Lessee of the Leased Engine under the Aircraft Lease, (ii) agrees that Secured Party has not acquired or claimed nor will it acquire or claim, and hereby waives, releases and renounces any right, title or interest in the Leased Engine by reason of the Leased Engine being installed on the Secured Aircraft at any time and that the foregoing shall apply notwithstanding any contrary laws of accession, or the like, which may from time to time be enacted or in effect in any jurisdiction where the Leased Engine and/or Secured Aircraft may be located, and the same are expressly waived by Secured Party hereby, (iii) agrees not to impede or interfere with the exercise by CIT of its rights and remedies to regain possession of the Leased Engine pursuant to the Aircraft Lease, (iv) agrees that the foregoing acknowledgements and agreements of Secured Party shall inure to the benefit of CIT’s successors and assigns, and (v) if requested by CIT, consents to and agrees to cooperate with CIT (at no cost to Secured Party) in connection with the filing of any notices and registrations, in form and substance reasonably satisfactory to Secured Party, of CIT’s interest in the Leased Engine with the applicable governmental authorities in the country of registration of the Secured Aircraft, the country of Lessee’s organization and such other jurisdiction as CIT may deem appropriate and, if applicable, the International Registry of Mobile Assets organized pursuant to the Cape Town Convention.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-8

THIS LETTER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NEW YORK, U.S.A. APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Sincerely,

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-9

Form 4

Maintenance Status Report – Required Information

1.                                      Airframe

a.                                       Aircraft and Appliances Airworthiness Directive Summaries

b.                                      Aircraft times and cycles log

c.                                       Airframe Utilization Report

d.                                      Avionics Computerized Inventory

e.                                       CPCP Summary as may be applicable

f.                                         Dent and Damage Chart

g.                                      Emergency Equipment Layout Drawing

h.                                      Fire Blocking Certification

i.                                          Maintenance last done next due task listing

j.                                          Life Limited Parts Summary

k.                                       Interior Layout configuration

l.                                          Maintenance Program Summary and Time Interval Summary-Upon request

m.                                    Service Bulletin, Engineering Orders, Major Repair and Alteration Summaries

n.                                      Scheduled Maintenance Checks Tally Sheets

o.                                      Time Control Components Summary

2.                                      Engines

a.                                       Airworthiness Directive Summaries

b.                                      Last Shop visit/Engine Restoration Mini Package

c.                                       Current Disk Sheet

d.                                      Date, Flight Hours and Cycles of Engine at last Engine install (including Airframe Flight Hours and Cycles)

e.                                       Service Bulletin Status / Engineering Orders and MOD Summaries

f.                                         Trend Monitor Readout for the three (3) months prior to the report

3.                                      Landing Gear

a.                                       Aircraft date, Flight Hours and Cycles at installation

b.                                      Landing Gear (each) Overhaul/restoration date, Flight Hours and Cycles.

c.                                       Life Limited Parts Summary

d.                                      Last shop visit/Overhaul report

4.                                      APU

a.                                       Airworthiness Directive Summary

b.                                      Last shop visit/Overhaul mini package report

c.                                       Flight Hours and Cycles formula (as applicable if Hobbs not installed)

d.                                      Aircraft/ APU date, APU Hours and APU Cycles at installation.

e.                                       Life Limited Parts Summary

f.                                         Service Bulletin Summary

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-10

Form 5

Form of Lessee’s Counsel Opinions

The final agreed form of Lessee’s counsel opinion, general counsel opinion, and regulatory counsel opinion, in form and substance reasonably satifactory to Lessor and Lessee, shall be agreed by no later than fifteen (15) days from execution and delivery of this Lease, with such final forms to be the legal opinions as agreed between the Lessor and Lessee as required by item 31 of Appendix 6 of this Lease.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-11

Form 6

Form of Air Traffic Control and Airport Authorities Letters

[LESSEE’S LETTERHEAD]

To:	Eurocontrol Organization
for the Safety of Air Navigation
Rue de la Loi, 72
1040 Bruxelles
Belgium

Re:	Air Navigation / Airport Charges — Airbus A330-200 Aircraft with Manufacturer’s Serial Number ____ and United States Registration Mark [*] (the “Aircraft”)

Ladies and Gentlemen,

We hereby confirm that Hawaiian Airlines, Inc. (the “Lessee”) has entered into an Aircraft Lease Agreement with C.I.T. Leasing Corporation (“CIT”) dated October 31, 2008 (the “Lease”).

We wish to enable CIT as lessor to monitor the value of air navigation and other charges incurred by us in relation to the above Aircraft.

We hereby irrevocably and unconditionally authorize you to release to CIT as lessor (or its duly authorized representatives) upon its request from time to time, a statement of account of all sums due by us to you, as at the date of each such request, in respect to all aircraft operated by Lessee, including but not limited to the Aircraft, the subject of the aforementioned Lease.

This authorization may only be revoked or amended by a written instruction signed by us and CIT.

Yours faithfully,

Hawaiian Airlines, Inc.

By:
Name:
Title:

By:
Name:
Title:

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-12

Form 7

Form of Lease Termination Agreement

LEASE TERMINATION

(MSN [*])

By execution hereof (this “Lease Termination”), the undersigned, C.I.T. LEASING CORPORATION (“CIT”), as lessor, and HAWAIIAN AIRLINES, INC. (“Hawaiian”), as lessee, acknowledge and agree that the Lease Agreement defined and described on Exhibit A attached hereto, has by its terms expired or has otherwise been cancelled or terminated and Lessee hereby releases the Equipment, which is also defined and described on Exhibit A attached hereto, from the terms and conditions of the Lease Agreement.

This Lease Termination is without prejudice to the surviving rights of the parties under the Lease Agreement and nothing in this Lease Termination shall relieve either party from its obligations under the Lease Agreement which are still unsatisfied and/or from any of its obligations under the Lease Agreement which may be due after the date of this Lease Termination.

This Lease Termination may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Dated as of this _____ day of ______________, 20__.

HAWAIIAN AIRLINES, INC.	C.I.T. LEASING CORPORATION
Lessee	Lessor

By:	By:

Name:	Name:

Title:	Title:

By:

Name:

Title:

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-13

EXHIBIT A

The Equipment

[TO BE COMPLETED AT LEASE TERMINATION]

The Lease Agreement

[TO BE COMPLETED AT LEASE TERMINATION]

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-14

Form 8

Form of Assignment of Warranties and Consent (Airframe)

This Assignment of Warranty and Support Rights is made this ______ day of ____________, 20__ (the “Assignment Agreement”)

BETWEEN

(1)                                  C.I.T. LEASING CORPORATION, a company organized and existing under the laws of the State of Delaware, U.S.A. and whose principal place of business is at 505 Fifth Avenue, New York, New York, 10017, U.S.A (“Lessor”); and

(2)                                  HAWAIIAN AIRLINES, INC., a corporation organized and existing under the laws of Delaware, whose address and principal place of business is at 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii 96819, U.S.A. (“Lessee”).

1.                                       Preamble.     In connection with the lease by Lessor to Lessee of one Airbus A330-200 model aircraft bearing manufacturer’s serial number ___ (the “Aircraft”), reference is made to the following documents:

(a)                                  the Airbus [______________] Purchase Agreement between Lessor and Airbus S.A.S. (“Airbus”) dated as of [________________], as the same may be further amended (the “Purchase Agreement”)[, partially assigned with respect to the Aircraft to Lessor pursuant to which Lessor agreed to purchase the Aircraft];

(b)                                 the Aircraft Lease Agreement between Lessor and Lessee dated October 31, 2008 (the “Lease Agreement”); and

(c)                                  the Participation Agreement among Lessor and Lessee dated ___________ ___, 200_ (the “Participation Agreement”).

2.                                       Assignment.     Pursuant to the Lease, Lessor has leased the Aircraft to Lessee. Included in such Lease is a commitment by Lessor to assign to Lessee certain warranty and other rights related to the Aircraft under the Purchase Agreement. With effect from the actual delivery date of the Aircraft by Lessor to Lessee in respect of (a) through [___] below, Lessor hereby assigns to Lessee and Lessee accepts the assignment on the terms and conditions specified herein of the benefit of the following rights (the “Rights”) under the Articles of the Purchase Agreement indicated below (the “Assigned Provisions”) with respect to the Aircraft:

(a)                                  Article 12 (Warranties and Service Life Policy); [and]

(b)                                 Article 13 (Patent and Copyright Indemnity)[; and]

(c)                                  Article 15 (Seller Representative) as follows:  a Manufacturer’s technical representative will be at Lessee’s premises for six (6) man-months after the Delivery Date, with the precise location to be agreed upon between Lessee and Manufacturer;][and]

(d)                                 Article 16 (Training), but only to the following extent:

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-15

(i)                                   eight (8) flight crew transition courses consisting of one (1) captain and one (1) first officer per crew,

(ii)                                one hundred (100) trainee days of maintenance training, the courses to be selected out of the standard listing of the Manufacturer’s A330-200 Maintenance Courses, and

(iii)                             one (1) cabin attendant course for up to three (3) cabin attendant instructors; [and]

[(___)               Article 17 (Vendors’ Product Support)].

3.                                       Conditions of Assignment.     This Assignment Agreement is made subject to the following conditions:

(a)                                  Lessee hereby agrees to be bound by and to comply with all applicable terms, conditions and limitations of the Articles of the Purchase Agreement referred to in Section 2 above (copies of which are attached hereto as Schedule 2) with respect to the exercise of any of the Rights and to be bound by the covenants of the Buyer (as defined in the Purchase Agreement) in the Assigned Provisions to the same extent as if Lessee had been named “Buyer” of the Aircraft under the Purchase Agreement.

(b)                                 Nothing contained herein shall subject Airbus to any liability or additional obligations whatsoever to which it would not otherwise be subject under the Purchase Agreement, or, except to the extent set forth in section 3(c) below, modify in any respect whatsoever its contractual rights under the Purchase Agreement.

(c)                                  So long as this Assignment Agreement is in full force and effect, Lessee and not Lessor will be responsible for compliance with Articles 12 [and][,] 13[,] [15,][16 ][and 17] of the Purchase Agreement, in each case with respect to the Aircraft. Upon termination of this Assignment Agreement, Lessor shall once again be bound by such Articles with respect to the obligations thereunder, and Lessor shall be entitled to the rights and benefits described in Section 2 above originally received by Lessor in connection with its purchase of the Aircraft from Airbus.

(d)                                 Other than with respect to the obligations assumed by Lessee under this Assignment Agreement as set forth in section 3(a) above, Lessor shall remain fully bound by all provisions of the Purchase Agreement other than those provisions relating to rights reserved to Lessor with respect to which Lessor shall remain fully bound by.

4.                                       Reassignment.     Upon expiration or termination of the Lease, and provided that Lessee and Lessor shall have furnished Airbus with written notice thereof, upon receipt of such notice by Airbus, the rights contained herein and remaining available on the date of such notice shall automatically be reassigned to Lessor, and in connection therewith Lessee shall execute any and all such acknowledgements or assurances Lessor may reasonably require.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-16

5.                                       Assignment by Lessee.     The rights of Lessee under this Assignment Agreement in respect of the Purchase Agreement shall not, without the consent of Lessor and Airbus, be further assigned by Lessee.

6.                                       Notification.

(a)                                  It shall be a condition subsequent to this Assignment Agreement that this Assignment Agreement shall, at the expense of Lessee, be notified to Airbus within two (2) weeks of the date hereof pursuant to Article 1690 of the French Civil Code.

(b)                                 All notices and requests required or authorized under this Assignment Agreement shall be given in writing either by personal delivery to a responsible officer of the party to whom the same is given or by internationally recognized courier service or by telefax directed as set forth below:

Lessor shall be addressed at:

C.I.T. Leasing Corporation
11 West 42nd Street, 12th Floor
New York, New York 10036
U.S.A.
Attention:  Chief Counsel — Transportation Finance
Fax: +212 461-5402

Lessee shall be addressed at:

Hawaiian Airlines, Inc.

Attention:
Fax: +

Airbus shall be addressed at:

1 Rond-Point Maurice Bellonte
31707 Blagnac Cedex, France
Attention:  Executive Vice-President Customer Services
Fax:  (33) 5 61 93 46 65
Telephone:  (33) 5 61 30 40 12

or such other address or to such other person as the party receiving the notice or request may designate from time to time.

Such notice or request shall be deemed to be effective in the case of (i) personal delivery, on the date upon which personally delivered, (ii) delivery by courier, on the date of receipt or (iii) telefax transmission, on the date of confirmation of successful transmission.

7.                                       Consent of Airbus.     It shall be a condition precedent to this Assignment Agreement becoming effective that Airbus execute the Consent contained in Schedule 1 hereto.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-17

8.                                       Applicable Law and Jurisdiction.     THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAW, AND THE PARTIES AGREE THAT ANY COMPETENT FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK SHALL HAVE JURISDICTION OVER ANY DISPUTE ARISING IN CONNECTION HEREWITH. Nothing in this section will prevent either party from making a claim in a court of competent jurisdiction in France if Airbus is involved.

9.                                       Confidentiality.     Each of Lessor and Lessee (which for this purpose will include their employees, agents and advisors) will maintain the terms and conditions of this Assignment Agreement and any reports, documentation (including the provisions of the Purchase Agreement furnished under section 2 hereof) or other data furnished hereunder (collectively, “Information”) strictly confidential and will not, without the prior written consent of the other party and Airbus, disclose such Information to any other person or entity; provided that Lessor and Lessee may, without the consent of the other party or Airbus, disclose the Information in any of the following situations:

(i)                                   to directors, officers, employees and permitted assignees of Lessor and Lessee; or

(ii)                                to auditors, accountants or legal advisors of Lessor, the Lessee or their respective permitted assignees; or

(iii)                             to such other parties as may be required by law, by government regulation or order (including, without limitation, any regulation or order of a bank regulatory agency), by subpoena or by any other legal process. In the event that a disclosure becomes necessary, as provided in this sub-clause (iii), Lessor and Lessee shall consult and cooperate with Airbus to limit the scope and form of such disclosure to the extent permissible and will make such applications as will be necessary to implement the foregoing.

Notwithstanding any of the foregoing, Information will not be considered confidential and Lessor and Lessee and their respective permitted assignees may disclose any item of Information without restriction in any of the following circumstances:  If such item:

(i)                                   is publicly available (either to the general public or to any relevant trade or industry) prior to either party’s receipt of it from Airbus hereto;

(ii)                                is thereafter made publicly available (either to the general public or to any relevant trade or industry) by Airbus hereto or by a third party which is entitled to make such item publicly available; or

(iii)                             becomes available to either party hereto on a non-confidential basis from a source which has represented to such party that such source is entitled to disclose it.

With respect to any public disclosure or filing containing Information, Lessor and Lessee agree to submit to Airbus a copy of the proposed document to be filed or disclosed and will give Airbus a reasonable period of time in which to review the said document.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-18

10.                                 Definitions.     Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.

11.                                 Counterparts.     This Assignment Agreement may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed on their behalf by their duly authorized representatives.

C.I.T. LEASING CORPORATION

By:

Name:

Its:

HAWAIIAN AIRLINES, INC.

By:

Name:

Its:

By:

Name:

Its:

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-19

SCHEDULE 1

Manufacturer Consent

                        20

Re:                               HAWAIIAN AIRLINES, INC.:  ASSIGNMENT OF WARRANTY AND SUPPORT RIGHTS

Dear Sirs,

1.                                       Reference is made to that certain Assignment of Warranty and Support Rights dated                   20        (the “Assignment Agreement”), by and between C.I.T. Leasing Corporation (“Lessor”) and Hawaiian Airlines, Inc. (the “Lessee”) concerning the assignment of certain warranty rights, patent and copyright indemnities, rights with respect to seller representatives and training, and vendors’ product support rights under Articles 12 [and][,] 13[,][15,][16][ and 17] of the Purchase Agreement, respectively, with respect to the Aircraft.

2.                                       All terms defined herein bear the meaning ascribed hereto in the Assignment Agreement.

3.                                       Airbus hereby consents to the assignment and reassignment contained in Sections 2 and 4, respectively, of the Assignment Agreement on the terms and conditions set forth therein, subject to the following conditions:

(a)                                  Airbus shall have received formal notification of the Assignment Agreement within two (2) weeks of the date hereof pursuant to Article 1690 of the French Civil Code;

(b)                                 Airbus shall not be subject by reason of the Assignment Agreement to any (i) liability or additional obligations whatsoever to which it would not otherwise be subject under the Purchase Agreement, or (ii) modification in any respect whatsoever of its contractual rights under the said Purchase Agreement;

(c)                                  So long as the Assignment Agreement is in full force and effect, Lessee and not Lessor will be responsible for compliance with Articles 12 [and][,] 13[,][15,][16][ and 17] of the Purchase Agreement, in each case with respect to the Aircraft. Upon termination of the Assignment Agreement, Lessor shall once again be bound by such clauses with respect to the obligations thereunder, and Lessor shall be entitled to the rights and benefits described in Section 2 of the Assignment Agreement originally received by Lessor in connection with its purchase of the Aircraft from Airbus.

(d)                                 Lessee hereby agrees to be bound by and to comply with all applicable terms, conditions and limitations of Articles 12 [and][,] 13[,][15,][16][ and 17] of the Purchase Agreement with respect to the exercise of any of the Rights and to be bound by the covenants of the Buyer in the Assigned Provisions to the same extent as if Lessee had been named “Buyer” of the Aircraft under the Purchase Agreement.

(e)                                  Other than with respect to the obligations assumed by Lessee under the Assignment Agreement as set forth in section 3(a) of the Assignment Agreement, Lessor shall remain fully bound by all provisions of the Purchase Agreement.

(f)                                    For the avoidance of doubt, until Airbus receives written notice from Lessor of the termination of the Lease, Airbus shall be entitled to perform the obligations

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-20

corresponding to the Rights assigned exclusively in favor of Lessee pursuant to the Assignment Agreement.

4.               This Consent shall be governed by and construed in accordance with the laws of the State of New York and any dispute arising hereunder may be referred to any federal or state court located in New York, New York. Nothing in this clause will prevent any party from making a claim in a court of competent jurisdiction in France.

5.               Confidentiality. Each of Lessor and Lessee (which for this purpose will include their employees, agents and advisors) will maintain the terms and conditions of this Consent and any reports or other data furnished hereunder (collectively, the “Information”) strictly confidential and will not, without the prior written consent of the other party and Airbus, disclose such Information to any other person or entity; provided that Lessor and Lessee may, without the consent of the other party or Airbus, disclose the Information in any of the following situations:

(i)                                   to directors, officers, employees and permitted assignees of Lessor and Lessee; or

(ii)                                to auditors, accountants or legal advisors of Lessor, Lessee or their respective permitted assignees; or

(iii)                             to such other parties as may be required by law, by government regulation or order (including, without limitation, any regulation or order of a bank regulatory agency), by subpoena or by any other legal process. In the event that a disclosure becomes necessary, as provided in this sub-clause (iii), Lessor and Lessee shall consult and cooperate with Airbus to limit the scope and form of such disclosure to the extent permissible and will make such applications as will be necessary to implement the foregoing.

Notwithstanding any of the foregoing, Information will not be considered confidential and Lessor and Lessee and their respective permitted assignees may disclose any item of Information without restriction in any of the following circumstances:  If such item:

(i)                                   is publicly available (either to the general public or to any relevant trade or industry) prior to either party’s receipt of it from Airbus hereto;

(ii)                                is thereafter made publicly available (either to the general public or to any relevant trade or industry) by Airbus hereto or by a third party which is entitled to make such item publicly available; or

(iii)                             becomes available to either party hereto on a non-confidential basis from a source which has represented to such party that such source is entitled to disclose it.

With respect to any public disclosure or filing containing Information, Lessor and Lessee agree to submit to Airbus a copy of the proposed document to be filed or disclosed and will give Airbus a reasonable period of time in which to review the said document.

6.               Counterparts. This Consent may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-21

For and on behalf of AIRBUS, S.A.S.

By:

Title:

Date:

Signed in acknowledgment for and on behalf of	Signed in acknowledgment for and on behalf of

C.I.T. Leasing Corporation	Hawaiian Airlines, Inc.

By:	By:

Name:	Name:

Title:	Title:

By:

Name:

Title:

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-22

Form 9

Form of Assignment of Warranties and Consent (Engines)

The final agreed form of the Assignment of Warranties and Consent (Engines), in form and substance reasonably satifactory to the parties therein, shall be agreed by no later than fifteen (15) days from execution and delivery of this Lease, with such final form to be the Assignment of Warranties and Consent (Engines) as agreed between the parties.

*** Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC

App 8-23